PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR AS OF MAY 18, 2020, SUBJECT TO COMPLETION

CHEMESIS INTERNATIONAL INC.

40,000,000 Units Consisting of

One Common Share and One Common Share Purchase Warrant

40,000,000 Common Shares and 40,000,000 Warrants Contained in the Units

40,000,000 Common Shares Underlying the Warrants

Suite 2710, 200 Granville Street

Vancouver, BC

V6C 1S4

604 398-3378

www.chemesis.com

Chemesis International Inc., a company organized under the laws of British Columbia, Canada (the “Company”, “we,” or “our”), is offering up to 40,000,000 units (the “Units”) consisting of 40,000,000 Common Shares and 40,000,000 Warrants (each as defined below) and offering up to 40,000,000 Common Shares underlying the Warrants (the “Maximum Offering”) of the Company, to be sold in this offering (the “Offering”). Each Unit offered at a purchase price of US$0.50 per Unit is comprised of one common share in the capital of the Company, with no par value per share (a “Common Share”) and one Common Share purchase warrant (each whole warrant, a “Warrant” and collectively, the “Warrants”) to purchase one additional Common Share (a “Warrant Share”). One Warrant is required to purchase one additional Warrant Share at an exercise price of US$0.75 per Warrant, subject to certain adjustments. The Warrants are exercisable immediately and terminating on the date that is the twenty-four (24) month anniversary of the listing of the additional common shares sold in this offering on the Canadian Securities Exchange or other recognized securities exchange. The Units are being offered on a “best efforts” basis. The Common Shares and Warrants will be separately transferable following the termination of any transfer hold periods under applicable law. See “Securities Being Offered” beginning on page __ for a discussion of certain items required by Item 14 of Part II of Form 1-A. We are selling our Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Units either directly to investors or through registered broker-dealers who are paid commissions. The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer (“Dalmore”), to provide broker-dealer services in seven specified states, including Washington, Arizona, Texas, Alabama, North Dakota, Florida, and New Jersey, in connection with this Offering. This Offering will terminate on the earlier of (i) __________ __, 20__, (ii) the date on which the Maximum Offering is sold, or (iii) when the Board of Directors of the Company elects to terminate the Offering (in each such case, the “Termination Date”). There is no escrow currently established for this Offering although management reserves the right to engage an escrow agent in its discretion. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. Subscriptions to purchase the Units are irrevocable. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, milestone payments pursuant to the contemplated acquisition described below, research and development expenses, offering expenses, working capital and general corporate purposes and other uses as more specifically set forth in the “Use of Proceeds to Issuer” section of this offering circular (the “Offering Circular”). We expect to commence the sale of the Units as of the date on which the Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

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Investing in our Securities involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page __ for a discussion of certain risks that you should consider in connection with an investment in our Securities.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Underwriting Discount and Commissions	Proceeds to the Company (2)
One (1) Unit (One (1) Common Share and one (1) Warrant)	$0.50	(1)	$20,000,000
Exercise for Common Share underlying Warrant	$0.75	(1)	$30,000,000
Total Maximum Offering (3)	$0.50/0.75	(1)	$50,000,000

____________

(1)

The minimum investment amount for each subscription is 5,000 Units or $2,500, which minimum may be waived in our discretion. The Offering is being made directly to investors by the management of the Company on a “best efforts” basis. We reserve the right to offer the Units through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). The Company has engaged Dalmore to provide broker-dealer services and has agreed to pay a 3% commission on the aggregate amount raised by the Company from investors in the seven specified states.

(2)

The amounts shown in the “Proceeds to the Company” column are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Units. (See “Use of Proceeds” and “Plan of Distribution and Selling Securityholders”). The estimated Offering expenses will be approximately $1,000,000.

(3)

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Units are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment.

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

Sale of our Units will commence on approximately _____________________, 2020.

The Company is following the “Offering Circular” format of disclosure under Regulation A+.

The date of this Offering Circular is May 18, 2020

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an offering statement (the “Offering Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using a continuous offering process. Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to the “Company,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Chemesis International Inc., a company organized under the laws of British Columbia, Canada, and its material subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms, or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The economic conditions in Canada, the United States of America and globally;

●	Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

●

The conditions of the cannabis industry, including: (i) economic and political risks inherent with any investment in Puerto Rico and Colombia; (ii) governmental regulations and influence on the Canada, the United States of America, Puerto Rico and Colombia economies; (iii) internal security issues; and (iv) political and economic instability in the region;

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●	We will have multiple closings and no minimum offering amount in the Offering;

●	The success of our products and product candidates will require significant capital resources and years of development and safety;

●	The demand for cannabis and derivative products;

●	The results of product testing and investigation activities;

●	Our ability to obtain regulatory approval and market acceptance of, and reimbursement for our products;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our lack of operating history on which to judge our business prospects and management;

●	Our ability to raise capital and the availability of future financing;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●

Enforcement of federal cannabis laws, which may lead to the Company becoming a party to litigation, complaints, or enforcement actions, and investors being unable to enforce judgments against the Company’s directors and officers;

●	Substantial doubt about the Company’s ability to continue as a going concern; and

●

Financial and accounting risks including: (i) foreign sales; (ii) estimates or judgments relating to critical accounting policies; (iii) tax risks; (iv) failure to develop our internal controls; and (v) the going concern qualified opinion from our auditor.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

The following highlights information contained elsewhere in this Offering Circular, and it may not contain all of the information that is important to you. You should read this entire Offering Circular carefully, including the section entitled “Risk Factors,” before making an investment decision. References to “we,” “us,” “our,” “our company,” “the Company”, and “Chemesis” refers to Chemesis International Inc., a company incorporated under the Business Corporations Act (British Columbia), and its material subsidiaries.

Company Information

Chemesis International Inc. (the “Company,” “we,” “our,” and “us”) was incorporated on April 26, 2013, under the Business Corporations Act (British Columbia), and is headquartered in Vancouver, British Columbia, Canada. The Company is a vertically integrated U.S. Multi-State operator in the cannabis industry with International operations in Puerto Rico and Colombia.

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Our mailing address is Chemesis International Inc., Suite 2710, 200 Granville Street, Vancouver, British Columbia, V6C 1S4, and our telephone number is +1 (604) 398-3378. Our website address is www.chemesis.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Intercorporate Relationships

The Company has eight subsidiaries, including:

1.

1145411 B.C. Ltd. (“5411”), a corporation incorporated under the laws of the Province of British Columbia on December 15, 2017. 5411’s head office is located at Suite 2710, 200 Granville Street, Vancouver, British Columbia.

2.	Bonhomie Labs Inc. (“Bonhomie”), a corporation incorporated under the laws of the State of California on December 7, 2017. Bonhomie’s head office is located at 832 La Jolla Rancho Rd.

3.	Desert Zen LLC (“Desert Zen”), a limited liability company incorporated under the laws of the State of California on March 12, 2019. Desert Zen’s head office is located at 68444 Perez Road, Suite B.

4.	SAP Global Inc. (“SAP”), a corporation incorporated under the laws of the State of California on August 4, 2015. SAP’s head office is located at 1237 Gene Autry Trail, Palm Springs, CA 92264.

5.	Kieley Growth Management (“Kieley”), a corporation incorporated under the laws of the State of California on March 9, 2017. Kieley’s head office is located at 68342 Kieley Rd, Cathedral City, 92234.

6.	Natural Ventures PR LLC (“NVPR”), a limited liability company incorporated under the laws of the commonwealth of Puerto Rico on October 13, 2015. NVPR’s head address is located at PO Box 366741, San Juan PR 00936-6741.

7.	La Finca Interacviva Arachna Inc. SAS. (“La Finca”), a corporation incorporated under the laws of Colombia on October 19, 2017. La Finca’s head office is located at Cra 14 bis No, 16 bis -08 Barrio Santa Anita Fusagasuga, Colombia. As of April 27, 2020, the Company entered into a definitive agreement with 1247262 B.C. Ltd., a corporation incorporated under the laws of British Columbia (“Spinco”), memorializing a spin-out transaction of La Finca into its own separate publicly traded company (the “Spinco Agreement”). The Spinco Agreement is subject to certain conditions, including shareholder approval.

8.	GSRX Industries Inc. (“GSRX”), a corporation incorporated under the laws of the State of Nevada on November 6, 2007. GSRX’s head office is located at Building No. 3, PR 606 int. Jose Efron Ave. Dorado, Puerto Rico 00646.

Our Business

The Company is a vertically integrated U.S. Multi-State operator in the cannabis industry with international operations in Puerto Rico and Colombia. The Company focuses on prudent capital allocation to ensure it maintains a first mover advantage as it enters new markets and is committed to differentiate itself by deploying resources in markets with major opportunities. The Company operates a portfolio of brands that cater to a wide community of cannabis consumers, with a focus on quality and consistency. The Company has facilities in both Puerto Rico and California.

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Below is a list of the Company’s controlled material subsidiaries:

Subsidiary	Country	Ownership %
1145411 BC Ltd.	Canada	100%
Desert Zen LLC (“Desert Zen”)	USA - California	100%
Kieley Growth Management LLC (“Kieley”)	USA - California	60%
La Finca Interacviva Arachna Inc. SAS. (La Finca”)	Colombia	100%
Bonhomie Labs LLC (“Bonhomie”)	USA - California	100%
SAP Global Inc. (“SAP Global”)	USA - California	100%
Natural Ventures Puerto Rico (“Natural Ventures”)	USA - Puerto Rico	80%
GSRX Industries Inc. (“GSRX”)	USA	65.54%

Description of Property

The Company currently operates 10 dispensaries in California and Puerto Rico and has 25 total licenses (14 retail licenses, 6 manufacturing licenses, and 5 cultivation licenses across the United States, Puerto Rico and Colombia).

United States

In California, the Company leases three locations in Palm Springs, of which two are fully operational and licensed extraction facilities and one is the head office, which holds light manufacturing and distribution licenses. The Company also leases a dispensary in Mendocino. Additionally, the Company has a fully licensed distribution center in Point Arena.

The Company has been in the process of building CBD retail stores in Texas and Tennessee. However, due to the COVID-19 outbreak, operations related to building these retail stores have been halted and prearranged store openings may be delayed or may not occur.

Puerto Rico

The Company operates a cultivation and manufacturing facility in Caguas, Puerto Rico. The Caguas property is a 135,000 square foot facility, of which 100,000 square feet is licensed and used for THC cultivation and 35,000 square feet is licensed and used for manufacturing.

The Company and its subsidiaries have 8 dispensaries in Puerto Rico, with an additional 3 pre-qualified dispensaries that are in various stages of development. The leased properties are summarized below.

(1)	Pre-qualification Facility in Bayamón, Puerto Rico. The Bayamón property is a 3,000 square foot facility, of which the Company uses to operate a medical cannabis dispensary.

(2)	Pre-qualification Facility in Guaynabo, Puerto Rico. The Guaynabo property is a 1,200 square foot facility, of which the Company uses to operate a medical cannabis dispensary.

(3)	Pre-qualification Facility in Isla Verde sector, in Carolina, Puerto Rico. The Isla Verde property is a 1,800 square foot facility, of which the Company uses to operate a medical cannabis pharmacy.

(4)	Operational Dispensary in Dorado, Puerto Rico. The Dorado property is a 1,900 square foot facility, of which the Company uses to operate a medical cannabis dispensary.

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(5)	Operational Dispensary in Carolina, Puerto Rico. The Carolina property is a 2,500 square foot facility, of which the Company uses to operate a medical cannabis dispensary.

(6)	Operational Dispensary in Hato Rey, Puerto Rico. The Hato Rey property is a 1,150 square foot facility, of which the Company uses to operate a medical cannabis dispensary.

(7)	Operational Dispensary in Fajardo, Puerto Rico. The Fajardo property is a 2,774 square foot facility, of which the Company uses to operate a medical cannabis dispensary.

(8)	Operational Dispensary in San Juan, Puerto Rico. The San Juan property is a 1,150 square foot facility, of which the Company uses to operate a medical cannabis dispensary.

(9)

On September 9, 2019, Natural Ventures entered into an acquisition agreement to operate three dispensaries in Puerto Rico for total payments of USD $1,200,000, due in monthly installments of USD $50,000. The agreement is subject to the Company successfully transferring the licenses into its name. This requires approval from the Puerto Rico Department of Health, and as such, the acquisition of the licenses is subject to this being completed. As at December 31, 2019, the Company has paid USD $150,000 ($195,000) and is included in deposits subject to the completion of the license transfer. Below is a list of each of the dispensaries and their locations:

o	Medical Cannabis dispensary located on 65th Infantry Avenue, Km. 11.0, marginal 3, Lomas de Carolina, Carolina, Puerto Rico 00987.

o	Medical Cannabis dispensary located on Building Paseo del Plata Shopping Center, Building No. 3, P.R. 696, int. Jose Efron Avenue, Dorado, P.R., 00646.

o	Medical Cannabis dispensary located on Bo. Quebrada de Fajardo, Carr. #3 Km. 44.9, Fajardo, P.R. 00648.

Colombia

The Company, through its La Finca subsidiary, holds a cultivation of non-psychoactive plants license and a seed producer certificate in Colombia, which are the equivalent of cultivation and manufacturing licenses for hemp and CBD related products. La Finca is in the process of obtaining its seed commercialization license first requiring the Company to complete the Pruebas de Evaluacion Agronomica - Agronomic Evaluation Trials (“PEAs”). The Company, however, currently requires additional funding to complete this process. As of April 27, 2020, the Company entered into a definitive agreement with Spinco to spin out La Finca into its own separate publicly traded company (the “Spinco Agreement”) and will raise its own funds to execute completion of the PEAs. Under the Spinco Agreement, the Company will transfer all of the issued and outstanding common shares of La Finca to 1247262 B.C. Ltd. (“Spinco”) in exchange for such number of Spinco Common Shares as is equal to the number of Company Common Shares issued and outstanding immediately prior to the Effective Time (as defined therein). Such transaction is subject to certain conditions, including shareholder approval.

Intellectual Property

On October 12, 2018, the Company acquired the license rights from Rapid Dose Therapeutics Inc. (“RDT”), a Canadian bio-technology company which provides proprietary drug delivery technologies. RDT’s QuickStrip is an oral fast-dissolving drug delivery system. Under the terms of the agreement, the Company received rights to produce, distribute, and sell QuickStrip products, with rights for cannabis markets in California. Total consideration was $318,010, paid by $130,570 in cash and 17,356 common shares with a fair value per share of $10.80 for a total share fair value of $187,440. This license is amortized over the estimated useful life of 5 years.

GSRX has applied for patents which it believes are a new, original and ornamental design for Oral Consumable Flakes. The patents use the methods of preparing soluble, encapsulated plant-based compositions. These Patent Application Costs consist of $1,943,934 in legal fees. As the patents have not been issued as of December 31, 2019, no amortization has been applied against the patent costs. If the patents are approved, the Company will amortize the patent application costs over their useful lives. As at December 31, 2019, there are no indicators of impairment.

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Product/Services Pipeline

The Company is a vertically integrated cannabis company and has four operational pillars: (i) cultivation; (ii) manufacturing; (iii) distribution; and (iv) retail sales.

Chemesis’ products/services from cultivation include:

i)	Providing trim for extraction
ii)	Cultivating THC flower for distribution to the Company’s operating dispensaries

Chemesis’ products/services from manufacturing include:

i)	Extracting cannabis oil for use in finished goods as well as for direct use
ii)	Finished goods manufacturing for in-house brands and products as well as third party brands and products
iii)	Manufacturing products such as, tinctures, capsules, lotions, patches, edibles, flower (various strains), and oils

Chemesis’ products/services from distribution include:

i)	Providing licensed transportation and distribution services from business to business and/or dispensaries

Chemesis’ products/services from retail sales include:

i)	Operating retail dispensaries and kiosks
ii)	Retailing in-house and third-party brands to consumers of both medical and recreational cannabis products

The Company holds two large supplier agreements for its cultivation and manufacturing in Puerto Rico, whereby, it has agreed to supply the equivalent of a minimum USD$250,000 of manufactured products to dispensaries held by Project 1493, LLC (“Project 1493”) and to supply up to 200lbs per month of cultivated flower to a third party.

In addition to the above, the Company acquired the license rights from Rapid Dose Therapeutic Inc. (“RDT”), a Canadian bio-technology company which provides proprietary drug delivery technologies. RDT’s QuickStrip is an oral fast-dissolving drug delivery system. Under the terms of the agreement, the Company received rights to produce, distribute, and sell QuickStrip products, with rights for cannabis markets in California and Puerto Rico.

Competition

Our industry is subject to rapid and intense technological and regulatory changes. We face, and will continue to face, competition in the development and marketing of our products and services from other cannabis cultivation, manufacturing, retail and distribution companies, pharmaceutical and biotechnology companies, research institutions and academic institutions engaged in cannabis production, manufacturing, research and development, distribution and retail.

The Company will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than the Company. Increased competition by larger and better-financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the Company. Because of the early stage of the industry in which the Company operates, the Company expects to face additional competition from new entrants. To become and remain competitive, the Company will require research and development, marketing, sales and support. The Company may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis, which could materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

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Our ability to become and remain competitive in the market will depend upon, among other things:

•	The level of competition in the cannabis industry;

•	Our ability to identify, acquire and integrate strategic acquisitions and partnerships;

•	Our ability to obtain new licenses as cannabis is legalized at the state level;

•	Our ability to achieve brand loyalty;

•	Our ability to offer new products and to extend existing brands and products into new markets;

•	Our ability to remain competitive in our product pricing; and

•	Our ability to leverage our vertically-integrated business model to increase profitability.

Developments by others in our industry may render our products or technologies obsolete or noncompetitive.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks, which are more fully described in the section titled “Risk Factors” beginning on page _____. These risks include, among others:

•	Our ability to raise sufficient capital and the availability of future financing;

•	Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

•	Our ability to continue as a going concern;

•	Our ability to develop and protect our intellectual property and to develop, maintain and enhance a strong brand;

•	Our ability to compete and succeed in a highly competitive and evolving industry; and

•	Our ability to manage our research, development, expansion, growth and operating expenses.

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception, we have funded operations exclusively with proceeds from debt and equity financings. Our future viability is largely dependent upon our ability to raise additional capital to finance our operations. Our management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although our management continues to pursue these plans, there is no assurance that we will be successful with this Offering or in obtaining sufficient financing on terms acceptable to us to continue to finance our operations, if at all. These circumstances raise substantial doubt on our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

REGULATION A+

We are offering the Units pursuant to rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semiannual, and current event reports with the SEC.

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THE OFFERING

Issuer:	Chemesis International Inc., a company incorporated under the Business Corporations Act (British Columbia).

Units Offered:

A maximum of 40,000,000 units (the “Units”), each Unit being comprised of one common share in the capital of the Company (each, a “Common Share”) and one common share purchase warrant (each, a “Warrant”), with each Warrant entitling the holder thereof to purchase one additional Common Share (each, a “Warrant Share”) at a price of $0.75 for a period of 24 months from the date of issue.

•         one common share in the capital of the Company, with no par value per share (a “Common Share”); and

•         one Common Share purchase warrant (each whole, a “Warrant”) to purchase one additional Common Share (a “Warrant Share).

One whole Warrant is required to purchase one additional Common Share at an exercise price of $0.75 per Warrant, subject to certain adjustments. The minimum investment amount for each subscription is 5,000 Units or $2,500, which minimum may be waived in our discretion.

Warrant Shares Offered:

A maximum of 40,000,000 Warrant Shares at an exercise price of $0.75 per Warrant Share, subject to customary adjustments. The Warrants are exercisable immediately and terminating on the date that is the twenty-four (24) month anniversary of the listing of the additional common shares sold in this offering on the Canadian Securities Exchange or other recognized securities exchange.

Common Shares Outstanding before the Offering (1):	29,695,106 Common Shares.

Common Shares to be Outstanding after the Offering (1):

69,695,106 Common Shares if all our Units are sold and 109,695,106 Common Shares if all our Units are sold and all our Warrants are exercised in full and the maximum Warrant Shares are sold and issued.

Price per Unit:	$0.50
Price per Warrant Share:	$0.75 is the Warrant exercise price

Maximum Offering:

40,000,000 Units, at an offering price of $0.50 per Unit, for total gross proceeds of $50,000,000 (including the exercise of the Warrants in full of the Warrants to purchase 40,000,000 Warrant Shares with at exercise price of $0.75 per Warrant Share).

Use of Proceeds:

If we sell all of the 40,000,000 Units being offered, and all of the 40,000,000 Warrant Shares underlying the Units being offered, our net proceeds (after estimated Offering expenses of $1,000,000) will be approximately $49,000,000. We will use these net proceeds for milestone payments pursuant to the contemplated acquisition of GSRX’s subsidiary, Project 1493, research and development, offering expenses, working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds to Issuer” section of this Offering Circular.

Risk Factors:	Investing in our Securities involves a high degree of risk. See “Risk Factors” starting on page ____.

____________

(1)

In addition, there are unlimited shares of Common Shares reserved for issuance under our Stock Incentive Plan, of which 2,948,500 shares of Common Shares will be issuable upon exercise of outstanding stock options at a weighted average CAD $1.56 per share, and 17,941,121 will be issuable upon exercise of outstanding share purchase warrants at a weighted average CAD $0.91 per share.

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RISK FACTORS

An investment in our Securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of our shares of Common Shares could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

There is no guarantee that the Company will be able to achieve its business objectives. The continued development of the Company may require additional financing. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. The failure to raise such capital could result in the delay or indefinite postponement of current business objectives or the Company going out of business. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to the Company. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations. The uncertainties surrounding our ability to fund our operations raise substantial doubt about our ability to continue as a going concern.

If additional funds are raised through issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Shares. In addition, from time to time, the Company may enter into transactions to acquire assets or the shares of other corporations. These transactions may be financed wholly or partially with debt, which may temporarily increase the Company’s debt levels above industry standards. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities, including potential acquisitions.

The Company’s business activities will rely on newly established and/or developing laws and regulations in California. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Company’s profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by the U.S. Food and Drug Administration, Securities and Exchange Commission, the Department of Justice, the Financial Industry Regulatory Advisory or other federal, California or other applicable state or nongovernmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or nonmedical purposes in the United States. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the industry may adversely affect the business and operations of the Company, including without limitation, the costs to remain compliant with applicable laws and the impairment of its business or the ability to raise additional capital.

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The Company will require additional financing to fund its operations to the point where it is generating positive cash flows. Continued negative cash flow may restrict the Company’s ability to pursue its business objectives. Commercial banks, private equity firms and venture capital firms have approached the cannabis industry cautiously to date. However, there are increasing numbers of high net worth individuals and family offices that have made meaningful investments in companies and projects similar to the Company’s projects. Although there has been an increase in the amount of private financing available over the last several years, there is neither a broad nor deep pool of institutional capital that is available to cannabis license holders and license applicants. There can be no assurance that any such financing will be available to the Company when needed or on terms which are acceptable. The Company’s inability to raise financing to fund capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon future profitability.

Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital.

Our operations could be subject to unpredictable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions, for which we are predominantly self-insured. We do not carry insurance for all categories of risk that our business may encounter. The occurrence of any of these business disruptions could seriously harm our operations and financial condition, delay our product development and marketing efforts, and increase our costs and expenses. Notably, we rely on third-party manufacturers to manufacture our products. In light of the recent COVID-19 pandemic, there could possibly be an impact on sourcing materials and ingredients that are used to manufacture our products. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. The ultimate impact on us and our significant suppliers and manufacturers is unknown, but our operations and financial condition could suffer in the event of any of these types of unpredictable events. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows.

Currently, our operations remain materially unaffected by the sudden outbreak of COVID-19. We are currently classified as an essential service in the areas we operate and as a key supplier of medicinal cannabis in Puerto Rico and California. However, the Company is aware of the volatility that comes with changing regulations in the areas in which we operate. The Company takes precautionary measures to ensure that it communicates all changing guidelines to management and staff on a daily basis and performs safety checks that including temperature readings and verbal health checks to ensure no staff is experiencing cold and or flu-like symptoms. We are currently operating on a shift-like structure where staff are split up to work at different times to minimize to limit exposure and wearing all necessary safety attire (masks, lab-coats, etc.). In our retail stores, we have protective plastic barriers between customers and cashiers and limit the number of customers in the store at any point in time to 2-3 depending on store size. The Company will continue to follow all necessary guidelines to protect staff, customers and its operations.

The Company has been in the process of building CBD retail stores in Texas and Tennessee. However, due to the COVID-19 outbreak, operations related to building these retail stores have been halted and prearranged store openings may be delayed or may not occur.

The Company is subject to the regulation of cannabis in the United States.

Cannabis is a Schedule 1 controlled substance and is illegal under federal U.S. law. Even in those states in which the use of cannabis has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of cannabis pre-empts state laws that legalize its use, strict enforcement of federal law regarding cannabis would harm the Company’s business, prospects, results of operation, and financial condition.

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Unlike in Canada which has proposed to have federal legislation uniformly governing the cultivation, distribution, sale and possession of medical cannabis under the Access to Cannabis for Medical Purposes Regulations (Canada), investors are cautioned that in the United States, cannabis is largely regulated at the State level. To the Company’s knowledge, there are to date a total of 29 States, plus the District of Columbia, that have legalized cannabis in some form. The State of California is among those States.

Notwithstanding the permissive regulatory environment of cannabis at the State level, cannabis continues to be categorized as a controlled substance under the Controlled Substances Act (the “CSA”) in the United States and as such, remains illegal under federal law in the United States.

As a result of the conflicting views between State legislatures and the federal government regarding cannabis, investments in cannabis businesses in the United States are subject to inconsistent legislation and regulation. The response to this inconsistency was addressed in August 2013 when then Deputy Attorney General, James Cole, authored a memorandum (the “Cole Memorandum”) addressed to all United States district attorney acknowledging that, notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several US States had enacted laws relating to cannabis for medical purposes.

The Cole Memorandum outlined the priorities for the Department of Justice relating to the prosecution of cannabis offenses. In particular, the Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. Notably, however, the Department of Justice never provided specific guidelines for what regulatory and enforcement systems it deemed sufficient under the Cole Memorandum standard. In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the Department of Justice should be focused on addressing only the most significant threats related to cannabis. States where medical cannabis had been legalized were not characterized as a high priority.

In March 2017, the newly appointed Attorney General Jeff Sessions again noted limited federal resources and acknowledged that much of the Cole Memorandum had merit. However, on January 4, 2018, Mr. Sessions issued a new memorandum that rescinded and superseded the Cole Memorandum effective immediately (the “Sessions Memorandum”). The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime”, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to cannabis activities. The inconsistency between federal and state laws and regulations is a major risk factor.

Federal law pre-empts state law in these circumstances, so that the federal government can assert criminal violations of federal law despite state law. The level of prosecutions of state-legal cannabis operations is entirely unknown, nonetheless the stated position of the current administration is hostile to legal cannabis, and furthermore may be changed at any time by the Department of Justice, to become even more aggressive. The Sessions Memorandum lays the groundwork for United States Attorneys to take their cues on enforcement priority directly from Attorney General Jeff Sessions by referencing federal law enforcement priorities set by the Attorney General Jeff Sessions. If the Department of Justice policy under Attorney General Jeff Sessions was to aggressively pursue financiers or equity owners of cannabis-related business, and United States Attorneys followed such Department of Justice policies through pursuing prosecutions, then the Company could face (i) seizure of its cash and other assets used to support or derived from its cannabis subsidiaries, (ii) the arrest of its employees, officers, managers and investors, and charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis.

Notably, current federal law (in the form of budget bills) prevents the Department of Justice from expending funds to intervene with states’ rights to legalize cannabis for medical purposes. The Ninth Circuit Court of Appeals, which governs California federal courts, has ruled that this federal law means that the Department of Justice cannot spend any federal funds to shut down state-law compliant medical cannabis operators. In the event Congress fails to renew this federal law in its next budget bill, the foregoing protection for medical cannabis operators will be void.

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Now that the Cole Memorandum has been repealed by Attorney General Jeff Session, the Department of Justice under the current administration or an aggressive federal prosecutor could allege that the Company and its Board and, potentially its shareholders, “aided and abetted” violations of federal law by providing finances and services to its portfolio cannabis companies. Under these circumstances, it is possible that the federal prosecutor would seek to seize the assets of the Company, and to recover the “illicit profits” previously distributed to shareholders resulting from any of the foregoing financing or services. In these circumstances, the Company’s operations would cease, shareholders may lose their entire investment and directors, officers and/or shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

On January 12, 2018, the Canadian Securities Administrators issued a statement that they are considering whether the disclosure-based approach for issuers with U.S. cannabis-related activities remains appropriate in light of the rescission of the Cole Memorandum.

Notwithstanding the foregoing, in March 2018, as part of the Congressional omnibus spending bill, Congress renewed, through the end of September 2018, the Rohrabacher Blumenauer Amendment (“RBA”) which prohibits the Department of Justice from expending any funds for the prosecution of medical cannabis businesses operating in compliance with state and local laws. Should the RBA not be renewed upon expiration in subsequent spending bills there can be no assurance that the federal government will not seek to prosecute cases involving medical cannabis businesses that are otherwise compliant with state law. Such potential proceedings could involve significant restrictions being imposed upon the Company or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on the Company’s business, revenues, operating results and financial condition as well as the Company’s reputation, even if such proceedings were concluded successfully in favor of the Company.

The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products are subject to federal laws and regulation by one or more federal agencies, including the Food and Drug Administration (the “FDA”), the Federal Trade Commission (the “FTC”), the United States Department of Agriculture (the “USDA”) and the United States Environmental Protection Agency (the “EPA”). These activities are also regulated by various state, local and international laws and agencies of the states and localities in which our products are sold. Regulations may prevent or delay the introduction, or require the reformulation or relabeling, of our products, which could result in lost sales and increased costs to the Company. A regulatory agency may not accept the evidence of safety for any new ingredients that we may want to market or may determine that a particular product or product ingredient presents an unacceptable health risk. Regulatory agencies may also determine that a particular statement of regarding the qualities, characteristics or properties on our products, or a statement that we want to use on our products, is an unacceptable statement or an unauthorized version of a required statement, or that particular claims are not adequately supported by available scientific evidence. In particular, regulatory agencies may also determine that a particular statement of nutritional support on our products, or a statement that we want to use on our products, is an unacceptable drug claim or an unauthorized version of a food “health claim.” Based on the products’ therapeutic claims, properties, delivery method a government agency may deem the product a drug that requires compliance with the particular country’s drug approval process before distribution is permitted. Any such regulatory determination would prevent us from marketing particular products or using certain statements on those products, which could adversely affect our sales and results of operations.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its holding (directly or indirectly) of cannabis licenses in the United States, the listing of its securities on various stock exchanges, its financial position, operating results, profitability or liquidity or the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

Moreover, because the Company’s contracts involve cannabis and other activities that are not legal under U.S. federal law and in some jurisdictions, the Company may face difficulties in enforcing its contracts in U.S. federal and certain state courts.

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Our financial situation creates doubt whether we will continue as a going concern.

We have not generated significant revenues since inception, and we expect to incur a net loss for the fiscal year ending June 30, 2020 and thereafter, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from this Offering or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We have no minimum capitalization.

We do not have a minimum capitalization, and there is no minimum proceeds from the Offering for closing of the Offering. We do not have any track record for self-underwritten Regulation A+ offerings and there can be no assurance the Maximum Offering or any other amount will be sold in this Offering. There is no assurance that we will raise sufficient capital solely from this Offering to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Any inability to attract and retain qualified key management and specialized personnel would impair our ability to implement our business plan.

The loss of any member of our management team or high-level employees could have a material adverse effect on our business and results of operations. In addition, the inability to hire or the increased costs of hiring new personnel, including members of executive management, could have a material adverse effect on our business and operating results. The success of the Company will be dependent, in part, upon the ability, expertise, judgment, discretion and good faith of its senior management and key personnel. The expansion of marketing and sales of our products will require us to find, hire and retain additional capable employees who can understand, explain, market and sell our products. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel, vendors, or subcontractors for these required functions. New employees often require significant training and in many cases, take a significant amount of time before they achieve full productivity. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses issued in connection to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. While employment agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. In addition, as we move into new jurisdictions, we will need to attract and recruit skilled employees in those new areas.

The Company’s directors and officers are engaged in other business activities.

The Company’s directors and officers are involved in other business activities. As a result of their other business endeavors, the directors and officers may not be able to devote sufficient time to the Company’s business affairs, which may negatively affect its ability to conduct its ongoing operations and its ability to generate revenues. In addition, the management of the Company may be periodically interrupted or delayed as a result of its officers’ other business interests.

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The Company’s directors and executive officers may be engaged in a range of business activities and such transactions present possible conflicts of interest that could have an adverse effect on us.

The Company may be subject to various potential conflicts of interest because of the fact that some of its directors and executive officers may be engaged in a range of business activities. Except for the Company’s President, CEO, and CFO, the Company’s officers and directors are part-time. The Company’s directors and executive officers may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company and subject to any contractual restrictions restricting such activities. In some cases, the Company’s executive officers and directors may have fiduciary obligations associated with business interests that interfere with their ability to devote time to the Company’s business and affairs, which could adversely affect the Company’s operations. These business interests could require significant time and attention of the Company’s executive officers and directors.

Our cannabis cultivation operations are dependent upon suppliers and skilled labor.

The ability of the Company to compete and grow will be dependent on the Company having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that the Company will be successful in maintaining its required supply of skilled labor, equipment, parts and components. This could have an adverse effect on the financial results of the Company.

Our cannabis cultivation operations are vulnerable to rising energy costs and reliant on key inputs.

The Company’s cannabis growing operations consume considerable amounts of energy, making the Company vulnerable to rising energy costs. Rising or volatile energy costs could have a material adverse effect on the Company’s business, financial condition and results of operations.

In addition, the Company’s business is dependent on a number of key inputs and their related costs, including raw materials and supplies related to the Company’s growing operations, as well as electricity, water and other utilities. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier were to go out of business, the Company might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the Company or its subsidiaries in the future. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, or the Company’s inability to secure required supplies and services or to do so on appropriate terms, could have a material adverse effect on the Company’s business, financial condition and results of operations.

We have a limited operating history upon which to base an evaluation of our business and prospects.

The Company has limited operating history and may not succeed. As a relatively new industry, there are not many established players in the recreational cannabis industry whose business model the Company can follow or build upon the success of. Similarly, there is no information about comparable companies available for potential investors to review in making a decision about whether to invest in the Company.

As an early stage company, shareholders and investors should consider that the Company is subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. For example, unanticipated expenses and problems or technical difficulties may occur, and they may result in material delays in the operation of the Company’s business. The Company may not successfully address these risks and uncertainties or successfully implement its operating strategies. If the Company fails to do so, it could materially harm the Company’s business to the point of having to cease operations and could impair the value of the Company’s Shares to the point investors may lose their entire investment. The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. We cannot assure you that the Company will successfully address any of these risks. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

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The Company’s products may be subject to significant competition by new and existing competitors in the business, and such new products and services may require the Company to attract qualified employees.

The Company has committed, and expects to continue to commit, significant resources and capital to develop and market existing products and new products and services. These products are relatively untested, and the Company cannot assure shareholders and investors that it will achieve market acceptance for these products, or other new products and services that the Company may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the business. In addition, new products and services may pose a variety of challenges and require the Company to attract additional qualified employees. The failure to successfully develop and market these new products and services could seriously harm the Company’s business, financial condition and results of operations.

We may be subject to product recalls for product defects that are self-imposed or imposed by regulators.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Company’s products are recalled due to an alleged product defect or for any other reason, the Company could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Company may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although the Company has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Company’s significant brands were subject to recall, the image of that brand and the Company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Company’s products and could have a material adverse effect on the results of operations and financial condition of the Company. Additionally, product recalls may lead to increased scrutiny of the Company’s operations by the U.S. Food and Drug Administration, the California Department of Public Health, or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

If we are unable to develop sales, marketing and distribution capabilities or enter into agreements with third parties to perform these functions on acceptable terms, we may be unable to generate revenue.

If any of our product candidates are approved, we will need to develop internal sales, marketing and distribution capabilities to commercialize such products, which would be expensive and time-consuming, or enter into collaborations with third parties to perform these services. If we decide to market our products directly, we will need to commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and supporting distribution, administration and compliance capabilities. If we rely on third parties with such capabilities to market our products or decide to co-promote products with collaborators, we will need to establish and maintain marketing and distribution arrangements with third parties, and there can be no assurance that we will be able to enter into such arrangements on acceptable terms, or at all. In entering into third-party marketing or distribution arrangements, any revenue we receive will depend upon the efforts of the third parties and there can be no assurance that such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any approved product. If we are not successful in commercializing any product approved in the future, either on our own or through third parties, our business, financial condition and results of operations could be materially and adversely affected.

Product liability lawsuits against us could cause us to incur substantial liabilities.

The Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of the Company’s products would involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of the Company’s products alone or in combination with other medications or substances could occur. The Company may be subject to various product liability claims, including, among others, that the Company’s products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect the Company’s reputation with its clients and consumers generally, and could have a material adverse effect on the results of operations and financial condition of the Company. There can be no assurances that the Company will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Company’s potential products.

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Our business is dependent on the popularity of consumer acceptance of cannabis.

Management of the Company believes the cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the cannabis produced. Consumer perception of the Company’s products may be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity could have a material adverse effect on the demand for medical and recreational cannabis products and on the Company’s business, financial condition and results of operations. Such adverse publicity reports or other media attention could hinder market growth and state legalization due to inconsistent public opinion and perception of the medical and recreational cannabis industries.

Our products are to be licensed subject to governmental and regulatory approval.

The Company’s ability to grow, store and sell cannabis and CBD products in the jurisdictions in which the Company operates is dependent on the Company’s ability to sustain or obtain the necessary licenses and authorizations by certain authorities in such jurisdictions. The licenses and authorizations are subject to ongoing compliance and reporting requirements, and the ability of the Company to obtain, sustain or renew any such licenses and authorizations on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable authorities or other governmental agencies in foreign jurisdictions. Failure to comply with the requirements of the licenses or authorizations or any failure to maintain the licenses or authorizations would have a material adverse impact on the business, financial condition and operating results of the Company. Although the Company believes that it will meet the requirements to obtain, sustain or renew the necessary licenses and authorizations, there can be no guarantee that the applicable authorities will issue these licenses or authorizations. Should the authorities fail to issue the necessary licenses or authorizations, the Company may be curtailed or prohibited from the production or distribution of cannabis or from proceeding with the development of its operations and the business, financial condition and results of the operation of the Company may be materially adversely affected.

Certain licenses, the rights to which are owned by or assigned to SAP, Keiley Growth, and Desert Zen, will be relied upon by the Company to operate its business. These licenses, which include two licenses for the manufacturing of medical and adult-use cannabis granted by the Department of Public Health, Manufactured Cannabis Safety Branch and two medical cannabis business local licenses granted by Cathedral City are temporary and their renewal is not guaranteed. The licenses granted by the Department of Public health, Manufactured Cannabis Safety Branch are set to expire on April 30, 2020 and the licenses granted by Cathedral City are set to expire on May 18, 2020. Due to the temporary nature of the licenses, there is a risk that the Company will be unable to renew these licenses and to continue to rely on their terms to operate its business. Similar licenses of a temporary nature are owned or assigned by NVPR, GSRX and La Finca in Puerto Rico and Colombia, respectively.

The Company is subject to laws which are rapidly evolving and subject to changing interpretations, including the 2018 Farm Bill, which may materially affect our future operations in the Cannabis market.

The 2018 Farm Bill removed hemp derived CBD from the Schedules of Controlled Substances regulated by the DEA. In conjunction with the enactment of the 2018 Farm Bill, the FDA released a statement about the status of CBD as a nutritional supplement, noting that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and Section 351 of the Public Health Service Act. Any difficulties we experience in complying with existing and/or new government regulation could increase our operating costs and adversely impact our results of operations in future periods. The 2018 Farm Bill identified hemp derived CBD as the product for which Congress was providing relaxation of regulations and stipulated that in order to qualify for the permissive treatment under the 2018 Farm Bill, the hemp derived CBD must contain less than 0.3% tetrahydrocannabinol (“THC”).

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As a result of the Farm Bill’s recent passage, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry which could affect the Company’s plan of operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal compliance and may ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our planned business.

Changes to state laws pertaining to industrial hemp could slow the use of industrial hemp, which could impact our revenues in future periods. Approximately 40 states have authorized industrial hemp programs pursuant to the Farm Bill. Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space.

While progress within the industrial hemp industry is currently encouraging, growth is not assured, and while there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests.

Cannabis products added to food must meet the generally recognized as safe (“GRAS”) and food additive requirements to be included in food and dietary supplements. FDA or other national government authority may consider the use of cannabis and cannabis-derived products to pose a risk of unpredictable and unintended consequences, including serious safety risks and restrict their use in foods, dietary supplements, and beverages and require the Company to obtain drug approval.

In order to develop botanicals such as Cannabis for submission to FDA for approval as a drug, a researcher needs to consult the FDA and submit an investigational new drug (“IND”) application to the Agency. The IND application process mandates the steps and path to follow. An IND includes protocols describing proposed studies, the qualifications of the investigators who will conduct the clinical studies, and assurances of informed consent and protection of the rights, safety, and welfare of the human subjects. Only where FDA agrees that there is extraordinary circumstances and the benefits would outweigh the risks to the patient, would an investigational drug be permitted under the FDA’s expanded access or the “compassionate use exception” authority. Otherwise, the product would be subject to enforcement action by the FDA and other federal and state agencies as an unapproved drug.

If the Company is required to comply with drug approval processes, it will need to engage in similar investigations to demonstrate the safety of its product. In those circumstances, the Company would need to collaborate with FDA to ensure its research comported with FDA requirements and comply with standards established by a reputable institutional review board (“IRB”).

Changes to state laws pertaining to Cannabis cultivation, processing and distribution could slow the use of Cannabis, which could impact our revenues in future periods. Continued development of the Cannabis industry will be dependent upon new legislative authorization of Cannabis use and distribution at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the Cannabis industry is currently encouraging, growth is not assured, and while there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states and countries where we have business interests.

The Company has co-ownership arrangements that could potentially have a material adverse impact on the Company’s business prospects.

The Company currently owns 60% of Keiley Growth Management LLC, and 65.54% of GSRX Industries Inc. with other parties holding the remaining 40%, and 34.46%, respectively. This arrangement is subject to the risks normally associated with the conduct of co-ownership structures. The existence or occurrence of one or more of the following circumstances and events could have a material adverse impact on the Company’s business prospects, results of operations and financial condition, including the viability of its interest in these entities, the company that owns or is the assignee of various cannabis licenses in California and Puerto Rico: (i) disagreements between parties on how to conduct business operations; (ii) inability of the parties to meet their obligations to third parties; and (iii) disputes or litigation between the parties regarding budgets, business activities, business and contractual requirements and other matters.

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There is a significant liquidity risk associated with an investment in the Company.

The Company cannot predict at what prices the Company will trade and there can be no assurance that an active trading market will develop or be sustained. There is a significant liquidity risk associated with an investment in the Company. The Company may seek additional financing through debt or equity offerings, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests.

Sales of substantial amounts of the shares could result in volatile market price for the shares.

Sales of substantial amounts of the Shares of the Company, or the availability of such securities for sale, could adversely affect the prevailing market prices for the common shares of the Company. A decline in the market prices of the Shares of the Company could impair the Company’s ability to raise additional capital through the sale of securities should it desire to do so.

The market price for the shares of the Company may be volatile and subject to wide fluctuations in response to numerous factors, many of which will be beyond the Company’s control, including, but not limited to the following:

•	actual or anticipated fluctuations in the Company’s quarterly results of operations;
•	recommendations by securities research analysts;
•	changes in the economic performance or market valuations of companies in the industry in which the Company will operate;
•	addition or departure of the Company’s executive officers and other key personnel;
•	release or expiration of transfer restrictions on outstanding Shares of the Company;
•	sales or perceived sales of additional shares of the Company;
•	operating and financial performance that vary from the expectations of management, securities analysts and investors;
•	regulatory changes affecting the Company’s industry generally and its business and operations both domestically and abroad;
•	announcements of developments and other material events by the Company or its competitors;
•	fluctuations to the costs of vital production materials and services;
•	changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors;
•	operating and share price performance of other companies that investors deem comparable to the Company or from a lack of market comparable companies; and
•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company’s industry or target markets.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the shares of the Company may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted, and the trading price of the Shares of the Company may be materially adversely affected.

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The Company’s interests may become subject to heightened regulatory scrutiny.

For the reasons set forth above, the Company’s interests in the United States cannabis market, and future licensing arrangements, may become the subject of heightened scrutiny by regulators, stock exchanges, clearing agencies and other authorities in Canada. As a result, the Company may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Company’s ability to carry on its business in the United States.

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in Canada, the United States or elsewhere. A negative shift in the public’s perception of cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. It has been reported by certain publications in Canada that The Canadian Depository for Securities Limited is considering a policy shift that would see its subsidiary, CDS Clearing and Depository Services Inc. (“CDS”), refuse to settle trades for cannabis issuers that have investments in the United States. CDS is Canada’s central securities depository, clearing and settlement hub settling trades in the Canadian equity, fixed income and money markets. CDS or its parent company has not issued any public statement in regard to these reports. However, if CDS were to proceed in the manner suggested by these publications, and apply such a policy to the Company, it would have a material adverse effect on the ability of holders of Common Shares to make trades. In particular, the Common Shares would become highly illiquid as investors would have no ability to affect a trade of the Common Shares through the facilities of a stock exchange.

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in Canada, the United States or elsewhere. A negative shift in the public’s perception of medical or recreational cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or recreational cannabis, thereby limiting the number of new state jurisdictions into which the Company could expand. In addition, third party service providers could suspend or withdraw services. Any inability to fully implement the Company’s expansion strategy may have a material adverse effect on the Company’s business, financial condition and results of operations.

Regulatory uncertainty could require the Company to incur substantial compliance costs in the future or alter its business plan.

Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial compliance costs or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. Additional regulations may be enacted in the future that may be directly applicable to certain aspects of the Company’s cultivation, production and dispensary businesses and the Company’s ability to sell cannabis. We cannot predict the nature of any future laws, regulations, interpretations or applications, especially in the United States, nor can we determine what effect additional governmental regulations or administrative policies and procedures, if and when promulgated, may have on our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis in the United States, investments in, and the operations of, cannabis businesses in the United States are subject to inconsistent laws and regulations. The Cole Memorandum and other cannabis policy guidance from the Obama Administration, provided the framework for managing the tension between federal and state cannabis laws. In January 2018, former Attorney General Jeff Sessions rescinded the Cole Memorandum and related policy guidance. Although no longer in effect, these policies, and the enforcement priorities established therein, appear to continue to be followed during the Trump administration and remain critical factors that inform the past and future trend of state-based legalization.

The Cole Memorandum directed United States Attorneys not to prioritize the enforcement of federal cannabis laws against individuals and businesses that comply with state medical or adult-use cannabis regulatory programs, provided certain enumerated enforcement priorities were not implicated (such as, among others, prevention of cannabis distribution to minors, prevention of diverting cannabis from states where it is legal under state law to states where it is not legal, and prevention of drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use). In addition to general prosecutorial guidance issued by the DOJ, the United States Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) issued a FinCEN Memorandum in February 2014, outlining pathways for financial institutions to service state-sanctioned cannabis businesses in compliance with the Bank Secrecy Act, which echoed the enforcement priorities outlined in the Cole Memorandum. On the same day the FinCEN Memorandum was published, the DOJ issued complimentary policy guidance directing prosecutors to apply the enforcement priorities of the Cole Memorandum when determining whether to prosecute individuals or institutions with crimes related to financial transactions involving the proceeds of cannabis-related activities.

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In January 2018, former Attorney General Jeff Sessions rescinded the Cole Memorandum and the related DOJ cannabis enforcement guidance from the Obama administration. While the rescission did not change federal law, the rescission removed the DOJ’s formal policy that state-regulated cannabis businesses in compliance with the guidelines set forth in the Cole Memorandum should not be a prosecutorial priority, adding to the uncertainty around federal enforcement of the CSA in states where cannabis is legalized and regulated. In addition to his rescission of the Cole Memorandum, former Attorney General Sessions issued a memorandum known as the “Sessions Memorandum.” The Sessions Memorandum explains the DOJ’s rationale for rescinding all past DOJ cannabis enforcement guidance, claiming such policies are “unnecessary” due to existing general enforcement guidance adopted in the 1980s in the United States Attorney’s Manual (the “USAM”). The USAM enforcement priorities, like those of the Cole Memorandum, are based on the use of the federal government’s limited resources and include law enforcement priorities set by the Attorney General, consideration of the seriousness of the alleged crimes, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. Although the Sessions Memorandum emphasizes that cannabis is a federally illegal Schedule I controlled substance, it does not otherwise instruct United States Attorneys to consider the prosecution of cannabis-related offenses a DOJ priority, and in practice, most United States Attorneys have not changed their prosecutorial approach to date. However, due to the lack of specific direction in the Sessions Memorandum as to the priority federal prosecutors should ascribe to such cannabis activities, and the lack of additional guidance since the resignation of former Attorney General Sessions, there can be no assurance that the United States federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with applicable state law.

Potential re-classification of Cannabis in the United States could materially impact the Company’s existing cannabis business.

If cannabis is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, rescheduling cannabis may materially alter enforcement policies across many federal agencies, primarily the FDA. The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, cosmetics and other similar products, pursuant to its enforcement authority set forth in the United States Federal Food Drug and Cosmetic Act (the “FDCA”). The FDA’s responsibilities include regulating the ingredients, as well as the marketing and labeling, of drugs sold in interstate commerce. Because cannabis is federally illegal to produce and sell, and because it has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the DEA; however, the FDA has enforced the FDCA with regard to hemp-derived products, especially CBD, sold outside of state-regulated cannabis businesses. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. In the event that cannabis becomes subject to FDA regulation, the pharmaceutical industry may directly compete with state-regulated cannabis businesses for market share, and the pharmaceutical industry may urge the DEA, the FDA, and others to enforce the CSA and FDCA against businesses that comply with state but not federal law. The potential for multi-agency enforcement could threaten or have a materially adverse effect on existing cannabis businesses whose operations are compliant with applicable state laws, including the Company.

The Company is subject to a number of crime statutes domestically and in the United States.

The Company will be subject to a variety of laws and regulations domestically and in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada.

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In the event that any of the Company’s license agreements, or any proceeds thereof, in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could be materially averse to the Company and, among other things, could restrict or otherwise jeopardize the ability of the Company to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada.

We may have difficulty accessing banking services in the United States, which may make it difficult for us to operate our businesses.

Because the use, sale, cultivation, manufacturing and distribution of cannabis are illegal under federal law in the United States, there is an argument that banks should not accept for deposit any funds from businesses involved with the cannabis industry. Consequently, such businesses often have difficulty finding a bank willing to accept their business.

Banks and other financial institutions providing services to companies with cannabis-related businesses risk violation of federal anti-money laundering statutes, the unlicensed money-remitter statute, and the United States Bank Secrecy Act. These statutes can impose criminal liability for engaging in certain financial and monetary transactions with the proceeds of a “specified unlawful activity,” such as distributing controlled substances which are illegal under federal law (including cannabis), and for failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA. As previously noted, in February 2014, FinCEN issued guidance with respect to financial institutions providing banking services to cannabis business. This guidance indicates that it is possible for financial institutions to provide financial services to state-licensed cannabis businesses in compliance with applicable federal anti-money laundering laws but does not provide any safe harbors or legal defenses from examination or enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear to be comfortable providing banking services to cannabis-related businesses or relying on this guidance.

Notwithstanding the above federal guidelines and in addition to potential federal sanctions, regulators in the states in which we are able to conduct business may make it difficult for local banks to do business with companies considered to be engaged in cultivating and dispensing cannabis. Failure to establish a permanent banking relationship in the United States could have a material and adverse effect on our future business operations and our ability to conduct our business as planned.

Certain tax risks and treatments could negatively impact our results of operations.

Section 280E of the Internal Revenue Code prohibits businesses from deducting certain expenses associated with trafficking of controlled substances (within the meaning of Schedule I and II of the CSA). The United States Internal Revenue Service (the “IRS”) has invoked Section 280E in tax audits against cannabis businesses in the United States, prohibiting them from deducting expenses directly associated with the sale of cannabis. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that the courts will issue an interpretation of Section 280E favorable to cannabis businesses. Section 280E has a significant impact on the retail cannabis business, but a lesser impact on cannabis cultivation and manufacturing operations. A result of Section 280E is that an otherwise profitable business may operate at a loss after taking into account its United States income tax expenses.

The Company’s operations must comply with various laws, regulatory requirements and guidelines.

The Company’s operations are subject to various laws, regulations and guidelines. The Company will endeavour to comply with all relevant laws, regulations and guidelines at all times but may not maintain internal policies and procedures adequate to ensure compliance with the various laws, regulations and guidelines to which they are subject. There is also a risk that the Company’s interpretation of laws, regulations and guidelines, including, but not limited to, various U.S. state regulations and applicable stock exchange rules and regulations, may differ from those of others, including those of government authorities, securities regulators and exchanges, and the Company’s operations may not be in compliance with such laws, regulations and guidelines.

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In addition, achievement of the Company’s business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and, where necessary, obtaining regulatory approvals. The impact of regulatory compliance regimes, and the impact of any delays in obtaining or failures to obtain regulatory approvals required by the Company may significantly delay or impact the development of the Company’s business and operations and could have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, any potential non-compliance could cause the Company’s business, financial condition and results of operations to be adversely affected. The Company will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with applicable laws and regulations may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures or remedial actions. The Company may be liable for civil or criminal fines or penalties imposed for violations of applicable laws or regulations which could have a material adverse effect on the Company’s business.

The Company’s cash flows and ability to partake in future opportunities depend on the earnings of subsidiaries and the distribution of those earnings to the Company.

The majority of the Company’s assets are the capital stock of its material subsidiaries. The Company conducts a substantial portion of its business through its subsidiaries, which, in turn, generate a substantial portion of the Company’s revenues. Consequently, the Company’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Company. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Company’s material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Company.

The Company’s operations are subject to various operating risks.

Cannabis operations generally involve a high degree of risk. The Company is subject to the hazards and risks normally encountered in the cannabis industry. Should the Company be affected by any of these risks or hazards, it may (i) cause the cost of development or production to increase to a point where it would no longer be economical to produce cannabis, (ii) cause delays or stoppage of operations, (iii) cause personal injury or death and related legal liability, or (iv) result in the loss of insurance coverage. The occurrence of any of these risks or hazards could have a material adverse effect on the Company.

The Company may continue to expand into other geographic areas, product categories or market segments, which could increase the Company’s operational, regulatory, compliance, reputational and foreign exchange rate risks. The failure of the Company’s operating infrastructure to support such expansion could result in operational failures and regulatory fines or sanctions. Future international expansion could require the Company to incur a number of up-front expenses, including those associated with obtaining regulatory approvals, as well as additional ongoing expenses, including those associated with infrastructure, staff and regulatory compliance. The Company may not be able to successfully identify suitable acquisitions, investment and/or expansion opportunities or integrate such operations successfully with the Company’s existing operations.

The Company’s profitability may be subject to wholesale price volatility.

The cannabis industry is a margin-based business in which gross profits depend on the excess of sales prices over costs. Consequently, profitability is sensitive to fluctuations in wholesale and retail prices caused by changes in supply (which itself depends on other factors such as weather, fuel, equipment and labor costs, shipping costs, economic situation and demand), taxes, government programs and policies for the cannabis industry (including price controls and wholesale price restrictions that may be imposed by government agencies responsible for the sale of cannabis), and other market conditions, all of which are factors beyond the control of the Company. The Company’s operating income may be significantly and adversely affected by a decline in the price of cannabis and will be sensitive to changes in the price of cannabis and the overall condition of the cannabis industry, as the Company’s profitability is directly related to the price of cannabis and cannabis derivative products. There is currently not an established market price for cannabis and the price of cannabis is affected by numerous factors beyond the Company’s control. Any price decline may have a material adverse effect on the Company.

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By operating in foreign jurisdictions and emerging markets, the Company may be subject to more existing risk factors and a wide variety of laws and regulations domestically and internationally.

Foreign operations in emerging markets may expose the Company to new or unexpected risks or significantly increase the Company’s exposure to one or more existing risk factors. Some governmental regulations may require the Company to award contracts in, employ citizens of, and/or to purchase supplies from the jurisdiction. These factors may limit the Company’s capability to successfully expand its operations and may have a material adverse effect on the Company’s business, financial condition and results of operations.

In addition, the Company is further subject to a wide variety of laws and regulations domestically and internationally with respect to the flow of funds and product across international borders and the amount of cannabis the Company exports may be limited by the various drug control conventions to which the Company is subject.

While the Company continues to monitor developments and policies in the foreign in which it operates and assess the impact thereof to its operations, such developments cannot be accurately predicted and could have an adverse effect on the Company’s business, operations or profitability.

The Company’s business may also be affected by political and economic instability in these foreign jurisdictions.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The cannabis industry is highly competitive and subject to rapid change. These industries continue to expand and evolve as an increasing number of competitors and potential competitors enter the market. A number of our competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of products and product candidates, including validation procedures and regulatory matters. In addition, our products, if successfully developed, will compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

Our commercial success will depend in part on our ability to obtain and maintain intellectual property protection in the United States and Canada with respect to our proprietary technology and products. Our ability to successfully implement our business plan depends on our ability to build and maintain brand recognition using trademarks, service marks, trade dress and other intellectual property. We may rely on trade secret, trademark, patent and copyright laws, and confidentiality and other agreements with employees and third parties, all of which offer only limited protection. The steps we have taken and the steps we will take to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights. If our efforts to protect our intellectual property are unsuccessful or inadequate, or if any third party misappropriates or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on the Company’s business and prevent our brands from achieving or maintaining market acceptance.

If we are unable to obtain and maintain patent protection for our technology and products, or if the scope of the patent protection obtained is not sufficient, our competitors could develop and commercialize technology and products similar or superior to ours, and our ability to successfully commercialize our technology and products may be adversely affected. It is also possible that we will fail to identify patentable aspects of inventions made in the course of our development and commercialization activities before it is too late to obtain patent protection on them.

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Protecting against the unauthorized use of our trademarks, patented technology and other intellectual property rights is expensive, difficult and may in some cases not be possible. In some cases, it may be difficult or impossible to detect third-party infringement or misappropriation of our intellectual property rights and proving any such infringement may be even more difficult.

Additionally, our commercial success depends upon our ability to develop, manufacture, market and sell our products, and to use our related proprietary technologies without violating the intellectual property rights of others. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products. Third parties may assert infringement claims against us, and if we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue commercializing our products. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Under certain circumstances, we could be forced, including by court order, to cease commercializing the applicable product. In addition, in any such proceeding or litigation, we could be found liable for monetary damages. A finding of infringement could prevent us from commercializing our products or force us to cease some of our business operations, which could materially harm our business. Any claims by third parties that we have misappropriated their confidential information or trade secrets could have a similar negative impact on our business. We attempt to ensure that our products and the methods we employ to manufacture them, as well as the methods for their uses we intend to promote, do not infringe other parties’ proprietary rights. There can be no assurance they do not, however, and competitors or other parties may assert that we infringe their proprietary rights in any event.

The Company’s operations are subject to environmental risks and regulations.

The Company’s operations are subject to environmental regulation in the jurisdictions in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, implement stricter environmental assessments of proposed projects, and heighten the degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company’s operations.

Under Colombian law, land ownership creates a presumption of liability for environmental damage in case of the breach of environmental laws, environmental damages, and the breach of an environmental license or any other administrative act issued by environmental authorities. Environmental authorities may investigate potential claims, authorize preventative measures, or impose sanctions to corporations for breaching environmental laws. General principles of environmental law are set out in Law 99 of 1993. Moreover, article 9 of the National Code of Natural Resources and Protection of the Environment, issued through Decree 2811 of 1974, establishes the principles governing the use of natural resources, including, inter alia, that natural resources must be used without causing any harm to the interests of the community or third parties. Any person, including corporations, that cause environmental damage while acting under the authority of a permit or environmental license, are responsible for the costs incurred on rectifying the damage. Environmental sanctions are independent from other civil and criminal penalties that may be imposed for the same action or damage. Therefore, environmental damage caused while a party is performing any activity without the required license constitutes a breach of Law 99 of 1993 and may lead to the imposition of sanctions, in addition to civil or criminal proceedings. Furthermore, Parties liable for environmental damage will also be required to carry out studies to assess the characteristics of the damage.

Government approvals and permits are currently, and may in the future, be required in connection with the Company’s operations. To the extent such approvals are required and not obtained, the Company may be curtailed or prohibited from their proposed production of cannabis or from proceeding with the development of their operations as currently proposed. This would in turn affect the business, revenue and profitability of the Company.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Company may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

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Amendments to current laws, regulations and permits governing the production of cannabis, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in expenses, capital expenditures or production costs or reductions in levels of production or require delays or abandonment in development.

Developments in laws governing drugs, foods or dietary supplements may lead to more stringent regulations and requirements, which could have a material adverse effect on our business, financial condition and operations.

Developments in the laws and regulations governing drugs, foods or dietary supplements may result in a more stringent regulatory landscape, which could require reformulation of certain products to meet new standards, recalls or discontinuance of certain products that we are unable to reformulate, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling requirements, additional scientific substantiation requirements, or other additional requirements or restrictions. Such developments could significantly increase our costs significantly, which could have a material adverse effect on our business, financial condition and results of operations.

We currently have insurance coverage; however, because we operate within the cannabis industry, there are additional difficulties and complexities associated with such insurance coverage.

The Company’s business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.

We believe that the Company and its subsidiaries currently have insurance coverage with respect to workers’ compensation, general liability, fire and other similar policies customarily obtained for businesses to the extent commercially appropriate; however, because we are engaged in and operate within the cannabis industry, there are exclusions and additional difficulties and complexities associated with such insurance coverage that could cause us to suffer uninsured losses, which could adversely affect our business, financial condition and results of operations.

There is no assurance that we will be able to fully utilize such insurance coverage, if necessary. The Company may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in the operations of the Company is not generally available on acceptable terms. The Company might also become subject to liability for pollution or other hazards which may not be insured against or which the Company may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could have a material adverse effect upon its financial performance and results of operations.

We are subject to anti-money laundering laws and regulations which could impact our ability to obtain banking services or result in the forfeiture or seizure of our assets.

We are subject to a variety of laws and regulations in Canada and in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the United States Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Canada Proceeds of Crime (Money Laundering) and Terrorist Financing Act, the Canada Criminal Code, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada. As discussed above, because the cultivation, manufacturing, distribution and sale of cannabis remains illegal under the CSA, banks and other financial institutions providing services to cannabis-related businesses risk violation of such statutes. Banks or other financial institutions that provide cannabis businesses with financial services, such as a checking account or credit card, in violation of the Bank Secrecy Act could be criminally prosecuted for willful violations of money laundering statutes, in addition to being subject to other criminal, civil, and regulatory enforcement actions. Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the United States. The lack of readily available banking and financial services presents unique and significant challenges to businesses in the cannabis industry. The potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services.

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The Company could suffer severe penalties and other consequences for inadvertent violations of anti-bribery laws and regulations.

The Company’s business is subject to domestic and international laws and regulations which generally prohibit companies and employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. The Company’s employees or other agents may, without its knowledge and despite its efforts, engage in prohibited conduct under the Company’s policies and procedures and anti-bribery laws for which the Company may be held responsible. The Company’s policies mandate compliance with these anti-corruption and anti-bribery laws. However, there can be no assurance that the Company’s internal control policies and procedures will always protect it from recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by its affiliates, employees, contractors or agents. If the Company’s employees or other agents are found to have engaged in such practices, the Company could suffer severe penalties and other consequences that may have a material adverse effect on its business, financial condition and results of operations.

Detailed forecasts are generally not obtainable at this stage for the recreational cannabis industry in California, so the Company must rely largely on its own market research.

The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the recreational cannabis industry in the State of California. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

The Company may be unable to expand operations in international markets if the Company is unable to identify suitable companies to invest in or acquire or is unable to manage its growth effectively.

An important part of the Company’s business strategy involves expanding operations in international markets, including in markets where it currently does not operate. The Company may be unable to pursue this strategy in the future at the desired pace or at all. The Company may be unable to, among other things, identify suitable companies to acquire or invest in; complete acquisitions on satisfactory terms; successfully expand the Company’s infrastructure and sales force to support growth; achieve satisfactory returns on acquired companies, particularly in countries where it does not currently operate; or enter into successful business arrangements for technical assistance or management expertise outside of North America. The process of integrating acquired businesses, particularly in new markets, may involve unforeseen difficulties, such as loss of key employees, and may require a disproportionate amount of management’s attention and financial and other resources. The Company can give no assurance that it will ultimately be able to effectively integrate and manage the operations of any acquired business or realize anticipated synergies. The failure to successfully integrate the cultures, operating systems, procedures and information technologies of an acquired business could have a material adverse effect on the Company’s business, financial condition or results of operations. If the Company succeeds in expanding its existing businesses, that expansion may place increased demands on management, operating systems, internal controls and financial and physical resources. If not managed effectively, these increased demands may adversely affect the services provided to customers.

In addition, the Company’s personnel, systems, procedures and controls may be inadequate to support future operations, particularly with respect to operations in countries outside of North America. Consequently, in order to manage growth effectively, the Company may be required to increase expenditures to increase its physical resources, expand, train and manage its employee base, improve management, financial and information systems and controls, or make other capital expenditures. The Company’s business, financial condition and results of operations could be adversely affected if it encounters difficulties in effectively managing the budgeting, forecasting and other process control issues presented by future growth.

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Failure to develop our internal controls over financial reporting as we grow could have an adverse impact on us.

As our Company matures we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Shares.

The Company may become a party to litigation, complaints, or enforcement actions which could adversely affect its business.

The Company may become party to litigation, formal or informal complaints, enforcement actions, and inquiries or investigations by various federal, state, or local governmental authorities against our Company and/or our subsidiaries from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Company becomes involved be determined against the Company such a decision could adversely affect the Company’s ability to continue operating and the market price for the Company’s Shares and could use significant resources. Even if the Company is involved in litigation and wins, litigation can redirect significant resources.

Investors may be unable to enforce judgments against the Company’s directors and officers because the Company’s directors and officers reside outside of the United States.

The Company is incorporated under the laws of the Province of British Columbia and some of its assets are located outside of the United States of America. Furthermore, most of the Company’s directors and officers reside outside of the United States of America in Canada. As a result, investors may not be able to effect service of process within the United States of America upon the Company’s directors or officers or enforce against them in U.S. courts, judgments predicated on U.S. securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts, judgments obtained against these persons in courts located in jurisdictions outside of the United States of America.

As a result of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S based company.

Our cannabis cultivation operations are subject to risks inherent in an agricultural business.

The Company’s business involves the growing of recreational cannabis, an agricultural product. Such business will be subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although all such growing is expected to be completed indoors under climate-controlled conditions, there can be no assurance that natural elements will not have a material adverse effect on any such future production.

Because the Company’s shelf life for its inventory has a typical inventory turnover, such inventory may reach its expiration date and no longer be available for sale.

The Company holds finished goods in inventory, including dried cannabis and oil products with a shelf life. The Company has a typical inventory turnover that varies and as a result, inventory may reach its expiration date and no longer be available for sale. As a result, inventory may have to be written down and could have a material adverse effect on the Company’s business, financial condition, and results of operations.

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DILUTION

The following table summarizes the differences between the total consideration and the weighted-average price per share of our Common Shares paid by, on the one hand, officers, directors, and affiliates of the Company who have acquired the Common Shares prior to the date of this Offering Statement and, on the other hand, investors participating in this Offering, before deducting estimated offering expenses, assuming that the maximum gross cash proceeds from the offering of $50 million are raised and that the number of Common Shares presented on the cover of the Offering Statement are sold. As at date of this Offering Circular, an aggregate of 29,695,106 shares of our Common Shares are issued and outstanding, and an aggregate of 17,941,121 Common Share Purchase Warrants issued and outstanding. In addition, there are 5,448,500 shares of our Common Shares reserved for issuance under our Equity Incentive Plan of which 2,948,500 shares of Common Shares will be issuable upon exercise of outstanding awards at $3.44 per share. Future awards could be issued at per share prices above or below the Offering Price.

 The table below does not include any exercise of outstanding warrants or awards under the Equity Incentive Plan.

	Shares Purchased		Total Consideration			Weighted-Average Price
	Number	Percentage	Amount		Percentage	per Share

Existing stockholders before this offering	29,695,106	27%	$46,445,282		48%	$1.56
New Investors in this offering	80,000,000	3%	$50,000,000	(1)	52%	$0.63
Total	109,695,106	100%	$96,445,282		100%	$0.88

__________

(1)	Assumes the sale of 40,000,000 shares of Common Shares at $0.50 per share for gross proceeds of $20,000,000 plus 40,000,000 warrants of common shares exercised at $0.75 per common share for gross proceeds of $30,000,000.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. The minimum investment amount for each subscription is 5,000 Units or $2,500. We have the option in our sole discretion to accept less than the minimum investment. There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” There is no arrangement for the return of funds to investors if all of the Units offered are not sold in the Offering. This means we are entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, milestone payments pursuant to the contemplated acquisition all of GSRX’s subsidiary, Project 1493, research and development expenses, offering expenses (which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Units), commissions, working capital, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds to Issuer” starting on page ________.

Our Offering will expire on the first to occur of (a) the sale of all 40,000,000 Units offered hereby, (b) ______________, 2022 or (c) when our Board of Directors (the “Board”) elects to terminate the Offering.

We reserve the right to offer the Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares through broker dealers who are registered with FINRA. The Company has engaged Dalmore Group, LLC (“Dalmore”), a New York limited liability company and broker dealer registered with the SEC and a member of FINRA, to provide broker dealer services in seven specified states, including Washington, Arizona, Texas, Alabama, North Dakota, Florida, and New Jersey, in connection with this Offering. Dalmore’s services include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information. As compensation for these services, the Company has agreed to pay Dalmore a onetime setup fee in the amount of $55,000, plus a 3% commission on the aggregate amount raised by the Company in this Offering in the specified states, as described in the Broker Dealer Agreement between the Company and Dalmore.

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Generally speaking, Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii), except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

USE OF PROCEEDS TO ISSUER

The maximum gross proceeds from the sale of our Units and Warrant Shares in this Offering is $50,000,000 (including the proceeds from the sale of all the Warrant Shares upon exercise of all the Warrants issued in this Offering). The net proceeds from the total maximum offering are expected to be approximately $49,000,000, after the payment of offering costs (including broker-dealer fees and commissions and legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering). Our estimated offering costs of $1,000,000 includes a deduction of 3% of the total gross proceeds for commissions payable to Dalmore on all the Units being offered. We note that this is a conservative estimate, as the 3% commission will only be paid on investments in the seven states where Dalmore is engaged to provide broker-dealer services (Washington, Arizona, Texas, Alabama, North Dakota, Florida and New Jersey), although the Company intends to offer Units in all states within the United States and in certain provinces of Canada (and other non-U.S. jurisdictions). The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. On May 8, the Company’s subsidiary, Natural Ventures entered into an option agreement with GSRX pursuant to which, GSRX granted an option to acquire 100% of the issued and outstanding shares of GRSX’s wholly-owned subsidiary, Project 1493. Pursuant to the option agreement, milestone payments include, (a) issuing to GSRX 5,190,000 common shares of the Company within 10 months, and (b) a cash payment of $2,475,000 due within 15 months. Currently, the Company plans to use proceeds from this listing to meet the required milestone payment. Project 1493 currently owns all of GSRX’s Puerto Rico’s 5 dispensaries plus 3 pre-qualification locations and has assets totaling $3,385,244 as of December 31, 2019. This transaction was negotiated between the board of directors of the Company and the independent board members of GSRX consisting of Troy Nihart, Jeff Rogers and Troy Dooley.

The following table represents management’s best estimate of the uses of the net proceeds received from the sale of the Units, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Cultivation and manufacturing facility improvements	15,000,000	11,250,000	7,500,000	3,750,000
Completion of pre-qualification retail locations	2,500,000	1,875,000	1,250,000	625,000
Retail and selling activities	1,000,000	750,000	500,000	250,000
Execute marketing and branding campaigns	4,300,000	3,225,000	2,150,000	1,075,000
General corporate and acquisition costs	22,525,000	16,275,000	10,025,000	3,775,000
GSRX Milestone payments	2,475,000	2,475,000	2,475,000	2,475,000
General and administrative costs	1,200,000	900,000	600,000	300,000
Cost to complete the offering	1,000,000	750,000	500,000	250,000
TOTAL	$50,000,000	$37,500,000	$25,000,000	$12,500,000

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We began operations in the cannabis industry in December 2018 and have a limited operating history in the cannabis space. Our plan of operations for the next few years includes expanding our operations throughout the United States, Puerto Rico, Colombia and other Latin American (“LATAM”) markets. The Company will look to expand its operations by expanding its retail and manufacturing footprint in these areas. The Company is currently operating in Texas and Tennessee and will look to expand its retail presence in the markets Chemesis operates in. In addition, Chemesis will expand its cultivation operations in Colombia and Puerto Rico. Chemesis aims to further expand its footprint in the evolving cannabis industry by leveraging its expertise in cultivation, manufacturing and retailing. The amounts set forth above are our current estimates for such development activities, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page [__] for more information regarding the risks associated with an investment in our securities.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its officers, as described under “Executive Compensation” below. The Company may, in its discretion, pay its directors cash compensation and compensate them with the proceeds of the Offering.

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and reserves the right to change the estimated allocation of net proceeds set forth above.

During the year ended June 30, 2019, the Company began earning operating revenues, however, the Company incurred a loss of $38,082,758. During the six months ended December 31, 2019, the Company earned $5,645,291 in operating revenues, however, the Company incurred losses of $20,502,493 and remains dependent upon the receipt of additional equity and/or debt financing. We believe that if we raise the maximum amount in this Offering, we will have sufficient capital to finance our operations for at least the next 24 months. However, if we do not sell the maximum number of Units offered in this Offering, or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, and interest-bearing instruments. We may also use a portion of the net proceeds for the repayment of outstanding loans, investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments, except as otherwise disclosed above regarding the milestone payments pursuant to the contemplated acquisition of all of GSRX’s subsidiary, Project 1493.

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DESCRIPTION OF BUSINESS

Overview

The Company was incorporated on April 26, 2013, under the name of “Canadian Mining Corp.” pursuant to the Business Corporations Act (British Columbia). On July 17, 2018, the Company completed a reverse takeover transaction with 1145411 B.C. Ltd. (the “RTO”) and concurrently changed its name to “Chemesis International Inc.” As a result of the RTO, the Company transitioned from the business of acquiring and exploring mineral properties to the business of acquiring and developing cannabis operations. Currently, we are organized as a vertically-integrated corporation engaged in all areas of the medical and recreational cannabis industry, including production, manufacturing, research and development, distribution and retail. The Company has eight material subsidiaries (please see “Intercorporate Relationships” above), through which it conducts its operations in various jurisdictions in the United States of America, Puerto Rico and Colombia.

Pursuant to our Articles, we are authorized to issue unlimited shares of Common Shares. As of December 31, 2019, we had 10,669,628 shares of Common Shares outstanding of which 729,187 common shares are classified as held internally and 10,409,168 common shares were held in escrow.

Our Products and Services

The Company seeks to establish itself as an emerging leader in all areas of cannabis cultivation, manufacturing, retail, distribution, research and development through its cannabis operations. Chemesis’ products/services from cultivation include providing trim for extraction and cultivating THC flower for distribution to the Company’s operating dispensaries. Chemesis’ products/services from manufacturing include extracting cannabis oil for use in finished goods as well as for direct use, finished goods manufacturing for in-house brands and products as well as third party brands and products, and manufacturing products such as, tinctures, capsules, lotions, patches, edibles, flower (various strains), and oils. Chemesis’ products/services from distribution include providing licensed transportation and distribution services from business to business and/or dispensaries. Chemesis’ products/services from retail sales include operating retail dispensaries and kiosks and retailing in-house and third-party brands to consumers of both medical and recreational cannabis products.

The Company and its subsidiaries hold 10 retail dispensaries currently generating revenues with 8 in Puerto Rico, 2 in California and an additional 2 CBD dispensaries in Texas and Tennessee that are currently being built. There are 3 additional pre-qualification dispensary locations in Puerto Rico that are currently awaiting licenses and permits to operate. The Company currently operates a cultivation and manufacturing space within a 135,000 square foot facility. of which 100,000 square feet is licensed for cultivation and 35,000 square feet is for extraction and manufacturing its line of over 250 different THC infused products.

In addition to the above, the Company, through its La Finca subsidiary, holds a cultivation of non-psychoactive plants license and a seed producer certificate, which are the equivalent of cultivation and manufacturing licenses for hemp and CBD related products. La Finca is in the process of obtaining its commercial cultivar certificate.

The Company holds two large supplier agreements for its cultivation and manufacturing in Puerto Rico, whereby, it has agreed to supply the equivalent of a minimum USD$250,000 of manufactured products to dispensaries held by Project 1493 and to supply up to 200lbs per month of cultivated flower to a third party.

The Company plans to use proceeds from this offering to increase its cultivation and manufacturing abilities in Puerto Rico within its licensed facility and to build out the infrastructure of dispensaries to increase its market appeal. In Addition, the Company would like to invest in its extraction and dispensary facilities in the US to increase production and begin operating its first CBD dispensary locations.

In addition to the above, the Company acquired the license rights from Rapid Dose Therapeutic Inc. (“RDT”), a Canadian bio-technology company which provides proprietary drug delivery technologies. RDT’s QuickStrip is an oral fast-dissolving drug delivery system. Under the terms of the agreement, the Company received rights to produce, distribute, and sell QuickStrip products, with rights for cannabis markets in California and Puerto Rico.

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For clarity, please see the following breakdown of assets held and revenues earned as at and during the six months ended December 31, 2019, based on operating segments from the different regions the Company operates in:

	Assets $	Revenue $	Revenues derived from:	Profit (loss) $
Canada	6,510,112	-		(17,695,731)
United States	17,294,971	4,601,657	Bulk product and oil extraction	(3,111,080)
Puerto Rico	5,463,822	1,008,408	Cultivation, Manufacturing, distribution and retail	613,088
Colombia	537,928	35,226	Sample sales of manufactured product	(308,770)
	29,806,833	5,645,291		(20,502,493)

Currently, the Company’s US subsidiaries, Bonhomie Labs, SAP, Desert Zen, Kieley Growth and Puerto Rican subsidiaries, NVPR and GSRX, generate all of the Company’s revenues. The Company anticipates growth in revenues as operations ramp up in California and Puerto Rico and it continues to expand on its hemp seed development in Colombia.

The Company has commitments with facility lease agreements in California, Puerto Rico, and Colombia totaling $3.9M as of December 31, 2019, before discounting to present value.

Competition

The Company faces, and expects to continue to face, competition from other companies in the medical and recreational cannabis industry, some of which may have longer operating histories, more financial resources and more experience than the Company. Increased competition by larger and well-financed competitors, and/or competitors that have longer operating histories and more manufacturing and marketing experience than the Company, could have a material adverse effect on the Company’s business, financial condition and results of operations. As the Company and its subsidiaries operate in an early stage industry, the Company expects to face additional competition from new entrants. To remain competitive, the Company will require research and development, marketing, sales and other support.

The Company expects to face additional competition from new market entrants which are not yet active in the industry. If a significant number of new licenses are granted to new market entrants in the near term, the Company may experience increased competition for market share and may experience downward price pressure on the Company’s products as new entrants increase production, which could have a material adverse effect on the Company’s business.

In addition, if the number of users of cannabis increases, the demand for products will increase and the Company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Company will require a continued high level of investment in its facilities, licenses, branding, products and technologies, distribution, research and development, marketing, sales and client support. The Company may not have sufficient resources to complete the construction of its facilities, obtain the licenses needed to carry out our its business plan, and develop a marketing, sales and client support program on a competitive basis, which could materially and adversely affect the business, financial condition, and results of operations of the Company.

The Company’s ability to become and remain competitive in the market will depend upon, among other things:

•	The level of competition in the cannabis industry;
•	The Company’s ability to identify, acquire and integrate strategic acquisitions and partnerships;
•	The Company’s ability to obtain new licenses as cannabis is legalized at the state level;
•	The Company’s ability to achieve brand loyalty;
•	The Company’s ability to offer new products and to extend existing brands and products into new markets;
•	The Company’s ability to remain competitive in its product pricing; and
•	The Company’s ability to leverage its vertically-integrated business model to increase profitability.

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The Company does note that the barrier to entry into the cannabis industry are quite high specifically in Puerto Rico and Colombia and require a significant amount of capital and time to obtain such licenses. This limits the current competitive landscape in these regions and has allowed the Company to build its brand and establish a foothold in these markets through its product line and multiple dispensaries located in major cities and high traffic areas. Our success depends on expanding and maintaining any such advantages.

Compliance with Government Regulation

The Company is subject to government regulations in the United States of America, Canada, Puerto Rico and Colombia. Changes to any of the laws, rules, regulations or policies to which the Company is subject could have a significant impact on the Company’s business. There can be no assurance that the Company will be able to comply with any future laws, rules, regulations and policies. Failure by the Company to comply with applicable laws, rules, regulations and policies may subject it to civil or regulatory proceedings, including fines or injunctions, which may have a material adverse effect on the Company’s business, financial condition, liquidity and results of operations. In addition, compliance with any future laws, rules, regulations and policies could negatively impact the Company’s profitability and have a material adverse effect on its business, financial condition, liquidity and results of operations.

Further, the Company’s operations are subject to a variety of laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of cannabis but also including laws and regulations relating to health and safety, privacy, the conduct of operations and the protection of the environment in the jurisdictions in which they operate. Any changes to such laws, regulations and guidelines are matters beyond the control of the Company that may cause adverse effects to the operations and financial conditions of the Company.

In addition, the cannabis industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the Company’s control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce the Company’s earnings and could make future capital investments or the Company’s operations uneconomic and, therefore, could materially and adversely affect the Company’s prospective returns.

Employees

We currently do not have any employees. In locations where we have options, we utilize employee leasing companies who take care of all employee benefits, tax filings etc.

We have three full time executive officers, Aman Parmar, President, Edgar Montero, CEO and Eli Dusenbury, CFO, who devote substantially all of their time to our Company. The Company has entered into consulting agreements with Aman Parmar (President) for CDN$12,500 per month, Edgar Montero (CEO) for USD$10,000 per month, Eli Dusenbury (CFO) for CDN$10,000 per month, and Brian Thurston (Corporate Secretary) for CDN$3,000 per month (each, a “Consultant”, and, together, the “Consultants”). Such consulting agreements follow the same form of consulting agreement, with all the same terms and conditions, except for the monthly compensation amount. The term of employment for each Consultant is a period of 36 months and may be extended by mutual agreement or terminated at any time by either the Company or the Consultant without notice in the event of a material breach of the respective consulting agreement or with two weeks’ written notice by either the Company or the Consultant to the other party, or in the case of the Company, by payment in lieu of thereof to the Consultant. Each Consultant is eligible for annual cash and/or share bonuses, as determined by the Board in its sole discretion. Pursuant to their respective consulting agreements, the Consultants are not subject to restrictive covenants, including a restriction on competing upon termination of the consulting agreement. Each Consultant, however, during the term of their respective consulting agreement and for 12 months following the termination of the consulting agreement, for any reason may not solicit anyone else to terminate their relationships with the Company or its related or affiliated entities, as the case may be.

We do not currently have any pension, health, annuity, insurance, profit sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

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We engage contractors from time to time on an as-needed basis to consult with us on specific corporate affairs, or to perform specific tasks in connection with our business development activities. We currently have a contractor in each location where we operate (Puerto Rico, La Finca and California) and hire consultants for marketing, investor relations and regulatory services.

Corporate Information

Our principal executive offices are located at Suite 2710, 200 Granville Street, Vancouver, British Columbia, V6C 1S4, and our telephone number is +1 (604) 398-3378. Our website address is www.chemesis.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

DESCRIPTION OF PROPERTY

The Company currently operates 10 dispensaries in California and Puerto Rico and has 25 total licenses (14 retail licenses, 6 manufacturing licenses, and 5 cultivation licenses across the United States, Puerto Rico and Colombia).

United States

In California, the Company operates the following facilities:

o	Three of the locations are in Palm Springs, of which two are fully operational and licensed extraction facilities and one is the head office, which hold manufacturing and distribution licenses:

	1.	GSRX Facility: The Company operates a fully operational and licensed extraction facility located at 2155 N. Palm Canyon Drive, Palm Springs, CA 92262 (the “GSRX Facility”). The GSRX Facility, which is located in the county of Riverside, is comprised of a free-standing building of approximately 4,500 square feet, including a private patio area, private storage shed, parking lot and an additional unpaved lot. GSRX occupies the GSRX Facility under a five year and six-month lease, commencing on March 1, 2019 and ending August 31, 2024. The Company currently pays $6,000 per month in rent, with 3% annual increases thereafter.

	2.	Kieley Facility: The Company operates a fully operational extraction facility for recreational and medicinal THC and CBD extraction, located at 68342 Kieley Rd, Cathedral City, 92234, consisting of approximately 3,600 square feet (the “Kieley Facility”). Kieley operates the Kieley Facility under a 12-month term, commencing on April 15, 2019. The Company currently pays $16,666.67 per month in rent, with 5% annual increases thereafter.

	3.	Desert Zen Facility: The Company operates a facility located at (i) 68444 Perez Rd., Suite A & B, Cathedral City, CA 92234 located in the building known as 68444 Perez Rd., Cathedral City, CA 92234, County of Riverside (“Suite A & B”); and (ii) 68444 Perez Rd., Suite C, Cathedral City, CA 92234 located in the building known as 68444 Perez Rd., Cathedral City, CA 92234, County of Riverside (“Suite C”). Desert Zen operates Suite A & B under a 3-year lease, with an option for 2 additional 3-year terms, and Suite C under a 2-year lease, with an option for 2 additional 2-year terms. Desert Zen currently pays $2,800.00 per month in rent for Suite A & B, subject to 3% yearly increases, and $2,250.00 per month in rent for Suite A & B, subject to 3% yearly increases.

o

The Company owns the building housing the Mendocino Dispensary (defined below), located at 165 Main Street, Point Arena, located in Mendocino County, CA 95468, consisting of a ground floor commercial building with HWY 1 frontage with approximately 600 usable square feet (the “Mendocino Dispensary”). GSRX occupries the Mendocino Facility under a 60-month lease, beginning on February 27, 2019, together with options to renew for subsequent additional 60-month terms. The Company currently pays $3,075.00 per month in rent, subject to a 2.5% annual increase.

o	The Company has a license for distribution in Point Arena, California, but the Company does not have operations or a lease for a property in Point Arena, California at this time.

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The Company has been in the process of building CBD retail stores in Texas and Tennessee. However, due to the COVID-19 outbreak, operations related to building these retail stores have been halted and prearranged store openings may be delayed or may not occur.

Puerto Rico

The Company operates a cultivation and manufacturing facility in Caguas, Puerto Rico. NVPR currently holds a lease for a facility in Caguas, Puerto Rico (the “Caguas Facility”), totaling approximately 135,000 square feet, including (1) 100,000 square feet for THC cultivation; and (2) 35,000 square feet for manufacturing. NVPR occupies the Caguas Facility under a 5-year lease, commencing June 20, 2016, and pays $2,800 per month in rent.

The Company and its subsidiaries have 8 dispensaries in Puerto Rico, with an additional 3 pre-qualified dispensaries that are in various stages of development. All of the dispensaries are licensed and have obtained all applicable permits. The leased properties are summarized below.

(1) Pre-qualification Facility in Bayamón, Puerto Rico.

The Bayamón property is a 3,000 square foot facility, of which the Company uses to operate a medical cannabis dispensary. Project 1493 currently holds a lease for a facility in Bayamón, Puerto Rico (the “Bayamón Facility”), consisting of two levels located at A-15 Acacia Street, corner with Lomas Verdes Avenue, in Bayamón, Puerto Rico. The Bayamón, Facility is located on the building’s first floor and consists of 2 bathrooms, 2 air conditioning units, exterior shutters, a storage unit on the exterior of the property and 6 parking spaces. Project 1493 occupies the Bayamón Facility under a 5-year lease, commencing on March 12, 2018 and ending on March 11, 2023. Project 1493 currently pays $3,300 per month in rent. After the end of the term of this lease, the lease may be extended for a second term of 5 years, from March 14, 2023 until March 13, 2028, with a monthly rental payment that will increase from year to year, staggered at a rate of $100.00 per month each year, starting at $3,500 the first year, up to a cap of $3,800 for the fourth and fifth years.

(2) Pre-qualification Facility in Guaynabo, Puerto Rico.

The Guaynabo property is a 1,200 square foot facility, of which the Company uses to operate a medical cannabis dispensary. Project 1493 currently holds a lease for a facility in Guaynabo, Puerto Rico (the “Guaynabo Facility”), located at Urbanización Muñoz Rivera, Calle Acuarela C-15 (local A), Guaynabo, Puerto Rico, 00969. Project 1493 occupies the Guaynabo Facility under a 10-year lease, commencing in August 2018 and ending in July 2028. Project 1493 currently pays $3,990 per month in rent. Project 1493 may terminate this lease, provided that Project 1493 notifies the landlord in writing 60 days in advance and pays a 3 months’ rent penalty at the rental rate applicable at the time of the notification. Additionally, the landlord grants to Project 1493 a first right of refusal to purchase the Guaynabo Facility during the term and any extensions of the lease.

(3) Pre-qualification Facility in Isla Verde sector, in Carolina, Puerto Rico.

The Isla Verde property is a 1,800 square foot facility, of which the Company uses to operate a medical cannabis pharmacy. Project 1493 currently holds a lease for a facility in Isla Verde sector, in Carolina, Puerto Rico (the “Isla Verde Facility”), comprising of 2 commercial spaces, located at PR-37, Km 0.2, Isla Verde sector, in Carolina, Puerto Rico. Project 1493 occupies the Isla Verde Facility under a 5-year lease, commencing on August 1, 2017 and ending on June 30, 2022. Project 1493 currently pays $2,850 per month in rent. Project 1493 may renew the lease up to 2 times, for a term of 5 years for each renewal, and the monthly rental payment for the first additional term of 5 years will not exceed $3,750 and the second additional term of 5 years will not exceed $4,000.

(4) Operational Dispensary in Dorado, Puerto Rico.

The Dorado property is a 1,900 square foot facility, of which the Company uses to operate a medical cannabis dispensatory. GSRX currently holds a lease for an operational dispensary in Dorado, Puerto Rico (the “Dorado Dispensary”), located at Building Paseo del Plata, Shopping Center, Building No., P.R. 696, int. Jose Efron Ave, Dorado, Puerto Rico 00646. GSRX occupies the Dorado Dispensary under a 3-year lease, commencing on November 1, 2016 and ending on November 30, 2019. GSRX currently pays $4,750 per month in rent. The lease does not provide an option to renew.

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(5) Operational Dispensary in Carolina, Puerto Rico.

The Carolina property is a 2,500 square foot facility, of which the Company uses to operate a medical cannabis dispensatory. GSRX currently holds a lease for an operational dispensary in Carolina, Puerto Rico (the “Carolina Dispensary”), located at 65th Infantry Ave, Km 11.0 marginal 3, Lomas de Carolina, Carolina, Puerto Rico 00987. GSRX occupies the Carolina Dispensary under a 5-year lease, commencing on September 1, 2016 and ending on August 31, 2021. GSRX currently pays $4,500 per month in rent. The lease does not provide an option to renew.

(6) Operational Dispensary in Hato Rey, Puerto Rico.

The Hato Rey property is a 1,150 square foot facility, of which the Company uses to operate a medical cannabis dispensatory. GSRX currently holds a lease for an operational dispensary in Hato Rey, Puerto Rico (the “Hato Rey Dispensary”), located at 508 Cesar Gonzalez, San Juan, Puerto Rico 00918. GSRX occupies the Hato Rey Dispensary under a 10-year lease, commencing on November 1, 2019 and ending on October 31, 2029. GSRX currently pays $2,000 per month in rent.

(7) Operational Dispensary in Fajardo, Puerto Rico.

The Fajardo property is a 2,774 square foot facility, of which the Company uses to operate a medical cannabis dispensatory. GSRX currently holds a lease for an operational dispensary in Fajardo, Puerto Rico (the “Fajardo Dispensary”), located at Bo. Quebrada de Fajardo, Carr. #3 Km. 44.9, Fajardo, Puerto Rico 00648. GSRX occupies the Fajardo Dispensary under a 78-month lease, commencing on August 30, 2016 and ending on February 28, 2023, with three 60-months options to renew. GSRX currently pays $3,000 per month in rent.

(8) Operational Dispensary in San Juan, Puerto Rico.

The San Juan property is a 1,150 square foot facility, of which the Company uses to operate a medical cannabis dispensatory. GSRX currently holds a lease for an operational dispensary in San Juan, Puerto Rico (the “San Juan Dispensary”), located at 511 Andalucia, San Juan, Puerto Rico. GSRX occupies the San Juan Dispensary under a 78-months lease, commencing on August 1, 2017 and ending on July 31, 2023, with a one 1-year option to renew. GSRX currently pays $1,600 per month in rent.

(9) On September 9, 2019, Natural Ventures entered into an acquisition agreement to operate three dispensaries in Puerto Rico for total payments of USD $1,200,000, due in monthly installments of USD $50,000. The agreement is subject to the Company successfully transferring the licenses into its name. This requires approval from the Puerto Rico Department of Health, and as such, the acquisition of the licenses is subject to this being completed. As at December 31, 2019, the Company has paid USD $150,000 ($195,000) and is included in deposits subject to the completion of the license transfer. The terms for each of the dispensaries leases are discussed below.

1.

Medical Cannabis dispensary located on 65th Infantry Avenue, Km. 11.0, marginal 3, Lomas de Carolina, Carolina, Puerto Rico 00987. The following descriptions and representations apply to this establishment:

	o	HERAS P.M. & I, Corp., a corporate entity represented by Marfa Teresa Guzman Garcia, is the legally rightful owner of the property in which the dispensary is located.

	o	HERAS P.M. & I, Corp., and PR Industrial Holdings entered into a lease agreement on August 26, 2016. The agreement stipulates a lease term of five years, commencing on September 1, 2016.

	o	The property has an approximate capacity of 2,500 square feet.

	o	The lease fee is set at $4,500 a month, with an annual increase of 5%.

	o	A lease assignment for this property was signed by the landlord, PR Industrial Holdings, and Project 1493 on June 15, 2017.

2.

Medical Cannabis dispensary located on Building Paseo del Plata Shopping Center, Building No. 3, P.R. 696, int. Jose Efron Avenue, Dorado, P.R., 00646. The following descriptions and representations apply to this establishment:

	o	Efron Dorado, S.E., a Puerto Rico corporate entity, is the legally rightful owner of the property in which the dispensary is located.

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	o	Efron Dorado, S.E., and PR Industrial Holdings entered into a lease agreement on August 30, 2016. The agreement stipulates a lease term of three years, commencing on December 1, 2016.

	o	The property has an approximate capacity of 1,900 square feet.

	o	The lease fee is set at an annual amount of $57,000 ($30 sq. ft.), with an additional monthly marketing charge of $158.33 ($1 sq. ft.)

	o	A lease assignment for this property was signed by the landlord, PR Industrial Holdings, and Project 1493 on June 7, 2017.

3.	Medical Cannabis dispensary located on Bo. Quebrada de Fajardo, Carr. #3 Km. 44.9, Fajardo, P.R. 00648. The following descriptions and representations apply to this establishment:

	o	José Ramón Cariño Ribot is the legally rightful owner of the property in which the dispensary is located.

o

José Ramón Cariño Ribot and PR Industrial Holdings entered into a lease agreement on August 30, 2016, for Local #1. The agreement stipulates a lease term of 78 months three options to renew the contract for an additional term 60 months.

	o	The property has an approximate capacity of 2,774 square feet.

o

The lease fee is set at a monthly payment of $3,000 with a 5% annual increase for the initial term and any subsequent renewals of the contract. Additionally, the tenant must pay an annual fee of $1,315.71 for property taxes, as well as an annual fee of $l,275 for property insurance.

	o	A lease assignment for this property has not been signed.

Colombia

In Colombia, the Company holds a cultivation and manufacturing license and a seed cultivation licenses and is in the process of obtaining its seed commercialization license first requiring the Company to complete the Pruebas de Evaluacion Agronomica - Agronomic Evaluation Trials (“PEAs”) and obtain a registered cultivar certification from the Government of the Republic of Colombia. Although great progress has been made to date, the Company currently requires additional funding to complete this process.

On April 27, 2020, the Company entered into a definitive agreement with 1247262 B.C. Ltd., a corporation incorporated under the laws of British Columbia (“Spinco”), memorializing a spin-out transaction of La Finca into its own separate publicly traded company (the “Spinco Agreement”). Under the Spinco Agreement, the Company will transfer all of the issued and outstanding common shares of La Finca to 1247262 B.C. Ltd. (“Spinco”) in exchange for such number of Spinco Common Shares as is equal to the number of Company Common Shares issued and outstanding immediately prior to the Effective Time (as defined therein). Pursuant to the Spinco Agreement, the Company will have the holders of the Company’s common shares (the “Company Shareholders”) consider the arrangement under section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) on the terms and subject to the conditions set out in the “Plan of Arrangement,” as set forth in Schedule A of the Spinco Agreement. The Company Shareholders may exercise their rights of dissent under section 238 of the BCBCA in connection with the arrangement. Additionally, such transaction is subject to certain conditions, including shareholder approval.

Intellectual Property

We believe it is important to our success that we:

●	obtain and maintain patent and other legal protections for the proprietary products, technology, inventions and improvements we consider important to our business;

●	prosecute our patent applications and defend our issued patents and licensed rights;

●	preserve the confidentiality of our trade secrets; and

●	operate without infringing the patents and proprietary rights of third parties.

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We intend to continue to seek appropriate patent protection when we have our patent application approved, as well as other proprietary technologies and their uses by filing additional patent applications in the United States and selected other countries.

Rapid Dose Therapeutics Inc. (“RDT”) On October 12, 2018, the Company acquired the license rights from RDT, a Canadian bio-technology company which provides proprietary drug delivery technologies. RDT’s QuickStrip is an oral fast-dissolving drug delivery system. Under the terms of the agreement, the Company received rights to produce, distribute, and sell QuickStrip products, with rights for cannabis markets in California.

GSRX has applied for patents which it believes are a new, original and ornamental design for Oral Consumable Flakes. The patents use the methods of preparing soluble, encapsulated plant-based compositions. These Patent Application Costs consist of $1,943,934 in legal fees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company’s Management’s Discussion and Analysis provides an analysis of the Company’s financial results for the six month period ended December 31, 2019 and December 31, 2018, and should be read in conjunction with the financial statements of the Company for the six months ended December 31, 2019 and December 31, 2018, and the notes thereto.

The following Management’s Discussion and Analysis (“MD&A”) is prepared as at December 31, 2019 in accordance with National Instrument 51-102F1, and should be read together with the unaudited consolidated financial statements for the six months ended December 31, 2019 and the audited consolidated financial statements for the years ended June 30, 2019 and June 30, 2018 and the notes related thereto, which are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards. The financial statements are compliant and up to date with all new financial accounting standards, as noted per IFRS. The Company has elected to not delay compliance with any new or revised financial accounting standard. The Company’s fiscal year end is June 30. Additional information regarding the Company will be available through the SEDAR website at www.sedar.com.

All dollar amounts are expressed in United States currency, unless otherwise indicated, that Canadian currency is used.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this MD&A may constitute forward-looking statements. Statements in this report that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties, which could cause actual results to vary considerably from these statements.

Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company may differ materially from those reflected in forward-looking statements due to a variety of risks, uncertainties and other factors. The Company’s forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, and the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

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The Company’s forward-looking statements are based on the Company’s beliefs and assumptions which are based on information available at the time these assumptions are made. The forward-looking statements contained herein are as of the date of this listing document, and are subject to change after this date, and the Company assumes no obligation to publicly update or revise the statements to reflect new events or circumstances, except as may be required pursuant to applicable laws. Although management believes that the expectations represented by such forward-looking information or statements are reasonable, there is significant risk that the forward-looking information or statements may not be achieved, and the assumptions underlying such information or statements will not prove to be accurate.

Actual results or events could differ materially from the plans, intentions and expectations expressed or implied in any forward-looking information or statements, as a result of numerous risks, uncertainties and other factors such as those described above and in “Risks and Uncertainties” below.

Key Business Activities

The Company was incorporated on April 26, 2013 and was a wholly-owned subsidiary of International Zeolite Corp. The Company’s registered records office is 1212 Austin Ave, Coquitlam BC V3K 3P5 and the corporate head office is at 2710 – 200 Granville Street, Vancouver, BC V6C 1S4. During fiscal 2017, the Company was spun out pursuant to a plan of arrangement as disclosed in Note 8 of the consolidated financial statements. On June 5, 2017, the Company began trading on the TSX Venture Exchange under the symbol CNG.

On July 17, 2018, the Company completed a reverse takeover transaction (“RTO”) with 1145411 BC Ltd. (“1145411”), pursuant to which the Company acquired all of the issued and outstanding shares of 1145411. This transaction was recorded as a reverse acquisition with 1145411 being the acquirer for accounting purposes. The historical assets and liabilities are of 1145411 while the share capital is that of the Company. The Consolidated financial statements include the historical consolidated financial information of 1145411 up to the completion of the RTO. 1145411 was incorporated under the laws of British Columbia on December 15, 2017.

Effective July 17, 2018, the Company completed a share consolidation of its share capital on the basis of two existing common shares for one new common share.

The shares issued to 1145411 were issued on a post-consolidation basis. Concurrent with the transaction, the Company changed its name to Chemesis International Inc. and started trading on the Canadian Securities Exchange (“CSE”) under the symbol “CSI”.

Pursuant to the reverse acquisition transaction, Canadian Mining Corp., under the trading symbol, CNG changed its name to Chemesis International Inc. and has de-listed from TSX-V and listed its shares on the CSE. The Company has since changed its business focus from mineral exploration to the continuation of 1145411’s business of pursuing opportunities in the cannabis industry.

On February 1, 2019, The Company and IMC International Mining Corp. (“IMC”) completed a reorganization transaction by way of a plan of arrangement whereby, the Company undertook a reorganization and spin-out of various interests in minerals located in the vicinity of the Harcuvar and Harquahala Mountains, Yavapai County, Arizona to IMC.

On February 1, 2019, the Company transferred all of the issued and outstanding common shares of its wholly owned subsidiary, Canadian Mining of Arizona Inc. (“CMAI”), to IMC in exchange, the shareholders of the Company at the record date received 3,246,625 common shares, 305,000 options and 229,014 warrants of IMC.

Effective December 20, 2019, the Company completed a share consolidation of its share capital on the basis of ten existing common shares for one new common share.

Subsidiaries and their activities

Bonhomie and SAP

1145411 is the owner of 100% of the issued and outstanding capital stock of Bonhomie Labs Inc. (“Bonhomie”), a California corporation. Bonhomie is the owner of 51% of the issued and outstanding capital stock of SAP Global, a California corporation (“SAP”). SAP is the assignee, pursuant to a management agreement of various entitlements that allow it to operate cannabis businesses in the State of California. On July 19, 2018, the Company increased its holdings to 80% of the issued and outstanding capital stock of SAP for no additional consideration. On July 3, 2019, the Company increased its holdings to 100% of the issued and outstanding capital stock of SAP by issuing 100,000 common shares of the Company with a fair value of $1,780,000. SAP is a California Corporation that with a manufacturing licenses for its manufacturing and extraction facility of recreational and medicinal THC and CBD products for the California market.

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Desert Zen

On August 21, 2018, the Company acquired 100% of Desert Zen, a state-compliant, recreational and medicinal cannabis manufacturing, distribution, and transportation company based in Cathedral City, California. The facility is licensed under state and local laws to manufacture, package, and transport quality cannabis products.

NVPR

On November 30, 2018, the Company acquired 80% of NVPR, a cultivation and distribution business located in Puerto Rico. The company has been operational since early 2017 and currently is expanding to meet its growing patient demand. NVPR is licensed to cultivate 100,000 square ft of cannabis and has 35,000 square ft of manufacturing floor space for extraction and manufacture of cannabis products. NVPR has begun growing its own cannabis plants that will be used in manufacturing and distribution of its diverse product line. On September 11, 2019 the Company announced it had entered into an agreement to purchase three cannabis dispensary operations in Puerto Rico from Caribbean Green LLC in exchange for USD $1.2 million in cash paid over 24 months. These dispensaries are situated in high-traffic locations and are governed by a management services agreement until the acquisition payments are completed.

La Finca

On January 11, 2019, the Company acquired 100% of La Finca Interacviva Arachna Inc. SAS, a hemp and CBD cultivation and manufacturing operation located in Colombia. The licenses which are currently held by La Finca (the “La Finca Licenses”) allow it to do the following with respect to non-psychoactive cannabis:

•	Production of seeds and cultivation of cannabis plants;
•	Fabrication of derivatives (i.e. production);
•	Storage, transportation and distribution of products; and
•	Use and possession for industrial and scientific purposes.

Further, the La Finca Licenses enable La Finca to commercially sell biomass and cosmetic finished products. In order to further commercialize La Finca and its licensing, it is first necessary to complete the Pruebas de Evaluacion Agronomica - Agronomic Evaluation Trials (“PEAs”) and obtain a registered cultivar certification from the Government of the Republic of Colombia.

La Finca is currently engaged in the PEA process, and the Company notes that it requires significant capital and time. It typically takes 12-18 months, depending on the success of the cultivation and harvest process and the speed of regulatory approvals, for a company to obtain a PEA.

On April 27, 2020, the Company entered into a definitive agreement with 1247262 B.C. Ltd., a corporation incorporated under the laws of British Columbia (“Spinco”), memorializing a spin-out transaction of La Finca into its own separate publicly traded company (the “Spinco Agreement”). Under the Spinco Agreement, the Company will transfer all of the issued and outstanding common shares of Spinco in exchange for such number of Spinco Common Shares as is equal to the number of Company Common Shares issued and outstanding immediately prior to the Effective Time (as defined therein). Pursuant to the Spinco Agreement, the Company will have the holders of the Company’s common shares (the “Company Shareholders”) consider the arrangement under section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) on the terms and subject to the conditions set out in the “Plan of Arrangement,” as set forth in Schedule A of the Spinco Agreement. The Company Shareholders may exercise their rights of dissent under section 238 of the BCBCA in connection with the arrangement. Additionally, such transaction is subject to certain conditions, including shareholder approval.

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Kieley

On May 24, 2019, the Company acquired a 60% interest in Kieley Growth Management (“Kieley”), a company with dispensary operations in California, United States. Kieley holds a Type-6 Cannabis Processing License as issued by the California Department of Health. Kieley is a California Corporation with a fully operational extraction facility for recreational and medicinal THC and CBD extraction for use in the California market.

GSRX

On April 1, 2019 the Company entered into an agreement to acquire 19.9% equity stake in GSRX Industries Inc. (“GSRX”), a company which owns and operates six cannabis dispensaries and an online ecommerce site. Pursuant to the terms of the acquisition, GSRX issued 11,666,998 common shares to Chemesis. GSRX has also granted a pre-emptive right to maintain such ownership percentage. In exchange, the Company issued 729,187 common shares, which are subject to hold periods of up to 36 months. At the time of acquisition, the Company had no board members or management on the Board of Directors of GSRX. On August 29, 2019, the Company acquired 42,634,124 common shares of GSRX in exchange for 1,488,071 common shares of the Company for a total fair value of $8,437,363. Immediately after the transaction the Company held a 66.29% common share interest and in GSRX. In November 2019, the Company acquired 100% of the preferred shares in exchange for 400,000 common shares of the Company and three board seats on the Board of Directors of GSRX.

GSRX has extensive manufacturing, extraction, distribution, and processing capabilities, which complement and build upon GSRX’s proven ability to professionally operate cannabis dispensaries. Chemesis intends to leverage its facilities and processing capabilities to manufacture finished goods for GSRX’s operating dispensaries, with the aim of further increasing margins and operational efficiencies.

GSRX’s asset portfolio includes:

-	Five operating dispensaries in Puerto Rico, which operate under Green Spirit Rx brand with locations in Dorado, Carolina, Hato Rey, Fajardo and San Juan.
-	Three pre-qualified dispensaries in Puerto Rico with locations in large tourist centres and dense populations. Each dispensary is in various stages of development and construction.
-	A fully licensed cannabis distribution centre in Point Arena, California. The distribution centre is expected to service over 400 dispensaries in Northern & Central California.
-	The Green Room, a boutique dispensary located in Point Arena California that has been owned and operated since April 2018.
-	The Green Room, a 4,500 ft2 large scale dispensary located in Palm Springs, California currently under renovations;
-	Retail CBD stores in Texas and Tennessee, with products such as creams, balms, tinctures, pet products, face masks, vape pens, and soft gels.

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Results of Operations for the Six Months Ended December 31, 2019 and December 31, 2018

Revenues

Revenues earned during the six months ended are earned as follows:

	December 31, 2019	December 31, 2018
California	$4,601,657	$4,287,097
Puerto Rico	1,008,408	452,038
Colombia	35,226	-
Total revenues	$5,645,291	$4,739,135

Our revenue was $5,645,291 for the six months ended December 31, 2019, compared to $4,739,135 for the six months ended December 31, 2018. The Company’s California operations were significantly larger in the six months ended December 31, 2018 due to increasing awareness around the health effects of oils, and as such fewer sales in the Company’s California locations for the current period. Further, there were fewer bulk CBD sales this year, as such revenues from that revenue stream has decreased as our focus has been primarily on retail and higher margin revenue streams.

The Company’s Puerto Rico operations have increased significantly over the prior year through acquisitions of NVPR on November 30, 2018, GSRX on August 29, 2019 and acquisition of 3 additional dispensaries from Caribbean Green; however, the full potential of our Puerto Rico revenue streams have not been realized due to the Puerto Rico Department of health’s administrative review resulted not being able to carry out licensed activities (including revenues). Pursuant to the Company filing an injunction, on February 3, 2020, the Puerto Rico Superior Court found our claims to be valid and reinstated the Company’s manufacturing and cultivation licenses. The Company expects to see significant increases in revenues in the first quarter of fiscal 2020.

Operating Expenses

•

Advertising and marketing of $434,139 (December 31, 2018 - $988,810) consists of advertising and marketing campaigns to increase market awareness and brand generation activities. The decrease in this expense correlates to the abeyance of the Company’s license and our shift in focus to reversing that action;

•

Consulting and payroll of $1,439,589 (December 31, 2018 - $516,091) consists primarily of services used in operational activities of its California and Puerto Rico subsidiaries, as well as head office salaries. The increase over the prior year is due to the fact that NVPR was acquired partially through 2018;

•	Management fees of $225,643 (December 31, 2018 - $172,243) consists of executive officer compensation and reflects the increase in operations in the US, Puerto Rico, and Colombia;
•

Professional fees of $1,143,873 (December 31, 2018 - $648,048) and consists primarily of the fees incurred to complete significant acquisition transactions and deal with the administrative review of our licenses in Puerto Rico;

•	Rent of $548,653 (December 31, 2018 - $486,208) consists of leased facilities in Puerto Rico and California. Rent expense increased over the prior year due to a full year of payments;
•

Share based payments of $180,003 (December 31, 2018 - $2,567,302) consists primarily of the non-cash fair value as measured by the Black-Sholes option pricing model to reflect the grant of 300,000 options during the six months ended December 31, 2019;

•

Depreciation of $2,620,743 (December 31, 2018 - $533,917) consists primarily of the non-cash reduction in the value of the Company’s fixed assets over their useful lives. The increase in depreciation is due to the significant increase in fixed assets acquired through asset acquisitions and business combinations during the fiscal 2019 year;

•

The Company’s general and administration expenses were $2,115,192 for the six months ended December 31, 2019, compared to $193,115 for the six months ended December 31, 2018. General and administrative expenses consist primarily insurance expense and maintenance, utilities, general office expense and supplies. The increase relates to the Company completing two acquisitions at the end of the prior period that have full operations for the current period and the acquisition of GSRX on August 29, 2019.

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Loss on investment in GSRX Industries of $10,308,227 (December 31, 2018 - $nil) consists of the non-cash fair value adjustment of GSRX shares measured from June 30, 2019 up to the date of acquisition of control on August 29, 2019. This investment is now being consolidated and is included in the purchase price consideration of GSRX;

Write-down of goodwill of $2,633,910 and intangible assets of $807,782 were due to declines in the California market where the short term EBITA values no longer support the high asset values.

Net Loss

During the six months ended December 31, 2019, the Company incurred a net loss of $20,502,493 (December 31, 2018 - $13,034,942) and loss before other (non-cash) items of $6,079,397 (December 31, 2018 - $5,825,510).

During the six months ended December 31, 2019, the Company incurred a comprehensive loss of $20,803,070 (December 31, 2018 - $12,431,259). The difference from net loss arises on a foreign currency translation adjustment of $300,577 (December 31, 2018 - $603,683) arising from non-cash presentation currency adjustment of its US, Puerto Rico and Colombian subsidiaries’ financial information to Canadian dollars.

Results of Operations for the Years Ended June 30, 2019 and June 30, 2018

Revenues

Revenues earned during the years ended are earned as follows:

	June 30, 2019	June 30, 2018
California	$7,161,025	$-
Puerto Rico	2,150,094	-
Colombia	-	-
Total revenues	$9,311,119	$-

Our revenue was $9,311,119 for the year ended June 30, 2019, compared to $nil for the year ended June 30, 2018. The increase in revenues was due to the acquisition of operating entities in California and in Puerto Rico and completing its extraction facility in California. The revenues consist mainly of manufacturing operations in Puerto Rico, sales of THC oil from extraction facilities in California and sales of bulk CBD. Fiscal 2019 was the first year of revenue generating operating activities for the Company.

The Company’s Puerto Rico operations have increased significantly over the prior year through acquisitions of NVPR on November 30, 2018.

Operating Expenses

•

Advertising and marketing expense of $4,233,999 (2018 - $2,349) consists of aggressive advertising and marketing campaigns to increase market awareness and brand generation activities coinciding with the Company going public at the start of fiscal 2019, completing acquisitions and expanding its operations throughout the US, Puerto Rico and Colombia;

•

Consulting and payroll of $1,964,939 (2018 - $139,786) consists primarily of services used in operational activities of its California and Puerto Rico subsidiaries. The increase over 2018 was due to significant salaries incurred in the operations of the Company’s newly acquired subsidiaries.

•	Management fees of $424,473 (2018 - $nil) consists of executive salaries and reflects the changing needs of the Company as it transitioned to a fully operational entity;
•	Professional fees of $1,540,524 (2018 – $11,111) consists primarily of the fees incurred to complete significant acquisitions, listing and spin-out transactions;

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•

Rent of $773,086 (2018 - $202,979) consists of leased facilities in California, Puerto Rico and Colombia used in cultivation, manufacturing and distribution activities. The increase over the prior year is due to the significant acquisitions during fiscal 2019;

•

Share based payments of $4,539,342 (2018 - $nil) consists of non-cash fair value as measured by the Black-Sholes option pricing model to reflect the grant of 6,850,000 options during the year ended June 30, 2019;

•

Depreciation of $983,245 (2018 - $115) consists primarily of the non-cash reduction in the value of the Company’s fixed assets over their useful lives. This increased due to the significant acquisitions during the 2019 year; and

•

The Company’s general and administration expenses of $1,223,589 (June 30, 2019- $22,789) consist primarily of repairs and maintenance, insurance, utilities, general office expense and supplies. The Company did not have significant operations in the prior year

Impairment of intangible assets of $637,059 (2018 - $nil) and impairment of goodwill $1,801,300 (2018 - $nil) of reflect the non-cash fair value adjustment required per IFRS standards to test for impairment annually by comparing the capitalized cash flows to carrying amounts of these assets.

Seed research, development, and technology of $10,305,740 (2018 - $nil) reflects the non-cash fair value of the Company’s shares issued to acquire La Finca and its in-process research and hemp licenses.

Loss on debt settlement of $292,629 (2018 - $nil) consists primarily of the non-cash fair value adjustment to reflect the issuance the Company’s shares issued to settle outstanding debt of $5,500,000 pursuant to the La Finca acquisition.

Listing acquisition expense of $7,218,093 (2018 - $nil) reflects the non-cash fair value in excess of the shares issued over the net assets of Chemesis acquired on the date of the reverse takeover transaction.

Loss on investment in GSRX Industries of $2,646,285 (2018 - $nil) consists primarily of the non-cash fair value adjustment of GSRX shares as measured at June 30, 2019.

Net Loss

Our net loss was $38,082,758 for the year ended June 30, 2019, (June 30, 2018 - $665,444) and loss before other (non-cash items) of $14,756,516 (June 30, 2018 - $398,553). The increase in fiscal 2019 is a result of the Company completing acquisitions in California, Puerto Rico and Colombia, completing an RTO and growing its operations in fiscal 2019.

During the year ended June 30, 2019, the Company incurred a comprehensive loss of $37,351,039 (2018 - $589,757). The difference from net loss arises on a foreign currency translation adjustment of $731,719 (2018 - $75,687) arising from non-cash presentation currency adjustment of its US, Puerto Rico and Colombian subsidiaries’ financial information.

Liquidity and Capital Resources

As at December 31, 2019, the Company had cash of $1,343,696, inventory of $1,547,555, biological assets of $2,413,177 and $1,647,071 in amounts receivable. The Company has working capital deficiency of $4,481,271 (June 30, 2019 – $204,230).

The Company used net cash of $4,425,591 in operating activities during the six months ended December 31, 2019 which was funded through $5.14M in cash flows from gross profits funds from investing and financing activities.

The Company received cash of $2,220,851 in investing activities during the six months ended December 31, 2019. Investing activities primarily consisted of cash received pursuant to acquisition of GSRX and a sale of a building for USD$950,000.

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The Company received cash of $2,920,690 from financing activities during the six months ended December 31, 2019. Financing activities primarily consisted of cash of the following:

a.	The Company received cash of $140,000 pursuant to the exercise of options and warrants;
b.	The Company received cash of $1,462,190 pursuant to convertible debentures converted;
c.	The Company received net cash of $575,000 pursuant to private placements completed; and
d.	$743,500 was received from subscriptions for common shares not yet issued.

On January 23, 2020, the Company closed a private placement of 16,393,444 units of the Company (the “Units”) at price of $0.305 per Unit for $5,000,000. Each Unit is comprised of one common share and one common share purchase warrant (each, a “Warrant”). Each Warrant is exercisable for one common share at a price of $0.405 for a period of 24 months. The Company also settled and discharged an aggregate total indebtedness of $1,884,996, on the following basis:

•	$1,141,556 owed under a convertible debenture held by a director of the Company and 344,275 owed under a convertible debenture agreement repaid in cash;
•

$284,444 owed under a convertible debenture repaid through the issuance of 406,348 units of the Company (the “Debt Settlement Units”), with each Debt Settlement Unit being comprised of one common share and one common share purchase warrant (the “Debt Settlement Warrants”) and issued at a deemed price of $0.70. Each Debt Settlement Warrant is exercisable for one common share at a price of $0.70 for a period of 24 months; and

•	$114,691 owed to a creditor was settled through the issuance of 163,844 Debt Settlement Units.

In addition, the Company completed its previously announced convertible debt settlement whereby it discharged a total indebtedness of $1,109,440 under certain convertible debentures through the issuance of 1,232,711 units of the Company (the “Debt Conversion Units”), with each Debt Conversion Unit being comprised of one common share and one common share purchase warrant (the “Debt Conversion Warrants”) and issued at a deemed price of $0.90. Each Debt Conversion Warrant is exercisable for one common share at a price of $1.12 for a period of 24 months.

The Company has access to additional equity financing agreement for up to $25,000,000, with Alumina Partners, LLC, a New York-based private equity firm that has made substantial investments in the cannabis space. The agreement details the purchase of up to $25,000,000 of units of the Company, consisting of one common share and one common share purchase warrant, at discounts ranging from 15% to 25% of the market price of the Company’s shares, with each equity financing occurring exclusively at the option of the Company, throughout the 24-month term of the agreement. The Company has used $750,000 of this lending facility to date.

Additionally, the Company holds a $10,000,000 share subscription agreement with Global Emerging Markets (“GEM”). The agreement provides that the Company may, at any time while the agreement is in effect, deliver a draw-down notice to GEM specify the number of common shares for which GEM will then have an obligation to subscribe up to a maximum of $10,000,000. As of December 31, 2019, the Company drawn down $778,000 on this equity financing arrangement.

We believe that if we raise $20,000,000 (the Maximum Amount) in this Offering, we will have sufficient capital to finance our operations for at least the next 24 months; however, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. We do not have any track record for self-underwritten Regulation A+ offerings, and there can be no assurance we will raise the Maximum Amount or any other amount. Further, we expect that after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities. However, no assurances can be made that we will be successful obtaining additional equity or debt financing, or that ultimately, we will achieve profitable operations and positive cash flow.

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Going Concern

These condensed consolidated interim financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due. Management is aware, in making its assessment, of material uncertainties related to events or conditions that may cast significant doubt upon the Company’s ability to continue as a going concern. During the period from inception through December 31, 2019, the Company incurred net losses of $58,199,356. We intend to continue finance our operations through equity and debt financings and gross profits. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time.

Off-Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Contractual Obligations, Commitments and Contingencies

Legal claim

A claim has been made against the Company for USD $2 million in common shares to be issued pursuant to an asset purchase agreement. The Company has retained legal counsel and estimates the range of outcomes to be $nil up to 355,000 common shares of the Company. The Company believes this claim to be without merit, and as such, no amounts were accrued as at December 31, 2019.

Property lease

The Company holds a 5-year lease agreement in Caguas, Puerto Rico with remaining lease obligations as at December 31, 2019 of USD$705,000.

GSRX holds various lease agreements in Puerto Rico and California with remaining lease obligations extending over the next 8 years totaling USD$2,900,000.

During the six months ended December 31, 2019, the Company completed a convertible debt financing for total gross proceeds of USD$1,100,000. The convertible debentures bear interest at a rate of 8% per year and matures two years from the closing date. The convertible debentures are unsecured and are convertible, at the option of the holder, into common shares of the Company at a price of $12.50 per unit. Each unit consists of one common share and one warrant, which is exercisable into one common share at an exercise price of $15.00 for a period of 24 months.

During the year ended June 30, 2019, the Company completed two tranches of convertible debt financing for total gross proceeds of $3,500,000. On January 23, 2020, the Company settled $2,553,000 of convertible debt through (before interest) cash and shares. The remaining $947,000 in convertible debenture (principle only) bear interest at a rate of 8% per year and mature two years from the closing date. The convertible debentures are unsecured and are convertible, at the option of the holder, into common shares of the Company at a price of $12.50 per common share.

The Company has the right to repay and cancel convertible debentures at any time prior to the maturity date at a price equal to 105% of the principal amount of the convertible debentures then outstanding plus accrued and unpaid interest thereon. In addition, the Company has the right to compel the conversion of the convertible debentures in the event that the daily volume weighted average trading price of the common shares exceeds $25.00 per common share for 10 consecutive trading days. The debentures contain a derivative liability whereby the number of shares is fixed to the US dollar. The Company does not remeasure this liability due to its immaterial effect on the consolidated financial statements.

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Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. We are not aware of any matters which result in a loss contingency.

Accounting Standards Adopted During the Period

Certain new standards, interpretations and amendments to existing standards have been issued by the IASB or International Financial Reporting Interpretations Committee (“IFRIC”) that are mandatory for accounting periods beginning after January 1, 2019, or later periods. New standards and updates, which are not applicable or are not consequential to the Company, have been excluded from the list below. The Company has elected to not delay compliance with any new or revised financial accounting standard.

IFRIC 23 Uncertainty over income tax treatments - clarifies the application of recognition and measurement requirement in IAS 12, Income Taxes, when there is uncertainty over income tax treatments. It specifically addresses whether an entity considers each tax treatment independently or collectively, the assumptions an entity makes about the examination of tax treatments by taxation authorities, how an entity determines taxable profit (tax loss), tax bases, unused tax credits and tax rates, and how an entity considers changes in facts and circumstances. IFRIC 23 is effective for the Company’s current annual period retrospectively and the adoption did not have a significant impact on the Company’s condensed consolidated interim financial statements for the six months ended December 31, 2019.

The Company adopted the requirements of IFRS 16 effective July 1, 2019. This new standard replaces IAS 17 Leases and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to the current accounting for finance leases, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is substantially changed.

On adoption, the Company transitioned to the new standard using the modified retrospective approach and:

a)	Measured the lease liability based on the present value of the remaining lease payments discounted using the Company’s incremental borrowing rate of at July 1, 2019;
b)	Measured the right-of-use asset as if IFRS 16 had been applied since the commencement date, but discounted using the Company’s incremental borrowing rate at July 1, 2019; and
c)	Recording the cumulative difference to deficit;

The net impact on retained earnings on July 1, 2019 was a $nil.

The following is a reconciliation of total operating lease commitments at June 30, 2019, to the lease liabilities recognized at July 1, 2019:

Lease liabilities before discounting	$1,726,894
Discounted using incremental borrowing rate of 15%	(270,647)
Operating lease liability	$1,456,247

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For any new contracts entered into on or after January 1, 2019, the Company considers whether a contract is, or contains a lease. A lease is defined as ‘a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration’. To apply this definition the Company assesses whether the contract meets three key evaluations which are whether:

a)	The contract contains an identified asset, which is either explicitly identified in the contract or implicitly specified by being identified at the time the asset is made available to the Company;
b)

The Company has the right to obtain substantially all of the economic benefits from use of the identified asset throughout the period of use, considering its rights within the defined scope of the contract; and

c)

The Company has the right to direct the use of the identified asset throughout the period of use. The Company assess whether it has the right to direct ‘how and for what purpose’ the asset is used throughout the period of use.

Relaxed Ongoing Reporting Requirements

Regulation A+ provides that a filer can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to the same adoption period for new or revised accounting standards as public companies.

Upon the completion of this Offering, we may elect to become a public reporting company under the Securities Exchange Act of 1934, as amended (the Exchange Act). If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Shares that is held by non-affiliates exceeds $700 Million, we would cease to be an “emerging growth company.”

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A+ for Tier 2 issuers. The ongoing reporting requirements under Regulation A+ are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

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Plan of Operations

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising capital through the sale of the Units offered for sale in this Offering Circular, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next 24 months. If we are unable to do so, we may have to curtail and possibly cease some operations.

We are a U.S. Multi-State operator in the cannabis industry with international operations in Puerto Rico and Colombia and we began operations in the cannabis industry on December 15, 2017. Our plan of operations for the next few years includes focusing on prudent capital allocation to ensure it maintains a first mover advantage as it enters new markets and differentiating itself by deploying resources in markets with major opportunities.

Our plan of operations for the next 24 months includes: (i) building our Puerto Rico operations at our leased facilities with a focus on vertical integration, development and continued production of competitive cannabis infused products; (ii) securing financing to realize expansion plans including: completion of the acquisition milestones to acquire all of GSRX’s subsidiary, Project 1493, and with it, all of the dispensary operations in Puerto Rico consisting of 5 fully operational dispensaries and 3 pre-qualification dispensaries; and (iii) expansion and build out of our 135,000 square ft cultivation and manufacturing facility to more that triple flower production and double manufacturing capacity. In Colombia, we are looking to complete the PEAs process to enable us to start commercially selling our proprietary hemp seed and registration and approval for mass distribution hemp and CBD infused products. Meanwhile, we continue to establish licenses and manufacturing space throughout the U.S. through strategic acquisitions and development of our existing facilities. We will seek to execute and monitor sales and marketing campaigns in the locations we supply. The amounts set forth above are our current estimates for such development activities, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering and making short-term interest-bearing investments of the proceeds for capital preservation purposes. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all.

The Company’s plans for the next 12 months following this offering include continuing to build its existing operations in the United States, Puerto Rico and Colombia and other Latin American markets. The Company will look to expand its operations by expanding its retail and manufacturing footprint in these areas. In addition, the Company will expand its cultivation operations in Colombia and Puerto Rico.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

These circumstances raise substantial doubt on our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

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Financial Instruments and Other Instruments

Financial Instruments

The classification of the financial instruments as well as their carrying values are shown in the table below:

	Category	December 31, 2019	June 30, 2019
Financial Assets
Cash	Fair Value through Profit and Loss	$1,343,696	$641,583
Amounts receivable	Amortized cost	$1,647,071	$2,392,559
Investment in GSRX	Fair Value through Profit and Loss	$-	14,497,777
Total Financial Assets		$2,990,767	$17,531,919

Financial Liabilities
Accounts payable and accrued liabilities	Amortized cost	$5,504,238	$2,477,662
Acquisitions payable	Amortized cost	-	1,308,700
Note payable	Amortized cost	-	-
Derivative liquidity	Fair Value through Profit and Loss	179,664	-
Convertible debt	Amortized cost	4,941,107	3,342,741
Total Financial Liabilities		$10,625,009	$7,129,103

The Company has classified fair value measurements of its financial instruments using a fair value hierarchy that reflects the significance of inputs used in making the measurements as follows:

Level 1: Valuation based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2: Valuations based on directly or indirectly observable inputs in active markets for similar assets or liabilities, other than Level 1 prices, such as quoted interest or currency exchange rates; and

Level 3: Valuations based on significant inputs that are not derived from observable market data, such as discounted cash flow methodologies based on internal cash flow forecasts.

At December 31, 2019 and June 30, 2019, cash is measured using Level 1 inputs. Derivative liability is measured using Level 2 inputs. During the six months ended December 31, 2019 and June 30, 2019, there were no transfers between Level 1 and Level 2 fair value measurements and there were no transfers in and out of Level 3 fair value measurements.

The fair values of the Company’s financial assets and liabilities approximate their carrying amounts. The carrying value of receivables and accounts payable, acquisitions payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments. The carrying value of loans payable approximate their carrying value based on currently available borrowing rates for debt on similar terms, credit risk and maturities. The Fair value of convertible debt is measured using a discount factor of 15% which approximates the borrowing rate that the Company would get for debt without a conversion feature and warrants.

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

Financial Risk Factors

The Company’s risk exposures and the impact on the Company’s financial instruments are summarized below:

Liquidity risk

Liquidity risk is the risk that the Company is not able to meet its financial obligations as they fall due. As at December 31, 2019, the Company’s working capital deficit of $4,481,271 (June 30, 2019 - $204,230) and long-term lease liabilities of $2,234,885 (June 30, 2019 - $nil). The Company may seek additional financing through debt or equity offerings, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at December 31, 2019, the Company had cash of $1,343,696 (June 30, 2019 - $641,583), accounts payable and accrued liabilities of $5,504,238 (June 30, 2019 - $2,477,662) (due in 90 days), notes payable of $nil (June 30, 2019 - $838,366), derivative liability of $179,664 (June 30, 2019 - $nil), acquisition payable of $nil (June 30, 2019 - $1,308,700), and convertible debt (due on demand) of $4,941,107 (June 30, 2019 - $3,342,741).

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There can be no assurance the Company will be able to obtain required financing in the future on acceptable terms. The Company anticipates it will need additional capital in the future to finance on-going expansion of its subsidiaries, such capital to be derived from the completion of other equity and debt financings. The Company has limited financial resources, is currently generating net losses from operations, and has no assurance that additional funding will be available to it for future development of its business. The ability of the Company to arrange additional financing in the future will depend, in part, on the prevailing capital market conditions. In recent years, the securities markets have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur. Any quoted market for the common shares may be subject to market trends generally, notwithstanding any potential success of the Company in creating revenue, cash flows or earnings.

Credit risk

Credit risk is the risk of potential loss to the Company if the counterparty to a financial instrument fails to meet its contractual obligations. The Company’s credit risk is primarily attributable to its liquid financial assets including cash and accounts receivable.

The Company limits exposure to credit risk on liquid financial assets through maintaining its cash with high-credit quality financial institutions. Receivables primarily consist of trade receivables due from merchant accounts. The Company’s maximum exposure to credit risk related to certain financial instruments as identified below, approximate the carrying value of these assets on the Company’s consolidated statements of financial position.

Market risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and equity prices. The Company does not have a practice of trading derivatives.

a) Interest rate risk

The Company’s financial assets exposed to interest rate risk consist of cash. The Company’s policy will be to invest excess cash in investment-grade short-term deposit certificates issued by its banking institutions. The Company is satisfied with the credit ratings of its banks. As at December 31, 2019, the Company did not have any investments in investment-grade short-term deposit certificates.

b) Foreign currency risk

The Company’s foreign exchange risk arises from transactions denominated in other currencies.

Subsequent Events

On January 14, 2020, The Company granted 2,295,000 stock options to directors, officers and consultants of the Company under its share-based compensation plan. The options are exercisable at a price of $0.90 per common share, for a five-year term.

On January 23, 2020, the Company closed a private placement of 16,393,444 units of the Company (the “Units”) at price of $0.305 per Unit. Each Unit is comprised of one common share and one common share purchase warrant (each, a “Warrant”). Each Warrant is exercisable for one common share at a price of $0.405 for a period of 24 months. The Company also settled and discharged an aggregate total indebtedness of $1,884,996, on the following basis:

•	$1,141,556 owed under a convertible debenture held by a director of the Company and 344,275 owed under a convertible debenture agreement repaid in cash;
•

$284,444 owed under a convertible debenture repaid through the issuance of 406,348 units of the Company (the “Debt Settlement Units”), with each Debt Settlement Unit being comprised of one common share and one common share purchase warrant (the “Debt Settlement Warrants”) and issued at a deemed price of $0.70. Each Debt Settlement Warrant is exercisable for one common share at a price of $0.70 for a period of 24 months; and

•	$114,691 owed to a creditor was settled through the issuance of 163,844 Debt Settlement Units.

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In addition, the Company completed its previously announced convertible debt settlement whereby it discharged a total indebtedness of $1,109,440 under certain convertible debentures through the issuance of 1,232,711 units of the Company (the “Debt Conversion Units”), with each Debt Conversion Unit being comprised of one common share and one common share purchase warrant (the “Debt Conversion Warrants”) and issued at a deemed price of $0.90. Each Debt Conversion Warrant is exercisable for one common share at a price of $1.12 for a period of 24 months.

On February 3, 2020, the injunction filed against the Puerto Rico Department of Health. The Puerto Rico Superior Court found the abeyance of our cultivation and manufacturing licenses (the “Licenses”) were invalid and unconstitutional and nullified such action. As a result, our Licenses have been reinstated and all licensed activities have been resumed.

Trend Information

Because we only began operations in the cannabis industry in 2018 and have a limited operating history, we are unable to identify any significant recent trends in revenue or expenses, production, sales and inventory, and we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering Circular to not be indicative of future operating results or financial condition.

In light of the recent COVID-19 pandemic, there could possibly be an impact on sourcing materials and ingredients that are used to manufacture our products. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. The ultimate impact on us and our significant suppliers and manufacturers is unknown, but our operations and financial condition could suffer in the event of any of these types of unpredictable events. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows. Currently, our operations remain materially unaffected by the sudden outbreak of COVID-19. We are currently classified as an essential service in the areas we operate and as a key supplier of medicinal cannabis in Puerto Rico and California. However, the Company is aware of the volatility that comes with changing regulations in the areas in which we operate. The Company takes precautionary measures to ensure that it communicates all changing guidelines to management and staff on a daily basis and performs safety checks that including temperature readings and verbal health checks to ensure no staff is experiencing cold and or flu-like symptoms. We are currently operating on a shift-like structure where staff are split up to work at different times to minimize to limit exposure and wearing all necessary safety attire (masks, lab-coats, etc.). In our retail stores, we have protective plastic barriers between customers and cashiers and limit the number of customers in the store at any point in time to 2-3 depending on store size. The Company will continue to follow all necessary guidelines to protect staff, customers and its operations.

The Company has been in the process of building CBD retail stores in Texas and Tennessee. However, due to the COVID-19 outbreak, operations related to building these retail stores have been halted and prearranged store openings may be delayed or may not occur.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office	Approximate hours per week (1)
Executive Officers:
Aman Parmar	President	32	3 years	40
Edgar Montero	CEO	37	3 years	40
Eli Dusenbury	CFO	37	1.5 years	40
Brian Thurston	Corporate Secretary	51	3 years	15

Directors:
Aman Parmar	Chair of board	32	3 years	40
Edgar Montero	Director	37	3 years	40
Brian Thurston	Director	51	3 years	15
Mike Aujla	Director, chair of audit committee	41	3 years	5
Josh Rosenberg	Director	44	6 months	5

_______________

(1)All directors and officers are part-time, except for Aman Parmar, Edgar Montero, and Eli Dusenbury.

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Certain Relationships

There are no family relationships (by blood, marriage or adoption, no more remote than first cousin) between any director, executive officer, person nominated or chosen by the issuer to become a director or executive officer or any significant employee.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Business Experience

Aman Parmar – Mr. Parmar’s corporate experience includes 12 years working with both public and private companies in the Health Care, Resource, Manufacturing and Real Estate sectors. Mr. Parmar has extensive experience in the capital markets and has been involved in corporate restructurings and financings for both public and private companies. He obtained a Chartered Accountant designation in 2012 and holds a Bachelor of Technology in Accounting from the British Columbia Institute of Technology. Currently, Mr. Parmar serves as a President & Director of Chemesis International Inc. where he has been appointed since July 2018. Specifically, Mr. Parmar has served the following roles over the previous 5 years: December 2014 – December 2015, CFO of Vanc Pharmaceuticals Inc. and an advisor of Vanc Pharmaceuticals Inc. from January 2016 – April 2017; May 2017 – November 2018, Chairman and Director of Isodiol International Inc.; and from July 2018 until present, President and Director of Chemesis International Inc.

Edgar Montero – Mr. Montero is a driven executive and entrepreneur who focuses on company growth, international expansion, and leadership by example. Mr. Montero has 16 years of experience in business development in several countries throughout the world. Having started his career in the Direct Sales Industry, he created several sales training programs that have been used for years in Poland, Spain, Puerto Rico, Mexico, and USA, among others. Most recently he entered the cannabis industry as Vice President of International Expansion for the first publicly traded company to market cannabis products in USA, Asia, Mexico, and Puerto Rico. Pre-acquisition, he was the CEO of NVPR (beginning October 2015 until present) and was heavily immersed in the initiation of the medical cannabis industry in Puerto Rico where he helped establish a significant cannabis operation in the Caribbean, with the goal to create a hub for NORTH AMERICA-LATAM-EUROPE trades in the region. Mr. Montero has also held the position of CEO for Chemesis International Inc. from July 2018 until present.

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Eli Dusenbury – Mr. Dusenbury has extensive experience in public accounting, providing services to both public and private sector clients reporting in Canada and in the U.S. over a broad range of industries including, but not limited to, cannabis, technology, agriculture, engineering, mining & exploration, manufacturing and financing. Mr. Dusenbury obtained his Chartered Professional Accountant designation in 2011 and holds a BBA in business and accounting from Capilano University. Mr. Dusenbury has served as consultant for audit and public practice firms in both Canada and the US and has held CFO, consulting and financial advisory roles over the last 10 years. Specifically, Mr. Dusenbury has held the following positions over the last five years: January 2015 – January 2016, controller for Integral technologies, Inc.; February 2016 – June 2018, CFO for Integral Technologies, Inc.; January 2017 – May 2019, CFO for YDX Innovation Corp.; September 2018 – January 2020, CFO IMC International Mining Corp.; July 2018 – present, CFO for Isodiol International Inc.; September 2018 – present, CFO for Chemesis International Inc.

Brian Thurston – Mr. Thurston is a professional geologist and holds an Honours Bachelor of Science degree in Geology from the University of Western Ontario. Mr. Thurston has over 16 years’ experience with publicly traded companies. He has extensive experience working on projects from grass roots to feasibility level. Mr. Thurston was instrumental in the initial exploration, land acquisition and development of Aurelian Resources’ Ecuador grass roots exploration and held the position of Country Manager in Ecuador from 2004 to 2006. Kinross in 2008 acquired Aurelian Resources in a $1.2B friendly deal. Mr. Thurston transitioned from geologist to corporate positions in 2004 and has founded several public companies and held positions of director and officer, as well as served on multiple committees including audit, disclosure and corporate governance. Specifically, Mr. Thurston has held the following roles over the last 5 years: June 2010 -present, Director and Officer of Upper Canyon Minerals Corp.; August 2018 – present Director and Officer of IMC International Corp.; March 2016 – July 2018, Director and Officer of Canadian Mining Corp; and July 2018 -present, Director and Officer of Chemesis International Inc.

Mike Aujla – Mr. Aujla brings over 16 years of experience acting as a lawyer, director and officer for both public and private companies. He holds a Bachelor of Arts degree from the University of British Columbia and a Juris doctor from the University of Victoria. Mr. Aujla was previously a corporate lawyer who worked with international law firms. He has experience advising companies in financial services, corporate mergers and acquisitions and commercial real estate in various jurisdictions. Mr. Aujla is currently the Founding Partner of Hunter West Legal Recruitment from Sept 2017 to present. Previously, Mr. Aujla worked for a private Legal Recruitment firm in Vancouver from May 2011 – Sept 2016 and was under a non-compete until joining Hunter West.

Josh Rosenberg – Mr. Rosenberg has held many corporate executive roles with companies involved in global foodservice and product distribution. Mr. Rosenberg led the successful buyout of Accent Food Services and transitioned the enterprise to private equity ownership and management, ultimately spearheading a major strategic shift in customer strategy and company culture which resulted in Accent progressing from a single state operator to one of the largest multi-state operations in the Unattended Retail Industry. During Josh’s six years with Accent Food Services, the company grew top line revenue and expanded operations into the United States. Mr. Rosenberg was also an Executive at Coca-Cola, where he led a non-traditional route to market for the foodservice division of the Coca-Cola Company after heading their $700 million, multi-channel business. Mr. Rosenberg serves on several Boards of Directors, including NAMA as Chair Elect and United Strategies Group as Executive Director. Specifically, Mr. Rosenberg has held the following positions over the last ten years: January 2015 – September 2019, Chairman & CEO of Accent Food Services, LLC., September 2013 – December 2014, Vice President of Sales & Marketing, Accent Food Services, LLC., & November 2010 – May 2013, Vice President of National Sales, Coca-Cola Refreshments.

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Corporate Cease Trade Orders or Bankruptcies

No director or executive officer of the Company is, as at the date of this offering statement, or was within ten years before the date hereof, a director, Chief Executive Officer or Chief Financial Officer of any company, including the Company, that:

(i)

was subject to a cease trade order, an order similar to cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period for more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, Chief Executive Officer or Chief Financial Officer; or

(ii)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period for more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, Chief Executive Officer or Chief Financial Officer and which resulted from an event that occurred while that person was acting in the capacity as director, Chief Executive Officer or Chief Financial Officer.

None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

Penalties or Sanctions

No director or executive officer of the Company or a shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company, has been subject to:

(i)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement with a regulatory authority; or
(ii)	any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

The directors of the Company are required by law to act honestly and in good faith with a view to the best interests of the Company and to disclose any interests, which they may have in any project or opportunity of the Company. If a conflict of interest arises at a meeting of the Board, any director in a conflict will disclose his interest and abstain from voting on such matter.

To the best of the Company’s knowledge, and other than as disclosed herein, there are no known existing or potential conflicts of interest among the Company, its promoters, directors and officers or other members of management of the Company or of any proposed promoter, director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Company and their duties as a director or officer of such other companies. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws and policies of the Company.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table represents information regarding the total compensation for our three most highly compensated directors and the executive officers of the Company for the year ended June 30, 2019:

Name and Capacity in which Compensation was Received	Cash Compensation	Other Compensation	Total Compensation
	($)	($) (1)	($)
Aman Parmar (Director)	$137,500	$278,508	$416,008
Edgar Montero (CEO)	$164,472	$238,721	$403,193
Eli Dusenbury (CFO)	$100,000	$345,698	$445,698

_____________

(1)

Any values reported in the “Other Compensation” column, if applicable, represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (ASC) 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

Director Compensation

We have five directors. We currently do not pay our directors any cash compensation for their services as board members.

On January 12, 2020, five of our directors (Aman Parmar, Edgar Montero, Brian Thurston, Mike Aujla and Josh Rosenberg) were granted a total of 1,755,000 options to purchase our Common Shares at $0.90 per share.

Employment Agreements, Arrangements or Plans.

The Company has entered into consulting agreements with Aman Parmar (President) for CDN$12,500 per month, Edgar Montero (CEO) for USD$10,000 per month, Eli Dusenbury (CFO) for CDN$10,000 per month, and Brian Thurston (Corporate Secretary) for CDN$3,000 per month.

Mr. Dusenbury’s consulting agreement and Mr. Thurston’s consulting agreement follow the Company’s standard form of consulting agreement, with all the same terms and conditions, except for the monthly compensation amount. The term of employment for each Consultant is a period of 36 months and may be extended by mutual agreement or terminated at any time by either the Company or the Consultant without notice in the event of a material breach of the respective consulting agreement or with two weeks’ written notice by either the Company or the Consultant to the other party, or in the case of the Company, by payment in lieu of thereof to the Consultant. Each Consultant is eligible for annual cash and/or share bonuses, as determined by the Board in its sole discretion. Pursuant to their respective consulting agreements, the Consultants are not subject to restrictive covenants, including a restriction on competing upon termination of the consulting agreement. Each Consultant, however, during the term of their respective consulting agreement and for 12 months following the termination of the consulting agreement, for any reason may not solicit anyone else to terminate their relationships with the Company or its related or affiliated entities, as the case may be.

In addition to the above standard consulting agreements, the Company has entered into the following amended executive agreements and executive agreement with the following officers:

Aman Parmar – Mr. Parmar has entered into an executive employment agreement with the Company, dated July 2, 2019. Such executive employment agreement follows the same form of consulting agreement discussed above. Mr. Montero’s executive employment agreement with the Company was amended on April 8, 2020. Pursuant to the amended executive employment agreement, Mr. Parmar’s employment with the Company terminates on April 8, 2023, unless earlier terminated pursuant to the executive employment agreement or extended by mutual written agreement. Pursuant to the executive employment agreement, Mr. Parmar has agreed to perform certain services as the Executive Chairman of the Company. The amended executive employment agreement provides that Mr. Parmar shall receive a monthly base salary of USD $20,000, and Mr. Parmar is eligible for annual cash and/or share bonuses, as determined by the Board in its sole discretion, based on the achievement by the Company of certain objectives in its business plan. The amended executive employment agreement may be terminated by the Company at any time by providing Mr. Parmar with written notice of such termination and the severance benefits set out in the amended executive employment agreement.

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Edgar Montero – Mr. Montero has entered into an executive employment agreement with the Company, dated July 2, 2019. Such executive employment agreement follows the same form of consulting agreement discussed above. Mr. Montero’s executive employment agreement with the Company was amended on April 8, 2020. Pursuant to the amended executive employment agreement, Mr. Montero has agreed to perform certain services as the Chief Executive Officer of the Company. The amended executive employment agreement provides that Mr. Montero shall receive a monthly base salary of USD $20,000, and Mr. Montero is eligible for annual cash and/or share bonuses, as determined by the Board in its sole discretion, based on the achievement by the Company of certain objectives in its business plan.

Josh Rosenberg – Mr. Rosenberg has entered into an executive employment agreement with the Company, dated April 1, 2020. Such executive employment agreement does not follow the same form of consulting agreement discussed above. Pursuant to the executive employment agreement, Mr. Rosenberg has agreed to perform certain services as the President of the Company. The executive employment agreement provides that Mr. Rosenberg shall receive a monthly base salary of USD $150,000, and Mr. Rosenberg is eligible for annual cash and/or share bonuses, as determined by the Board in its sole discretion, based on the achievement by the Company of certain objectives in its business plan. The executive employment agreement may be terminated by the Company at any time by providing Mr. Rosenberg with written notice of such termination and a lump sum payment equal to 12 months of Mr. Rosenberg’s monthly base salary (the “Severance Benefits”). Additionally, if at any time during the term of the executive employment agreement, there is a change of control, and within 12 months of such change of control, there is a termination by the Company without cause or termination by Mr. Rosenberg for good reason (as defined therein), then Mr. Rosenberg is entitled to receive the Severance Benefits.

All other consulting arrangements are entered into on an as needed basis and all contain 30-day cancellation terms.

In regions that have full operations, we utilize employee leasing companies that take care of employee benefits and taxes, and we pay a monthly fee based on number and type of employee.

On April 21, 2020, the Company granted 2,250,000 restricted share rights (“Restricted Shares”) to directors, officers, consultants and employees with shares becoming issuable in three months following the expiry of the restrictions. The Restricted Shares, vesting July 21, 2020, were granted to the following officers and directors in the following amounts:

Brian Thurston	250,000
Mike Aujla	400,000
Josh Rosenberg	200,000
Edgar Montero	350,000
Aman Parmar	1,000,000
Eli Dusenbury	150,000

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Shares as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our shares; and (ii) all directors and executive officers as a group. As of the date of this Offering Circular, there were 29,695,106 shares of our Common Shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Shares subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Shares shown as beneficially owned by them.

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The percentages below are based on fully diluted shares of our Common Shares as of the date of this Offering Circular. Unless otherwise indicated, the business address of each person listed is c/o Chemesis International Inc.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable		Percent of Class(1)

Directors and Officers:

All executive officers and directors as a group	2,587,700 shares	3,908,872 shares	(2)	11.63	%(2)

Greater than 10% Securityholders:
None

_____________

(1)	This Offering Statement does not contemplate that any of our current listed stockholders will acquire any additional Common Shares as part of this Offering.
(2)	Includes 1,755,000 shares of common stock issuable upon exercise of stock options and 2,153,872 shares of common stock issuable upon exercise of warrants held by executive officers and directors.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Related Persons

Except as described below and except for consulting arrangements which are described under “executive compensation,” Since June 30, 2019 and 2018, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the total assets at June 30, 2019 or 2018, and any of our directors, executive officers, holders of more than 10% of our common shares or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

On May 29, 2018, we entered into a Stock Purchase Agreement and Plan of Reorganization (the “SPA”), later amended on November 30, 2019, with our now subsidiary Natural Ventures PR, LLC (“NVPR”) and certain other parties whereby NVPR agreed to sell 80% of all of the then-issued and outstanding member interests for total cash and stock consideration of NVPR for US$3,932,085.41. Edgar Montero executed the SPA as the then managing member of NVPR and, separately acknowledged the agreement in his individual capacity as a non-selling member of NVPR. Mr. Montero currently serves as our Chief Executive Officer and is a member of our board of directors and receives an annual base salary and other benefits under his Executive Employment Agreement by and between Mr. Montero, NVPR and the Company. The agreement provides Mr. Montero’s annual base salary be paid by NVPR. Mr. Montero currently serves as a director and executive officer of NVPR.

On December 4, 2018, our director, Aman Parmar, loaned the Company $1,000,000. The loan was repaid in full on January 23, 2020, for total amount of principal and accrued interest of $1,141,556.

Review, Approval and Ratification of Related Party Transactions

The Company has adopted Board Mandate and Governance Guidelines, Corporate Governance and Nominating Committee Guidelines and a Compensation Committee Charter to review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our Articles and Notice of Articles. For more detailed information, please see our Articles and Notice of Articles which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company’s Notice of Articles provide that our authorized capital consists of an unlimited number of Common Shares, without par value, which do not have any special rights or restrictions.

As of the date of this Offering Circular, the Company has 29,695,106 Common Shares issued and outstanding +

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Rights, Preferences and Restrictions Attaching to Our Common Shares

The Business Corporations Act (British Columbia) provides the following rights, privileges, restrictions and conditions attaching to our Common Shares:

•	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;
•

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our company, to share equally in the remaining property of our company on liquidation, dissolution or winding-up of our company; and

•	the Common Shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

The provisions in our Articles attaching to our Common Shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the outstanding Common Shares.

With the exception of special resolutions (i.e. resolutions in respect of fundamental changes to our company, including: the sale of all or substantially all of our assets, a merger or other arrangement or an alteration to our authorized capital that is not allowed by resolution of the directors) that require the approval of holders of two-thirds of the outstanding Common Shares entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

Shareholder Meetings

The Business Corporations Act (British Columbia) provides that: (i) a general meetings of shareholders must be held in British Columbia, or may be held at a location outside British Columbia since our Articles do not restrict our company from approving a location outside of British Columbia for the holding of the general meeting and the location for the meeting is approved by ordinary resolution, or the location for the meeting is approved in writing by the British Columbia Registrar of Companies before the meeting is held; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than two months or by less than 21 days, if we are a public company, otherwise 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the British Columbia Supreme Court may order a meeting to be called, held and conducted in a manner that the Court directs.

Pursuant to our Articles, the quorum for the transaction of business at a meeting of our shareholders is at least two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least five percent of the issued shares entitled to be voted at the meeting.

Fully Paid and Non-assessable

All outstanding shares of Common Shares are, and the Common Shares comprising part of the Units to be outstanding upon completion of this Offering, and the Warrant Shares to be issued upon due and valid exercise of the Warrants, will be, duly authorized, validly issued, fully paid and non-assessable.

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Stock Incentive Plan

Compensation of Directors and Executive Officers

Each of the executive officers and directors listed above is eligible to receive equity compensation at the discretion of our Board of Directors. In January 2020, the Company granted options to purchase 1,755,000 shares of Common Shares at $0.90 per share with 1,755,000 of the options vesting on the grant date.

Upon completion of this Offering, our executive officers and directors will be eligible to receive equity awards under our equity incentive plans at any time at the discretion of our Board of Directors.

2019 Plan

We adopted the Equity Incentive Plan (the “Plan”) on May 2, 2019. The Plan provides for the grant of incentive stock options, restricted share rights and deferred share units. Common shares issued under the Plan will be shares of our Common Shares. All incentive stock options, restricted stock rights and deferred stock units may be granted to our eligible employees, directors or consultants and to employees, directors or consultants of any affiliated entity.

Share Reserve

In general, shares subject to awards granted under the Plan that are not issued or that are returned to us, for example, because the award is forfeited, the shares are retained by us in satisfaction of amounts owed with respect to an award or the shares are surrendered in payment of an exercise or purchase price or tax withholding, will again become available for awards under the Plan.

Administration

Our Board of Directors or a committee of our Board of Directors will administer the Plan. The Board of Directors has the power to determine when awards will be granted, which employees, directors or consultants will receive awards, the terms of the awards, including the number of shares subject to each award and the vesting schedule of the awards, and to interpret the terms of the Plan and the award agreements. The Board of Directors also has the authority to change the exercise prices of outstanding stock options, vesting, term and termination provisions of the any award, in each case without shareholder approval, provided that no amendment will have the effect of impairing, derogating from or to otherwise adversely affecting the terms of an outstanding award.

Stock Options

The Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code and non-qualified stock options. The exercise price of all options granted under the Plan must at least be equal to the fair market value of our Common Shares on the date of grant or on the trading day prior to the date of the grant, whichever is greater. The term of an option may not exceed 5 years, or such greater or lesser duration as the Board of Directors may determine at the date of the grant. At any given time, not more than 10% of the issued and outstanding Common Shares may be issued pursuant to incentive stock options granted under the Plan.

After the continuous service of an option recipient terminates, the recipient’s options may be exercised, to the extent vested, for 12 months after termination or the period of time specified in the option agreement, whichever is sooner.

Restricted Share Rights

The Plan allows for the grant of restricted share rights. A restricted share rights entitle the holder thereof to receive a number of fully paid and non-assessable Common Shares as a discretionary payment, subject to the provisions and restrictions as the Board of Directors may determine and will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved. The Board of Directors may impose whatever conditions to vesting, or restrictions and conditions to payment, that it determines to be appropriate. The Board of Directors may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment.

64

Deferred Share Units

The Plan allows for the grant of deferred share units. Deferred share units are awards to a recipient based on such formulas or criteria as the Board of Directors may from time to time determine. The deferred share units entitle the recipient to convert a deferred share unit in to a Common Share upon the expiration and/or satisfaction of the terms and conditions as determined by the Board of Directors.

Terms of Awards

The Board of Directors of the Plan determines the provisions, terms and conditions of each award, including vesting schedules, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies and satisfaction of any performance criteria.

Transferability of Awards

Awards are non-transferable except by will or by the laws of descent and distribution. Only the recipient of an award may exercise such award during his or her lifetime.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent enlargement of the benefits or potential benefits available under the Plan, the Board of Directors will make adjustments to one or more of the number of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the Plan and any other terms that the administrator determines require adjustment.

Changes in Control

The Plan provides that in the event of a change of control, as such term is defined in the Plan, each outstanding incentive stock option will automatically vest and become exercisable and all incentive stock options that are not otherwise exercised contemporaneously with the completion of the change of control will terminate and expire immediately thereafter. Further, the Plan provides that in the event of a change of control, as such term is defined in the Plan, each outstanding restricted share right will automatically vest and immediately be settled by the issuance of Common Shares.

Plan Amendments and Termination

The Plan will remain in effect until it is terminated by the Board of Directors. In addition, our Board of Directors has the authority to amend, suspend or terminate the Plan, without shareholder approval. However, if the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board of Directors in force at the date of the termination will continue in effect as long as any ward or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board of Directors will remain able to make such amendments to the Plan or an outstanding award as they would have been entitled to make if the Plan were still in effect.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Shares immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Shares, comprising part of the Units, in the secondary market.

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Public Market

The Company, which currently has 9,614 shareholders, is an alternative reporting company under Regulation A+, Tier 2 of the Securities Act. The Company’s Common Shares are listed on the Canadian Securities Exchange under the symbol “CSI.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A+ Offering Statement on Form 1-A under the Securities Act with respect to the Units offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Units offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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PART F/S

Page

Condensed Consolidated Interim Balance Sheets as of December 31, 2019 and June 30, 2019 (unaudited)	F-3

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss for the three and six months ended December 31, 2019 and December 31, 2018 (unaudited)	F-4

Condensed Consolidated Interim Statements of Cash Flows for the six months ended December 31, 2019 and December 31, 2018 (unaudited)	F-7

Notes to the Condensed Consolidated Interim Financial Statements (unaudited)	F-8

Consolidated Balance Sheets as of June 30, 2019 and June 30, 2018 (audited)	F-48

Consolidated Statements of Operations and Comprehensive Loss for the year ended June 30, 2019 and June 30, 2018 (audited)	F-49

Consolidated Statements of Cash Flows for the year ended June 30, 2019 and June 30, 2018 (audited)	F-51

Notes to Consolidated Financial Statements (audited)	F-52

F-1

CHEMESIS INTERNATIONAL INC.

Condensed Consolidated Interim Financial Statements

For the six months ended December 31, 2019 and 2018 (unaudited)

F-2

Chemesis International Inc. Condensed Consolidated Interim Statements of Financial Position (Expressed in Canadian dollars)

As at	December 31, 2019 (unaudited)	June 30, 2019 (unaudited)

ASSETS
Current assets
Cash	$1,343,696	$641,583
Amounts receivable (Note 13)	1,647,071	2,392,559
Prepaids	931,249	99,678
Biological assets (Note 7)	2,413,177	1,244,938
Inventory (Note 8)	1,547,555	830,001
	7,882,748	5,208,759
Non-current assets
Deposits	803,655	26,743
Fixed assets (Note 11)	9,034,365	7,057,515
Right of use asset (Note 6)	3,762,511	-
Investments (Note 5)	91,007	14,497,777
Intangible assets (Note 9)	4,556,271	2,541,942
Goodwill (Note 5)	3,676,276	4,390,323
Total non-current assets	21,924,085	28,514,300

TOTAL ASSETS	$29,806,833	$33,723,059

LIABILITIES
Current
Accounts payable and accrued liabilities (Note 17)	$5,504,238	$2,488,824
Acquisition payable (Note 5)	-	1,308,700
Derivative liability (Note 12)	179,664	-
Notes payable	-	838,366
Income tax payable	-	133,000
Current portion of lease liability (Note 6)	1,541,080	-
Unearned revenue	197,930	235,639
Convertible debt (Note 12)	4,941,107	-
	12,364,019	5,004,529

Lease liability (Note 6)	2,234,885	-
Convertible debt (Note 12)	-	3,342,741
TOTAL LIABILITIES	$14,598,904	$8,347,270

SHAREHOLDERS' EQUITY
Share capital (Note 14)	66,387,494	56,954,958
Subscriptions received	743,500	-
Equity portion of convertible debt (Notes 12)	244,000	244,000
Contributed surplus	506,145	5,253,384
Accumulated other comprehensive income	458,361	569,066
Deficit	(58,199,356)	(37,904,390)
Equity attributable to Chemesis	10,140,144	25,117,018
Non-controlling interest (Note 10)	5,067,785	258,771
Total equity	15,207,929	25,375,789
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$29,806,833	$33,723,059

Subsequent events (Note 25)	Commitments (Note 19)	Contingent Liability (Note 24)

These condensed consolidated interim financial statements were authorized for issue by the Board of Directors on May 14, 2020.

Approved on behalf of the Board of Directors:

“Brian Thurston”, Director	“Aman Parmar”, Director

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-3

Chemesis International Inc. Condensed Consolidated Interim Statements of Loss and Comprehensive Loss (Unaudited - Expressed in Canadian dollars)

	For the three months ended December 31, 2019	For the three months ended December 31, 2018	For the six months ended December 31, 2019	For the six months ended December 31, 2018

REVENUES	$944,457	$2,820,105	$5,645,291	$4,739,135
COST OF GOODS SOLD	(722,874)	(2,319,002)	(3,788,513)	(4,117,003)
	221,583	501,103	1,856,778	622,132
Unrealized gain on biological assets (Note 7)	418,778	-	871,645	-
Realized gain on biological assets (Note 7)	703,861	-	703,861	-
Gross Profit	1,344,222	501,103	3,432,284	622,132

EXPENSES
Advertising and marketing	277,750	686,504	434,139	988,810
Bad debt expense	216,527	-	216,527	-
Consulting and payroll	992,039	163,297	1,439,589	516,091
Depreciation (Notes 6, 9 and 10)	1,765,964	528,966	2,620,743	533,917
Foreign exchange loss (gain)	30,863	(18,902)	16,950	(11,639)
Management fees (Note 17)	109,543	76,751	225,643	172,243
General and administration	1,619,405	98,115	2,115,192	193,115
Professional fees	634,997	429,148	1,143,873	648,048
Rent	360,929	251,104	548,653	486,208
Security	114,518	117,673	158,863	117,673
Share-based payments (Notes 14 and 17)
Options granted	131,973	323,722	180,003	2,567,302
Consulting fees	81,837	-	81,837	-
Transfer agent and filing fees	66,938	66,194	66,938	96,547
Travel	82,168	98,564	262,731	139,327
TOTAL OPERATING EXPENSES	6,485,451	2,821,136	9,511,681	6,447,642

LOSS BEFORE OTHER ITEMS	(5,141,229)	(2,320,033)	(6,079,397)	(5,825,510)

OTHER ITEMS:
Interest expense (Notes 6 and 12)	(349,279)	(11,866)	(549,567)	(11,886)
Loss on investment in GSRX Industries Inc. (Note 5)	(8,743,848)	-	(10,308,227)	-
Loss on sale of building (Note 11)	(256,610)	-	(256,610)	20,547
Impairment of intangible asset (Note 9)	(807,782)	-	(807,782)	-
Impairment of goodwill (Note 5)	(2,633,910)	-	(2,633,910)	-
Interest and other income (expense)	-	(4,081)	-	-
Listing acquisition expense	-	-	-	(7,218,093)
	(12,791,429)	(15,947)	(14,556,096)	(7,209,432)
NET LOSS BEFORE TAX	$(17,932,658)	$(2,335,980)	$(20,635,493)	$(13,034,942)
Income tax recovery	-	-	133,000	-
NET LOSS AFTER TAX	(17,932,658)	(2,335,980)	(20,502,493)	(13,034,942)

OTHER COMPREHENSIVE LOSS
Item that may be subsequently reclassified to loss:
Cumulative translation adjustment	30,354	578,625	(300,577)	603,683
COMPREHENSIVE LOSS	$(17,902,304)	$(1,757,355)	$(20,803,070)	$(12,431,259)

NET LOSS ATTRIBUTABLE TO:
Chemesis International Inc.	$(17,750,728)	$(2,171,361)	$(20,294,491)	$(12,772,396)
Non-controlling interest	(181,930)	(164,619)	(208,002)	(262,546)
	(17,932,658)	(2,335,980)	(20,502,493)	(13,034,942)

COMPREHENSIVE LOSS ATTRIBUTABLE TO:
Chemesis International Inc.	(17,911,897)	(1,578,763)	(20,814,217)	(12,153,724)
Non-controlling interest	9,593	(178,592)	11,147	(277,535)
	$(17,902,304)	$(1,757,355)	$(20,803,070)	$(12,431,259)
Loss per share, basic and diluted	$(1.71)	$(0.36)	$(2.04)	$(2.15)

Weighted average number of common shares outstanding	10,482,452	6,503,862	10,072,976	6,059,383

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-4

Chemesis International Inc. Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity (Expressed in Canadian dollars)

	Share Capital		Subscriptions	Equity portion of convertible	Contributed	Accumulated other comprehensive income			Non-Controlling	Total Shareholders’
	Number	Amount	received	debt	surplus	(loss)	Deficit	Subtotal	Interest	Equity
		$	$	$	$	$	$	$	$	$
As at June 30, 2019	9,216,353	56,954,958	-	244,000	5,253,384	569,066	(37,904,390)	25,117,018	258,771	25,375,789

Acquisition of GSRX (Note 5)	1,488,071	8,437,363	-	-	-	-	-	8,437,363	5,444,783	13,882,146
Shares held internally (Note 5)	(729,187)	(4,506,378)	-	-	(1,400,040)	-	-	(5,906,418)	-	(5,906,418)
Acquisition of SAP (Note 5)	100,000	1,780,000	-	-	(1,603,804)	-	-	176,196	(176,196)	-
Acquisition of GSRX preferred shares (Note 5)	400,000	1,840,000	-	-	(1,840,000)	-	-	-	-	-
Shares issued for intangible asset (Note 9)	15,750	269,316	-	-	-	-	-	269,316	-	269,316
Shares-for-debt (Note 5)	60,000	732,000	-	-	-	-	-	732,000	-	732,000
Convertible Debt (Note 12)	-	-	-	-	-	-	-	-	-	-
Private placements, net (Note 14)	77,703	575,000	-	-	-	-	-	575,000	-	575,000
Subscriptions received (Note 14)	-	-	743,500	-	-	-	-	743,500	-	743,500
Shares issued for options exercised (Note 14)	10,000	248,000	-	-	(108,000)	-	-	140,000	-	140,000
Shares issued for services (Note 14)	30,938	57,235	-	-	-	-	-	57,235		57,235
Issuance of shares by GSRX for services (Note 14)	-	-	-	-	24,602	475	(475)	24,602	(62,174)	(37,572)
Share-based payments (Note 14)	-	-	-	-	180,003	-	-	180,003	-	180,003
Net loss	-	-	-	-	-		(20,294,491)	(20,294,491)	(208,002)	(20,502,493)
Other comprehensive loss	-	-	-	-	-	(111,180)	-	(111,180)	(189,397)	(300,577)
As at December 31, 2019 (unaudited)	10,669,628	66,387,494	743,500	244,000	506,145	458,361	(58,199,356)	10,140,144	5,067,785	15,207,929

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-5

Chemesis International Inc. Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity (Expressed in Canadian dollars)

	Number	Amount	Subscriptions received	Equity portion of convertible debt	Contributed surplus	Accumulated other comprehensive income (loss)	Deficit	Subtotal	Non-Controlling Interest	Total Shareholders’ Equity
June 30, 2018	4,680,756	3,800,000	-	-	-	38,600	(345,163)	3,493,437	(283,194)	3,210,243
Shares issued on reverse takeover	1,604,008	9,784,446	-	-	708,083	-	-	10,492,529	-	10,492,529
Business acquisitions	288,775	2,220,170	-	-	-	-	-	2,220,170	-	2,220,170
Shares issued for asset acquisitions	94,714	572,286	-	-	-	-	-	572,286	-	572,286
Shares issued for consulting fees	43,523	421,062	-	-	-	-	-	421,062	-	421,062
Shares issued for cash:
Options exercised	11,750	122,500	-	-	-	-	-	122,500	-	122,500
Share-based payments	-	-	-	-	2,243,580	-	-	2,243,580	-	2,243,580
Subscriptions received	-	-	55,000	-	-	-	-	55,000	-	55,000
Net loss	-	-	-	-	-		(12,687,035)	(12,687,035)	(262,546)	(12,949,581)
Other comprehensive income	-	-	-	-	-	406,252		406,252	197,431	603,683
December 31, 2018 (unaudited)	6,723,525	16,920,464	55,000	-	2,951,663	444,852	(13,032,198)	7,339,781	(348,309)	6,991,472
Business acquisitions	67,231	880,058		-	-	-	-	880,058	977,562	1,857,620
Shares issued for asset acquisitions	858,014	9,081,005		-	-	-	-	9,081,005	-	9,081,005
Shares issued for consulting fees	10,363	210,375		-	-	-	-	210,375	-	210,375
Shares-for-debt	410,448	5,861,191		-	-	-	-	5,861,191	-	5,861,191
Shares issued to GSRX	729,187	17,144,062		-	-	-	-	17,144,062	-	17,144,062
Shares issued for cash:
Private placement, net	342,684	5,434,705		-	-	-	-	5,434,705	-	5,434,705
Warrants exercised	48,400	1,026,661		-	(58,661)	-	-	968,000	-	968,000
Options exercised	26,500	396,437		-	(121,437)	-	-	275,000	-	275,000
Share-based payments	-	-		-	2,295,762	-	-	2,295,762	-	2,295,762
Subscriptions received	-	-	(55,000)	-	-	-	-	(55,000)	-	(55,000)
Convertible debt	-	-		244,000	186,057	-	-	430,057	-	430,057
Spin-out of exploration and evaluation assets	-	-		-	-	-	(113,319)	(113,319)	-	(113,319)
Net loss	-	-		-	-	-	(24,758,873)	(24,758,873)	(374,304)	(25,133,177)
Other comprehensive income	-	-		-	-	124,214	-	124,214	3,822	128,036
June 30, 2019	9,216,353	56,954,958	-	244,000	5,253,384	569,066	(37,904,390)	25,117,018	258,771	25,375,789

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-6

Chemesis International Inc. Condensed Consolidated Interim Statements of Cash Flows (Unaudited - Expressed in Canadian dollars)

	Six months ended December 31, 2019	Six months ended December 31, 2018
Cash (used in) provided by:
OPERATING ACTIVITIES
Net loss for the period	$(20,502,493)	$(13,034,942)
Items not involving cash:
Listing expense	-	7,218,093
Loss on investment in GSRX	10,308,227	-
Unrealized gain on biological assets	(871,645)	-
Share-based payments	180,003	2,567,302
Shares issued for consulting fees	19,663	372,124
Interest/accretion	589,040	11,866
Loss on sale of building	256,610	-
Foreign exchange	213,836	-
Write-off of intangible asset	807,782	-
Write-off of goodwill	2,633,910	-
Depreciation	2,620,743	533,917

Net changes in non‑cash working capital items:
Prepaid expenses	(563,735)	(95,846)
Inventory	(97,618)	(365,201)
Bio assets	(296,594)	-
Acquisition payable	(1,308,700)	-
Unearned revenue	(37,709)	-
Income tax payable	(133,000)	-
Lease liability	(858,642)	-
Amounts receivable	774,568	(121,251)
Amounts payable	1,840,163	1,111,790
Net cash used in operating activities	(4,425,591)	(1,802,148)

INVESTING ACTIVITIES:
Deposits	(377,361)	96,416
Purchase of equipment and leaseholds improvements	(730,580)	(1,276,283)
Purchase of intangible assets	-	(238,262)
Proceeds from sale of assets	1,254,626	(4,438)
Cash received (paid) on acquisition:	2,074,166	(907,781)
Net cash used in investing activities	2,220,851	(2,330,348)

FINANCING ACTIVITIES:
Proceeds from private placement, net	575,000	122,500
Proceeds from option and warrant exercise	140,000	-
Subscriptions received	743,500	250,000
Convertible debt	1,462,190	3,500,000
Net cash provided by financing activities	2,920,690	3,872,500

Effect of exchange rate changes on cash	(13,837)	332,556
Net increase (decrease) in cash	702,113	72,560
Cash, beginning of period	641,583	1,030,284
Cash, end of period	$1,343,696	$1,102,844

Non-cash investing and financing activities - See Note 18

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-7

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

1. NATURE OF OPERATIONS

Chemesis International Inc. (“Chemesis” or “the Company”) was incorporated under the Business Corporations Act (British Columbia) on April 26, 2013. Chemesis’ registered records office is 2200 HSBC Building, 885 West Georgia Street, Vancouver BC V6C 3E8 and the corporate head office is at 2710 – 200 Granville Street, Vancouver, BC V6C 1S4. The Company trades on the Canadian Securities Exchange (“CSE”) under the symbol CSI.

On July 17, 2018, Chemesis completed a transaction (“RTO”) with 1145411 BC Ltd. (“1145411”), pursuant to which Chemesis acquired all of the issued and outstanding shares of 1145411 in exchange for 2,340,378 common shares of Chemesis. As the former shareholders of 1145411 owned a majority interest in the combined entity immediately after closing, the transaction was accounted for as a reverse acquisition with 1145411 identified as the acquirer. The transaction did not constitute a business combination as the Company did not meet the definition of a business as defined under IFRS.  As 1145411 was the acquirer for accounting purposes, its operations are presented as the continuing entity with those of Chemesis included from the transaction date of July 17, 2018 onward. The comparative figures are those of 1145411 prior to the reverse acquisition.

Effective December 20, 2019, the Company completed a share consolidation of its share capital on the basis of ten existing common shares for one new common share. All common share and per share amounts in these consolidated financial statements are retroactively presented on a post-share consolidation basis, including the number and exercise price of all share options and warrants.

On February 1, 2019, the Company and IMC International Mining Corp. (“IMC”) completed a reorganization transaction by way of a plan of arrangement (“Arrangement”) whereby, the Company undertook a reorganization and spin-out of various interests in minerals located in Yavapai County, Arizona to IMC.

Subsequent to December 31, 2019, the Company filed an injunction against the Puerto Rico Department of Health. The Puerto Superior Court found the suspension of our cultivation and manufacturing licenses (the “Licenses”) to be invalid and unconstitutional and nullified such action. As a result, our Licenses have since been reinstated and all licenced activities have been resumed. These factors have been considered in the preparation of these financial statements.

2. GOING CONCERN

These condensed consolidated interim financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due. Management is aware, in making its assessment, of material uncertainties related to events or conditions that may cast significant doubt upon the Company's ability to continue as a going concern. During the six months ended December 31, 2019, the Company incurred a loss of $20,502,493 and remains dependent upon the receipt of additional equity and/or debt financing. While management has been successful in obtaining required financing in the past, there is no assurance that additional financing will be available or be available on favourable terms. The Company’s ability to continue as a going concern is dependent upon the ability to raise financing and ultimately generate profitable operations. These condensed consolidated interim financial statements do not reflect and adjustments to the carrying value of assets and liabilities and the reported amounts of expenses and statement of financial position classifications that would be necessary if the going concern assumption was not appropriate. Such adjustments could be material.

In the United States, 33 states, the District of Columbia, and four U.S. territories allow the use of medical cannabis. Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, Washington, Vermont and the District of Columbia legalized the sale and adult-use of recreational cannabis.

F-8

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

2. GOING CONCERN (CONTINUED)

At the federal level, however, cannabis currently remains a Schedule I controlled substance under the Federal Controlled Substances Act of 1970 (“Federal CSA”). Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. As such, even in those states in which marijuana is legalized under state law, the manufacture, importation, possession, use or distribution of cannabis remains illegal under U.S. federal law. This has created a dichotomy between state and federal law, whereby many states have elected to regulate and remove state-level penalties regarding a substance which is still illegal at the federal level.

There remains uncertainty about the US federal government’s position on cannabis with respect to cannabis-legal states. A change in its enforcement policies could also impact the ability of the Company to continue as a going concern.

In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but is not limited to, twelve months from the end of the reporting period.

3. BASIS OF PRESENTATION

These condensed consolidated interim financial statements have been prepared in accordance with International Accounting Standard (“IAS”) 34 “Interim Financial Reporting”. They do not include all of the information required for full annual financial statements and should be read in conjunction with the Company's audited annual consolidated financial statements for the fiscal year ended June 30, 2019, filed November 4, 2019, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

The condensed consolidated interim financial statements were authorized for issue in accordance with a resolution from the Board of Directors on May 14, 2020.

These consolidated financial statements have been prepared on a historical cost basis. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information. The accounting policies below have been applied to all periods presented in these consolidated financial statements and are based on International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretation Committee (“IFRIC”).

These condensed consolidated interim financial statements were authorized for issue by the Board of Directors on May 14, 2020.

3.1.   Basis of measurement

These consolidated financial statements have been prepared on a historical cost basis except for certain financial assets that are measured at fair value. All amounts are presented in Canadian dollars unless otherwise specified.

F-9

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

3. BASIS OF PRESENTATION (CONTINUED)

3.2.   Significant judgments, estimates and assumptions

The preparation of the Company’s consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are continually evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual results could differ from these estimates.

Critical Accounting Judgments

The assumption that the Company will be able to continue as a going concern is subject to critical judgments by management with respect to assumptions surrounding the short and long-term operating budget, expected profitability, investing and financing activities and management’s strategic planning. Should those judgments prove to be inaccurate, management’s continued use of the going concern assumption could be inappropriate.

Going concern

The   assessment   of   the   Company’s   ongoing   viability   as   an   operating   entity   and   determination of the related disclosures require significant judgment.

Business combinations

Judgment is used when determining whether an acquisition is a business combination or an asset acquisition. Judgment is also used in measuring the fair value of equity instruments issued as consideration for a business combination, and in allocating the fair value of consideration paid to the assets acquired and liabilities assumed.

The Company measures all assets acquired and liabilities assumed at their acquisition-date fair values. Non-controlling interests in the acquiree are measured on the basis of the non-controlling interests’ proportionate share of this equity in the acquiree’s identifiable net assets. The excess of the aggregate of the consideration transferred and the amount of any non-controlling interest in the acquiree over the net assets of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed, is recognized as goodwill as of the acquisition date.

Functional currency

Determination of an entity’s functional currency involves judgment taking into account the transactions, events, and conditions relevant to the entity. Determination of functional currency involves evaluating evidence about the primary economic environment in which the entity operations and is re-evaluated when facts and circumstances indicate that conditions have changed.

Revenues - Gross vs net

Determination of whether the Company is the agent or principal in a transaction involves judgment taking into account whether the Company accepts inventory risk, responsibility for fulfilling the purchaser and exercises price discretion.

F-10

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

3. BASIS OF PRESENTATION (CONTINUED)

Collectability of amounts receivable

The Company monitors its exposure for credit losses on its customer and related party receivable balances and the creditworthiness of the customers and related parties on an ongoing basis and records related allowances for doubtful accounts. Allowances are estimated based upon specific customer and related party balances, where a risk of default is identified, and also include a provision for non-customer specific defaults based upon historical experience and aging of accounts.

Critical Accounting Estimates

Financial instruments

The determination of categories of financial assets and liabilities has been identified as an accounting policy which involves judgments or assessments made by management.

The identification of convertible note component is based on interpretations of the substance of the contractual arrangement and therefore requires judgement from management. the separation of components affects the initial recognition of the convertible debenture at issuance and the subsequent recognition of interest o the liability component. The determination of fair value of the liability is also based on several assumptions, including contractual future cash flows, discount rates and the presence of any derivative financial instruments.

Biological assets

Determination of the fair value of biological assets requires the Company to make a number of estimates, including estimating the stage of growth of the cannabis up to the point of harvest, harvesting costs, selling costs, sales prices, wastage and expected yields of the cannabis plant. In determining final inventory values, the Company estimates spoiled or expired inventory in determining net realizable value.

The Company's estimates are, by their nature, subject to change and differences from the anticipated yield will be reflected in the gain or loss on biological assets in future periods.

Inventory

The Company estimates the net realizable value of inventory taking into account the most reliable evidence available at each reporting date.

Share-based payments

Share-based payments, as measured with respect to stock options granted are estimated using the Black-Scholes pricing model.

Income Taxes

The determination of income tax is inherently complex and requires making certain estimates and assumptions about future events.  While income tax filings are subject to audits and reassessments, the Company has adequately provided for all income tax obligations. However, changes in facts and circumstances as a result of income tax audits, reassessments, jurisprudence and any new legislation may result in an increase or decrease in our provision for income taxes.

F-11

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

3. BASIS OF PRESENTATION (CONTINUED)

Valuation of investment in GSRX

Management exercises judgment on the valuation of the investment in GSRX with reference to the valuation of the consideration received, and if appropriate, the valuation of the share consideration granted. On August 29, 2018, the Company completed an acquisition of control now includes this investment as a component of the purchase price of GSRX.

Valuation of equity consideration granted

The valuation of share consideration granted involves management judgment in determining valuation of the share consideration granted. Judgment is exercised in the reliability of the fair value of consideration received.

The fair value of equity instruments are subject to the limitations of the Black-Scholes option pricing model, as well as other pricing models that incorporate market data and involves uncertainty in estimates used by management in the assumptions. Because option pricing models require inputs of highly subjective assumptions, including the volatility of share prices, changes in subjective input assumptions can materially affect the fair value estimate

Estimated useful lives, impairment considerations and amortization of tangible assets, intangible assets, and goodwill

Amortization of tangible assets and intangible assets is dependent upon estimates of useful lives based on management’s judgment.

Goodwill impairment testing requires management to make critical estimates within the impairment testing model.  On an annual basis, the Company tests whether goodwill is impaired.

Impairment of tangible and intangible assets with limited lives are affected by judgments about impairment indicators and estimates used to measure impairment losses where necessary.

The recoverable value of goodwill and tangible and intangible assets is determined using discounted cash flow models, which incorporate assumptions about future events including future cash flows, growth rates and discount rates.

3.3 Basis of consolidation

These consolidated financials incorporate the financial statements of the Company and its controlled subsidiaries:

Subsidiary	Country	Ownership %
1145411 BC Ltd.	Canada	100%
Desert Zen LLC (“Desert Zen”)	USA - California	100%
10998451 Canada Inc	Canada	100%
Kieley Growth Management LLC (“Kieley”)	USA - California	60%
La Finca Interacviva Arachna Inc. SAS. (La Finca”)	Colombia	100%
Bonhomie Labs LLC (“Bonhomie”)	USA - California	100%
SAP Global Inc. (“SAP Global”)	USA - California	100%
Natural Ventures Puerto Rico (“Natural Ventures”)	USA - Puerto Rico	80%
GSRX Industries Inc. (“GSRX”)*	USA	65.54%

*List of subsidiaries and percent ownership held under GSRX included below

F-12

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

3. BASIS OF PRESENTATION (CONTINUED)

Subsidiaries held by GSRX	Country	GSRX Ownership %
Project 1493, LLC;	USA	100%
Andalucia 511, LLC;	USA	100%
Spirulinex, LLC;	USA	51%
Sunset Connect Oakland, LLC;	USA	55%
Green Spirit Essentials, LLC;	USA	55%
Green Spirit Mendocino, LLC;	USA	100%
138 Main Street PA, LLC.	USA	100%
GSRX SUPES, LLC	USA	100%
Point Arena Supply Co., LLC	USA	100%
Ukiah Supply Company, LLC	USA	100%
Pure and Natural, LLC	USA	100%
Point Arena Manufacturing, LLC	USA	94%
Point Arena Distribution, LLC	USA	100%
Pure and Natural-Lakeway, LLC	USA	51%
Pure and Natural One-TN, LLC	USA	51%
Green Room Palm Springs, LLC	USA	95%

Control exists when the parent company has the power, directly or indirectly, to govern the financial and operating policies of an entity to obtain benefits from its activities. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

3.4 Non-controlling interests

Where the Company’s interest is less than 100%, the interest attributable to outside shareholders is reflected in non-controlling interests. Non-controlling interests in the net assets of consolidated subsidiaries are identified separately from the Company’s equity therein. Non-controlling interests consist of the amount of those interests at the date of the original business combination and the non-controlling interests’ share of changes in equity since the date of the combination. See Note 10 for non-controlling interest disclosures.

4. SIGNIFICANT ACCOUNTING POLICIES

With the exception of the recently adopted accounting policies, these condensed consolidated interim financial statements have been prepared on the basis of accounting policies and methods of computation consistent with those applied in the Company’s amended audited annual financial statement for the fiscal year ended June 30, 2019.

Accounting standards adopted during the period

Certain new standards, interpretations and amendments to existing standards have been issued by the IASB or International Financial Reporting Interpretations Committee (“IFRIC”) that are mandatory for accounting periods beginning after January 1, 2019, or later periods.  New standards and updates, which are not applicable or are not consequential to the Company, have been excluded from the list below.

F-13

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IFRIC 23 Uncertainty over income tax treatments - clarifies the application of recognition and measurement requirement in IAS 12, Income Taxes, when there is uncertainty over income tax treatments. It specifically addresses whether an entity considers each tax treatment independently or collectively, the assumptions an entity makes about the examination of tax treatments by taxation authorities, how an entity determines taxable profit (tax loss), tax bases, unused tax credits and tax rates, and how an entity considers changes in facts and circumstances. IFRIC 23 is effective for the Company’s current annual period retrospectively and the adoption did not have a significant impact on the Company’s condensed consolidated interim financial statements for the  six months ended December 31, 2019.

The Company adopted the requirements of IFRS 16 effective July 1, 2019. This new standard replaces IAS 17 Leases and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to the current accounting for finance leases, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is substantially changed.

On adoption, the Company transitioned to the new standard using the modified retrospective approach and:

a)	Measured the lease liability based on the present value of the remaining lease payments discounted using the Company’s incremental borrowing rate of at July 1, 2019;

b)	Measured the right-of-use asset as if IFRS 16 had been applied since the commencement date, but discounted using the Company’s incremental borrowing rate at July 1, 2019; and

c)	Recording the cumulative difference to deficit;

The net impact on retained earnings on July 1, 2019 was a $nil.

The following is a reconciliation of total operating lease commitments at June 30, 2019, to the lease liabilities recognized at July 1, 2019:

Lease liabilities before discounting	$1,726,894
Discounted using incremental borrowing rate of 15%	(270,647)

Operating lease liability	$1,456,247

F-14

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For any new contracts entered into on or after January 1, 2019, the Company considers whether a contract is, or contains a lease. A lease is defined as ‘a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration’. To apply this definition the Company assesses whether the contract meets six key evaluations which are whether:

a)	The contract contains an identified asset, which is either explicitly identified in the contract or implicitly specified by being identified at the time the asset is made available to the Company;

b)

The Company has the right to obtain substantially all of the economic benefits from use of the identified asset throughout the period of use, considering its rights within the defined scope of the contract; and

c)

The Company has the right to direct the use of the identified asset throughout the period of use. The Company assess whether it has the right to direct ‘how and for what purpose’ the asset is used throughout the period of use.

Measurement and recognition of leases as a lessee

At lease commencement date, the Company recognizes a right-of-use asset and a lease liability on the balance sheet. The Company depreciates the right-of-use assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The Company also assesses the right-of-use asset for impairment when such indicators exist.

At the commencement date, the Company measures the lease liability at the present value of the lease payments unpaid at that date, discounted using the interest rate implicit in the lease if that rate is readily available. If the interest rate implicit in the lease is not readily available, the Company discounts using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability are made up of fixed payments (including in substance fixed), variable payments based on an index or rate, amounts expected to be payable under a residual value guarantee and payments arising from options reasonably certain to be exercised.

Subsequent to initial measurement, the liability will be reduced for payments made and increased for interest. It is remeasured to reflect any reassessment or modification, or if there are changes in in-substance fixed payments. When the lease liability is remeasured, the corresponding adjustment is reflected in the right-of-use asset, or profit and loss if the right-of-use asset is already reduced to zero.

The Company has elected to account for short-term leases and leases of low-value assets using the practical expedients. Instead of recognizing a right-of-use asset and lease liability, the payments in relation to these are recognized as an expense in profit or loss on a straight-line basis over the lease term. On the statement of financial position, right-of-use assets have been included under non-current assets and lease liabilities have been included under current and non-current liabilities.

F-15

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

5. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE

Goodwill arose over the acquisition of Natural Ventures, Desert Zen, Kieley Growth, and GSRX due to the benefit of expected revenue growth in North American and Latin America markets and future market developments. These benefits were not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets. None of the goodwill arising on these acquisitions are expected to be deductible for tax purposes. All acquisitions were dealt with at arm’s length at the time of transaction. The fair value of assets and liabilities as at acquisition date are within the measurement period, as such, these values may change.

These transactions were conducted at arm’s-length with non-related third parties.

The Company’s goodwill arose on acquisitions and are summarized as follows:

	Desert Zen	Natural Ventures	Kieley Growth	GSRX	Total
	United States	Puerto Rico	United States	Puerto Rico
Cost
Balance, June 30, 2018	$-	$-	$-	$-	$-
Additions	374,830	3,557,713	2,259,080	-	6,191,623
Balance, June 30, 2019	$374,830	$3,557,713	$2,259,080	$-	$6,191,623
Additions	-	-	-	1,919,863	1,919,863
Balance, December 31, 2019	$374,830	$3,557,713	$2,259,080	$1,944,378	$8,111,486

Accumulated impairment
Balance, June 30, 2018	$-	$-	$-	$-	$-
Additions	-	1,801,300	-	-	1,801,300
Balance, June 30, 2019	$-	$1,801,300	$	$-	$1,801,300
Additions	374,830	-	2,259,080	-	2,633,910
Balance, December 31, 2019	$374,830	$1,801,300	$2,259,080	$-	$4,435,210

Balance, June 30, 2018	$-	$-	$-	$-	$-
Balance, June 30, 2019	$374,830	$1,756,413	$2,259,080	$-	$4,390,323
Balance, December 31, 2019	$-	$1,756,413	$-	$1,919,863	$3,676,276

Impairment of goodwill and intangible assets

On an annual basis, the Company assesses the Company’s CGUs for indicators of impairment or when facts or circumstances suggest the carrying amount may exceed its recoverable amount.  Goodwill is tested for impairment annually. For the purpose of impairment testing, goodwill is allocated to the Company’s CGU to which it relates.

The Company performed its annual impairment test and estimated the recoverable amount of the above-noted CGU based on fair value less costs of disposal (“FVLCOD”), which was determined using a capitalized cash flow methodology and categorized within level 3 of the fair market value hierarchy.

The key assumptions used in the calculation of the recoverable amount include forecast next twelve months:

a)    Revenues;

b)    normalized operating expenses;

c)     income taxes; and

d)    capital expenditures.

F-16

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

5. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

Impairment of goodwill and intangible assets (continued)

Capitalized cash flows are determined with reference to undiscounted risk adjusted cash flows, and discount rates in the range of 28% to 32% based on the individual characteristics of the Company’s CGU, the risk-free rate of return and other economic and operating factors.

The result is that the carrying amount of goodwill and intangible assets exceeded the recoverable amount and as a result, the Company recognized the following impairment charges during the year ended June 30, 2019:

a)    Intangible assets of $637,059; and

b)    Goodwill of $1,801,300.

Measurement period

The fair values of assets and liabilities as at acquisition date are still within the measurement period as defined in IFRS 3. As such, these values are subject to change.

GSRX Industries Inc.

On April 1, 2019 the Company entered into an agreement to acquire 19.9% equity stake in GSRX, a company which owns and operates cannabis dispensaries. Pursuant to the terms of the acquisition, GSRX Industries Inc. issued 11,666,998 common shares to Chemesis. GSRX has also granted a pre-emptive right to maintain such ownership percentage. In exchange, the Company issued 729,187 common shares, which are subject to hold periods of up to 36 months. At the time of acquisition, the Company had no board members or management on the Board of Directors of GSRX.

Balance, June 30, 2018	$-
Share exchange	17,144,062
Unrealized loss on investment in GSRX	(2,646,285)
Balance, June 30, 2019	$14,497,777
Unrealized loss on investment in GSRX	(10,308,227)
Investment balance transferred to GSRX acquisition on August 29, 2019	(4,189,550)
Balance, December 31, 2019	$-

On August 29, 2019, the Company acquired 42,634,124 common shares of GSRX in exchange for 1,488,071 common shares of the Company for a total fair value of $8,437,363. Immediately after the transaction the Company held a 66.29% common share interest and in GSRX. During the six months ended December 31, 2019, the Company acquired a 100% of the preferred shares in exchange for 400,000 common shares of the Company. The acquisition of GSRX was accounted for as a business combination.

F-17

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

5. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

GSRX Industries Inc. (continued)

Acquisition of GSRX on August 29, 2019 is as follows:

Cost of transaction
Initial investment of 729,187 common shares	$4,189,550
Investment of 1,488,071 common shares of the Company	8,437,363
Total consideration	$12,626,913

Fair value of Net assets acquired
Cash	$2,061,494
Accounts receivable	29,079
Prepaid expenses	267,836
Inventory	619,936
Deposits	1,457,310
Equipment	455,234
Land	467,131
Buildings	1,286,402
Leasehold improvements	814,956
Right of use asset	2,959,466
Patent application costs	2,586,842
Construction in progress	1,212,598
Marketable securities	93,151
Investment in Chemesis	5,906,418
Total assets	$20,217,853

Current liabilities	$1,143,535
Lease liabilities	2,959,467
Total liabilities	$4,103,002

Net assets acquired	16,114,851
Less: NCI portion	$(5,432,316)
Company’s share of net assets acquired	10,682,535
Goodwill	$1,944,378

At acquisition, GSRX held 1,895,887 common shares of the Company with a fair value of $5,906,418, compared to a value of $4,506,378, which represents the pro-rata net share capital at acquisition date of $6.18 per common share of the Company. 729,187 common shares with a fair value of $4,506,378 were issued on April 1, 2019 and the final issuance on August 29, 2019 of 1,488,071 common shares with a fair value of $8,437,363, which are to be released in equal tranches every six months, starting six months from grant date. The fair value of the 1,488,071 common shares was determined using a DLOM model, which discounts time-released common shares at rates between 20%-35%. In connection with the issuance of 1,488,071 common shares, a finder’s fee of $99,450 was paid, which is included in general and administration.

The difference of $1,400,040 between the fair value of GSRX-held Chemesis shares acquired and the original fair value of shares issued by Chemesis to GSRX is included in Chemesis’ share capital however is excluded from the net assets of GSRX as these losses occurred before acquisition. As such, this amount was charged to contributed surplus during the six months ended December 31, 2019.

F-18

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

5. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

GSRX Industries Inc. (continued)

On November 7, 2019, the Company issued 400,000 common shares with a fair value of $1,840,000. As this was a transaction with a controlled subsidiary, $1,840,000 was charged to contributed surplus.

Desert Zen

On August 21, 2018, the Company acquired 100% of the shares of Desert Zen for $262,782 (USD$200,000) cash paid upon closing, as well as 62,500 common shares of the Company with a fair value of $342,563 escrowed over 36 months using the Discount for Lack of Marketability (“DLOM”) model which compares nonmarketable security relative to its value on a fully marketable basis with discount rates of between 18% and 35%. This transaction was accounted for as a business combination, as such the Company used the acquisition method of accounting. The consideration paid in excess of the net assets of the acquired business was $374,830 and is recognized in goodwill as follows:

Consideration
Cash	$264,406
Common shares	342,563
Total consideration	606,969

Fair value of net assets acquired
Accounts receivable	$36,348
License (Note 11)	230,000
Total assets	$266,348
Current liabilities	(34,209)
Net assets acquired	$232,139
Goodwill	$374,830

Due to a declining market in the US during the six months ended December 31, 2019, the US - California CGU charged impairment on goodwill of $374,830 for Desert Zen and $2,259,080 for Kieley Growth in accordance with Level 3 of the fair value hierarchy, for total impairment on goodwill charge of $2,633,910. See also Note 9.

F-19

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

5. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

Natural Ventures

On November 30, 2018, the Company acquired 80% of Natural Ventures for cash payment of $3,724,280 (USD$2,800,000), and 223,525 common shares of the Company with a fair value of $1,877,607 escrowed over 36 months using DLOM model resulting in discount rates of between 18% and 35%. This transaction was accounted for as a business combination, as such the Company used the acquisition method of accounting. The consideration paid in excess of the net assets of the acquired business was $3,557,713 and is recognized as goodwill as follows:

Consideration
Cash	$3,724,280
Common shares	1,877,607
Total consideration	$5,601,887

Fair value of net assets acquired
Cash	$232,063
Accounts receivable	195,758
Equipment (Note 12)	566,508
Leasehold improvements (Note 12)	611,409
Licenses (Note 11)	1,662,625
Total assets	$3,268,363
Current liabilities	(713,145)
Net assets acquired	$2,555,218
Less NCI portion of Net Assets	(511,044)
Fair value of net assets acquired	2,044,174
Goodwill	$3,557,713

During the year ended June 30, 2018, Chemesis entered into a memorandum of understanding (the “MOU”) with Natural Ventures.  In connection with the MOU, the Company had loaned $731,555 (US$550,000) as at June 30, 2018 which has been included in the cash consideration on acquisition.

F-20

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

5. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

La Finca

On January 11, 2019, the Company acquired 100% of La Finca, a hemp and CBD cultivation company located in Colombia.  The Company assumed a promissory note of $5,500,000 and issued of 748,000 common shares with a fair value of $7,225,680 escrowed over 36 months. This transaction was accounted for as an asset acquisition. The consideration paid in excess of the net assets of the acquired assets was $10,305,740 as follows:

Consideration
Acquisition payable	$5,500,000
Common shares	7,225,680
Total consideration	12,725,680

Fair value of Net assets acquired
Cash	$2,348,179
Accounts receivable	3,113
Fixed assets (Note 12)	66,395
Licenses (Note 11)	100,000
Total assets	$2,517,687
Current liabilities	(97,747)
Net assets acquired	$2,419,940
Seed research, development and technology	10,305,740
Total received	$12,725,680

The principal and interest of the acquisition payable were due January 11, 2024, accrued compounding interest of 5% per year, and had a fair value at acquisition of $5,500,000. La Finca holds various licenses that allow it to legally operate Cannabis business in the U.S. territory of Puerto Rico. On April 12, 2019, the Company settled the principal and accrued interest of the promissory note through the issuance of 410,448 common shares for total fair value of $5,861,191, valued in accordance with IFRIC 19, where equity instruments granted in a shares-for-debt transaction are considered to be the value of the consideration, rather than the consideration received. A loss on debt settlement of $262,629 was incurred during the year ended June 30, 2019. A continuity of the loan is as follows:

La Finca acquisition payable
Balance, January 11, 2019	$5,500,000
Interest expense	68,562
Balance, April 12, 2019	$5,568,562
Fair value of shares issued	5,861,191
Loss on debt settlement	$292,629

F-21

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

5. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

Kieley Growth Management

On May 24, 2019, the Company acquired a 60% interest in Kieley, a company with dispensary operations in California, United States. The Company acquired a non-interest-bearing promissory note of $1,346,800 (USD $1,000,000) due on May 24, 2020 and issued 67,231 common shares with a fair value of $880,058 as consideration for 60% of Kieley’s common shares. This transaction was accounted for as a business combination, as such the Company used the acquisition method of accounting. The consideration paid in excess of the net assets of the acquired business was $2,259,080 and is recognized as goodwill:

Consideration
Acquisition payable	$1,346,800
Common shares	880,058
Notes payable	732,000
Total consideration	$2,958,858

Fair value of Net assets acquired
Fixed assets (Note 12)	891,143
Licenses (Note 11)	404,040
Total assets	$1,295,183
Current liabilities	(128,887)
Net assets acquired	$1,166,296
Less NCI portion of net assets	(466,518)
Fair value of net assets acquired	699,778
Goodwill	$2,259,080

As part of the above acquisition, the Company acquired a note payable. The note payable was non-interest bearing and had no terms of repayment. During the six months ended December 31, 2019, the Company settled the $732,000 note payable through the issuance of 60,000 common shares.

A continuity of acquisition payable is as follows:

Balance, June 30, 2018	$-
Additions, May 24, 2019	1,346,800
Foreign exchange gain	(38,100)
Balance, June 30, 2019	$1,308,700
Repayment	(1,308,700)
Balance, December 31, 2019	$-

Due to a declining market in the US during the six months ended December 31, 2019, the US - California CGU charged impairment on goodwill of $374,830 for Desert Zen and $2,259,080 for Kieley Growth in accordance with Level 3 of the fair value hierarchy, for total impairment on goodwill charge of $2,633,910. See also Note 9.

Bonhomie

During the year ended June 30, 2018, the Company acquired 100% of the issued and outstanding shares of Bonhomie for $100. At the time, Bonhomie held a 51% controlling interest in SAP Global.

At the date of the Company’s acquisition of Bonhomie, the net assets were acquired in exchange for the Company settling the liabilities related to the assets acquired.  Accordingly, at the date of the Company’s acquisition of Bonhomie, SAP Global was considered to have net identifiable assets of $nil.

F-22

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

5. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

Bonhomie (continued)

A continuity is as follows:

Fair value of net assets acquired
Equipment	$365,472
Leasehold Improvements	208,556
Total assets	$574,028
Current liabilities	(574,028)
Net assets acquired	$-

On July 19, 2018, the Company increased its ownership in SAP Global from 51% to 80% for no additional consideration. During the year ended June 30, 2018, the Company acquired 100% of the issued and outstanding shares of Bonhomie for $100. At the time, Bonhomie held a 51% controlling interest in SAP Global. On July 19, 2018, the Company increased its ownership in SAP Global from 51% to 80% for no additional consideration and on July 3, 2019, the Company issued 100,000 common shares with a fair value of $1,780,000 to increase its ownership to 100%.  As this was a transaction with a controlled subsidiary, the value of the increase in ownership of $176,196 was charged to non-controlling interests, and $1,603,804 charged to contributed surplus.

Caribbean Green LLC

On September 9, 2019, Natural Ventures entered into an acquisition agreement to operate three dispensaries in Puerto Rico for total payments of USD $1,200,000, due in monthly installments of USD $50,000. The agreement is subject to the Company successfully transferring the licenses into its name. This requires approval from the Puerto Rico Department of Health, and as such, the acquisition of the licenses is subject to this being completed. As at December 31, 2019, the Company has paid USD $150,000 ($195,000) and is included in deposits subject to the completion of the license transfer.

6. RIGHT OF USE ASSETS AND LEASE LIABILITIES

The Company’s right-of-use asset relates to the lease of office space. On adoption of IFRS 16, the group recognized lease liabilities in relation to leases which had previously been classified as ‘operating leases’ under the principles of IAS 17 Leases. These liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate as of July 1, 2019.

The weighted average lessee’s incremental borrowing rate applied to the lease liabilities was 15%.

F-23

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

6. RIGHT OF USE ASSETS AND LEASE LIABILITIES (CONTINUED)

The carrying value of the Company’s right of use assets is as follows:

Cost
Balance, July 1, 2019, on adoption of IFRS 16	$1,456,247
Acquisition of GSRX (Note 5)	2,959,466
Effects of foreign exchange	(90,827)

Balance, December 31, 2019	4,324,887

Accumulated depreciation
Balance, July 1, 2019	$-
Depreciation	562,375

Balance, December 31, 2019	562,375

Carrying value, July 1, 2019	$1,456,247

Balance, December 31, 2019	$3,762,511

The carrying value of the lease obligations is as follows:

Lease obligations
Lease liabilities, adoption of IFRS 16, July 1, 2019	$1,456,247
Acquisition of GSRX	2,959,466
Repayments	(858,642)
Accretion	310,696
Effects of foreign exchange	(91,802)
Balance, December 31, 2019	$3,775,965
Less: Current portion	(1,541,080)
Lease liability, long term	$2,234,885

7. BIOLOGICAL ASSETS

Biological assets consist of cannabis plants and are summarized as follows:

	Six months ended December 31, 2019	Six months ended June 30, 2019

Biological assets, beginning	$1,244,938	$-
Allocated direct costs	271,628	1,038,732
Biological assets transferred to Inventory	(606,948)	-
Net increase in fair value less costs to sell due to biological transformation	1,575,506	219,996
Effects of foreign exchange rates	(71,947)	(13,790)
Biological assets, end	$2,413,177	$1,244,938

F-24

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

7. BIOLOGICAL ASSETS (CONTINUED)

Biological assets are valued in accordance with IAS 41 and are presented at their fair values less costs to sell up to the point of harvest. The Company’s biological assets are primarily cannabis clones, mother plants and flowering plants, and because there is no actively traded commodity market for plants or dried product, the valuation of these biological assets is obtained using valuation techniques where the inputs are based upon unobservable market data (Level 3). The Company did not have any biological assets as at and during the six months ended December 31, 2018.

The significant assumptions used in determining the fair value of biological assets include:

Unobservable inputs	Amounts	Sensitivity
Estimated selling price of dry cannabis - varies by strain and is obtained through listed selling prices or estimated selling prices if historical results are not available.	$81.25 per dry ounce (June 30, 2019 - $81.25).	A slight increase in the estimated selling price per strain would result in a significant increase in fair value, and vice versa.

Estimated yield per plant - varies by strain and is obtained through historical growing results (6 month trailing average) or grower estimate if historical results are not available.	3.5oz per flowering cannabis plant (June 30, 2019 – 3.5oz).	A slight increase in the estimated yield per plant would result in a significant increase in fair value, and vice versa.

Stage of cannabis plant within its life cycle.	12 - 15 weeks (June 30, 2019 – 12-15 weeks)	A slight increase in the estimated stage in the life cycle would result in a slight increase in fair value, and vice versa.

Selling costs - are estimated based on the salaries paid to marketing and inventory personnel.	$nil/oz (June 30, 2019 - $nil)	A slight decrease in the estimated selling costs would result in a slight increase in fair value, and vice versa.

The Company estimates the average grow cycle of plants up to the point of harvest is approximately thirteen weeks. The Company's estimates are, by their nature, subject to change and differences from the anticipated yield will be reflected the gain or loss on biological assets in future periods.

8. INVENTORY

As at December 31, 2019, the Company’s inventory balance consists of raw and finished goods. During the six months ended December 31, 2019, the Company expensed $3,788,513 (December 31, 2019 - $4,117,003) of inventory included within cost of goods sold.

Included in inventory at December 31, 2019 was $606,948 (2018 - $nil) in fair value of biological assets.  The Company realized $703,861 in fair value biological asset adjustments through cost of goods sold during the period ended December 31, 2019 (2018 - $nil).

F-25

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

8. INVENTORY (CONTINUED)

The Company’s inventory comprised the following as at:

	December 31, 2019	June 30, 2019

Cultivation	$331,422	$428,770
Raw materials and supplies	652,478	428,770
Finished goods	563,655	401,231
Total	$1,547,555	$830,001

9. INTANGIBLE ASSETS

Cost	License Rights	Patent application costs	Total

Balance, June 30, 2018	$-	$-	$-
Additions	3,793,620	-	-
Impairment	(637,059)	-	-
Balance, June 30, 2019	$3,156,561	$-	$3,156,561
Additions	1,364,057	2,585,389	3,949,446
Foreign exchange	(12,672)	(58,090)	(70,762)
Impairment	(807,782)	-	(807,782)
Balance, December 31, 2019	$3,700,164	$2,527,299	$6,227,463
Accumulated amortization

Balance, June 30, 2018	$-	$-	$-
Additions	614,619	-	614,619
Balance, June 30, 2019	$(614,619)	$-	$(614,619)
Additions	(1,056,573)	-	(1,056,573)
Balance, December 31, 2019	$(1,671,192)	$-	$(1,671,192)

Net, June 30, 2018	$-	$-	$-
Net, June 30, 2019	$2,541,942	$-	$2,541,942
Net, December 31, 2019	$2,028,972	$2,527,299	$4,556,271

The Company’s license rights are summarized as follows:

SAP Brand rights

On July 20, 2018, the Company issued 66,464 common shares for a fair value of $255,886 pursuant to an acquisition of licensed rights from SAP. Further, the Company paid $110,000 cash. Such rights include the brand name, trade name, and trademarks together with all of the patents, patent applications, and inventions. These licenses are amortized over the estimated useful life of 5 years. An impairment charge of $223,393 was recognized during the six months ended December 31, 2019 as the license is no longer in use.

F-26

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

9. INTANGIBLE ASSETS (CONTINUED)

Rapid Dose Therapeutics Inc. (“RDT”)

On October 12, 2018, the Company acquired the license rights from RDT, a Canadian bio-technology company which provides proprietary drug delivery technologies. RDT’s QuickStrip is an oral fast-dissolving drug delivery system. Under the terms of the agreement, the Company received rights to produce, distribute, and sell QuickStrip products, with rights for cannabis markets in California. Total consideration was $318,010, paid by $130,570 in cash and 17,356 common shares with a fair value per share of $10.80 for a total share fair value of $187,440. This license is amortized over the estimated useful life of 5 years.

Da Grassy High Inc.

On November 14, 2018, Chemesis entered a multi-year licensing deal with Da Grassy High Inc., Kevin Smith and Jason Mewes (“Jay and Silent Bob”) for the development and promotion of cannabis products in the US. The Company paid an initial fee of USD$50,000 on signing and three payments of USD$25,000 on each of the three-month anniversaries of signing. In addition, the Company issued common shares worth USD$400,000 on signing and USD$150,000 in stock on each annual anniversary. Additional payments for up to a total of USD$600,000 in stock may be payable on the date certain states in the USA legalize marijuana. All shares are based on the 5-day volume-weighted average prices on the date the shares become payable. The Company will owe a 12% royalty on sales related to the Jay and Silent Bob brand with a minimum royalty of USD$120,000 each year of the license term. As of June 30, 2019, the Company has paid a cash total of 21,432 and issued shares valued at $422,745 capitalized as intangible assets. The agreement was terminated during the year ended June 30, 2019, and as such an impairment charge to intangible assets of $637,059 was recorded.

 Kieley Growth Management License

On May 24, 2019, the Company acquired a 60% interest in Kieley, who held a Type-6 Cannabis Processing License as issued by the California Department of Health. This license had a value of $404,040 and is amortized over one year . Due to a declining market in the US during the six months ended December 31, 2019, the Company wrote off the balance of the license of $441,611 in accordance with Level 3 of the fair value hierarchy.

Natural Ventures License

On November 30, 2018, the Company acquired Natural Ventures which holds a cultivation license and a cannabis manufacturing license. These licenses had a fair value of $1,662,625 and have a useful life of one year.

Desert Zen License

On August 21, 2018, the Company acquired Desert Zen, which holds licenses issued by the California Department of Health. The licenses had a fair value of $230,000 on acquisition and are amortized over one year. Due to a declining market in the US during the six months ended December 31, 2019, the Company wrote off the balance of the license of $142,778 in accordance with Level 3 of the fair value hierarchy.

La Finca License

The Company holds a research and development license in Colombia with a fair value of $100,000. This license has a useful life of one year.

Patents

GSRX has applied for patents which it believes are a new, original and ornamental design for Oral Consumable Flakes. The patents use the methods of preparing soluble, encapsulated plant-based compositions. These Patent Application Costs consist of $1,943,934 in legal fees. As the patents have not been issued as of December 31, 2019, no amortization has been applied against the patent costs. If the patents are approved, the Company will amortize the patent application costs over their useful lives. As at December 31, 2019, there are no indicators of impairment.

F-27

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

10. NON-CONTROLLING INTERESTS

During the period ended December 31, 2019 and year ended June 30, 2019, the Company acquired several companies with significant non-controlling interests. Non-controlling interests are initially recorded at the non-controlling interest’s percentage of the total fair value of net assets acquired. A continuity of the Company’s non-controlling interests is below:

	Natural Ventures	Kieley Growth	GSRX	SAP	Total
	Puerto Rico	United States	Puerto Rico	United States

Balance, June 30, 2018	$-	$-	$-	$(283,194)	$(283,194)
Acquisitions	511,044	466,518	-	-	977,562
Net loss	(131,489)	(2,763)	-	(502,598)	(636,850)
Other comprehensive loss	79,995	40,251	-	81,007	201,253
Balance, June 30, 2019	$459,550	$504,006	$-	$(704,785)	$258,771
Acquisition	-	-	5,444,783	(176,196)	5,268,587
Net loss	122,618	(295,765)	-	(34,854)	(208,001)
Other comprehensive loss	9,636	(214,502)	9,752	5,716	(189,398)
Shares issued for services	-	-	(62,174)	-	(62,174)
Balance, December 31, 2019	$591,804	$(6,261)	$5,392,361	$(910,119)	$5,067,785

Summarized financial information from each subsidiary with significant non-controlling interests is as follows:

	Natural Ventures	Kieley Growth	GSRX	SAP	Total
	Puerto Rico	United States	Puerto Rico	United States
Total assets	$5,463,822	$1,028,075	$537,928	$3,134,860	$10,164,685
Total liabilities	1,800,750	263,169	605,506	191,601	2,861,026

Revenues	1,008,408	418,617	35,226	5,486	1,467,737
Other gain	1,970,826	505,753	343,996	1,768,231	4,588,806
Expenses	1,575,506	-	-	-	1,575,506
Net loss	$613,088	$(87,136)	$(308,770)	$(1,762,745)	$(1,545,563)

F-28

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

11. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

	Machinery and Equipment	Leasehold improvements	Buildings	Construction in Progress	Land	Total
Cost
Balance, June 30, 2018	$657,871	$1,552,595	$-	$-	$-	$2,210,466
Additions	4,621,929	657,982	-	-	-	5,279,911
Effects of changes in foreign exchange	(7,191)	(56,926)	-	-	-	(64,117)
Balance, June 30, 2019	$5,272,609	$2,153,651	$-	$-	-	$7,426,260
Acquisition of GSRX	455,234	814,956	1,286,402	1,212,598	467,131	4,236,321
Additions	49,695	862,311	-	-	-	912,006
Disposals	-	-	(1,029,539)	-	(467,131)	(1,496,670)
Effects of changes in foreign exchange	(255,964)	(72,105)	(140,818)	(27,911)	-	(496,798)
Balance, December 31, 2019	$5,521,574	$3,758,813	$116,045	$1,184,687	-	10,581,119
Depreciation
Balance, June 30, 2018	$119	$-	$-	$-	-	119
Additions	228,614	140,012	-	-	-	368,626
Balance, June 30, 2019	$228,733	$140,012	$-	$-	-	$368,745
Additions	492,966	382,576	126,252	-	-	1,001,794
Disposals	-	-	(126,252)	-	-	(126,252)
Effects of changes in FX	302,467	-	-	-	-	302,467
Balance, December 31, 2019	$1,024,166	$522,588	$-	$-	-	1,546,754
June 30, 2019	$5,043,876	$2,013,639	$-	$-	-	$7,057,515
December 31, 2019	$4,838,423	$3,236,225	$116,045	$1,184,687	-	$9,034,365

During the six months ended December 31, 2019, the Company issued 15,750 common shares with a fair value of $269,316 for equipment (Note 14). Further, during the six months ended December 31, 2019, the Company sold a building with a book value of $1,286,402 and land of $467,131. A loss on sale of $256,610 was recorded.

During the year ended June 30, 2019, the Company issued 27,146 common shares for a total fair value of $431,613 in exchange for equipment.

On June 19, 2019, the Company issued 55,389 common shares for total fair value of $1,129,927 for equipment which was in transit as at June 30, 2019. This is included in equipment additions. No amortization was taken on these as this equipment was not in use as of June 30, 2019.

During the year ended June 30, 2018, the Company wrote-off equipment totalling $130,034 due to a change in regulations resulting in the equipment no longer usable in operations.

12. CONVERTIBLE DEBT

During the six months ended December 31, 2019, the Company completed a convertible debt financing for total gross proceeds of USD$1,100,000.  The convertible debentures bear interest at a rate of 8% per year and matures two years from the closing date. The convertible debentures are unsecured and are convertible, at the option of the holder, into common shares of the Company at a price of $12.50 per unit. Each unit consists of one common share and one warrant, which is exercisable into one common share at an exercise price of $15.00 for a period of 24 months. $91,994 was allocated to the equity component of convertible debentures.

F-29

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

12. CONVERTIBLE DEBT (CONTINUED)

The 2019 Debentures carry a derivative liability whereby the number of shares is fixed to the US dollar. The Company does not remeasure this liability due to its immaterial effect on the consolidated financial statements.

The Company has the right to repay and cancel convertible debentures at any time prior to the maturity date at a price equal to 105% of the principal amount of the convertible debentures then outstanding plus accrued and unpaid interest thereon. In addition, the Company has the right to compel the conversion of the convertible debentures in the event that the daily volume weighted average trading price of the common shares exceeds $2.50 per common share for 10 consecutive trading days. The debentures contain a derivative liability whereby the number of shares is fixed to the US dollar. The Company does not remeasure this liability due to its immaterial effect on the consolidated financial statements.

During the year ended June 30, 2019, the Company completed two tranches of convertible debt financing for total gross proceeds of $3,500,000.  The first tranche of $2,000,000 closed on December 4, 2018 and the final tranche of $1,500,000 closed on December 20, 2018. The convertible debentures bear interest at a rate of 8% per year and mature two years from the closing date. The convertible debentures are unsecured and are convertible, at the option of the holder, into common shares of the Company at a price of $12.50 per common share.

The Company has the right to repay and cancel the convertible debentures at any time prior to the maturity date at a price equal to 105% of the principal amount of the convertible debentures then outstanding plus accrued and unpaid interest thereon. In addition, the Company has the right to compel the conversion of the convertible debentures in the event that the daily volume weighted average trading price of the common shares exceeds $2.50 per common share for 10 consecutive trading days.

In addition, the Company granted one common share purchase warrant for each common share underlying the convertible debentures for a total of 280,000 warrants. Each warrant is exercisable into one common share at an exercise price of $15.00 for a period of 24 months.

The convertible debentures are accounted for as compound financial instruments, consisting of a debt instrument, an equity conversion feature and derivative liability. The debt instrument was fair valued using a discount rate of 15% and are carried at amortized cost. The excess of the proceeds over the value assigned to the debt instrument was proportionately allocated to the equity component of the convertible debentures and the derivative liability. The following table summarizes the Company’s convertible debentures:

Balance, June 30, 2018	$-
Proceeds on issuance of convertible debt	3,500,000
Allocation to equity component	(244,000)
Allocation to warrant component	(186,057)
Interest accrual	272,798
Balance, June 30, 2019	$3,342,741
Additions	1,462,190
Allocation to derivative liability	(179,664)
Accretion and interest	278,344
Foreign exchange	37,496
Balance, December 31, 2019	$4,941,107

Equity component of convertible debt
Balance, June 30, 2018	$-
Balance, December 31, 2019 and June 30, 2019	$244,000

F-30

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

13. AMOUNTS RECEIVABLE

Amounts receivable as at December 31, 2019 and June 30, 2019 consist of:

	December 31, 2019	June 30, 2019

Trade receivable	$1,592,387	$2,378,904
GST	54,384	13,655
Balance	$1,647,071	$2,392,559

As of December 31, 2019, the Company recorded an allowance for doubtful accounts of $552,823 (June 30, 2019 - $304,163). If circumstances related to specific customers and related parties change, estimates of the recoverability of amounts receivable could also change.

A reconciliation of bad debt expense and allowance for doubtful accounts is as follows:

Balance, June 30, 2018	$-
Bad debt expense	336,296
Balance, June 30, 2019	$336,296
Bad debt expense	216,527
Balance, December 31, 2019	$552,823

14. SHAREHOLDERS’ EQUITY

14.1 Authorized share capital

Unlimited number of common shares with no par value.

Effective December 20, 2019, the Company completed a share consolidation of its share capital on the basis of ten existing common shares for one new common share. All common share and per share amounts in these consolidated financial statements are retroactively presented on a post-share consolidation basis, including the number and exercise price of all share options and warrants.

14.2 Issued share capital

Common shares issued and outstanding as at December 31, 2019 are 10,669,628, of which 729,187 common shares are classified as held internally and deducted from the statement of changes in shareholders equity. As at December 31, 2019, the Company held 10,409,168 common shares in escrow.

Upon acquisition of GSRX, GSRX held 1,895,887 common shares of the Company with a fair value of $5,906,418, compared to a value of $4,506,378, which represents the pro-rata net share capital at acquisition date of $6.18 per common share of the Company. 729,187 common shares with a fair value of $4,506,378 were issued on April 1, 2019 and the final issuance on August 29, 2019 of 1,488,071 common shares with a fair value of $8,437,363, which are to be released in equal tranches every six months, starting six months from grant date. The fair value of the 1,488,071 common shares was determined using a DLOM model, which discounts time-released common shares at rates between 20%-35%.

F-31

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

14. SHAREHOLDERS’ EQUITY (CONTINUED)

14.2 Issued share capital (Continued)

The difference of $1,400,040 between the fair value of GSRX-held Chemesis shares acquired and the original fair value of shares issued by Chemesis to GSRX is included in Chemesis’ share capital however is excluded from the net assets of GSRX as these losses occurred before acquisition. As such, this amount was charged to contributed surplus during the six months ended December 31, 2019.

During the six months ended December 31, 2019, the Company issued 100,000 common shares with a fair value of $1,780,000 to complete the acquisition of Bonhomie (Note 5).

During the six months ended December 31, 2019, the Company issued 15,750 common shares with a fair value of $269,316 for equipment (Note 11).

During the six months ended December 31, 2019, the Company issued 60,000 common shares to settle debt of $732,000. No gain or loss was recorded on settlement.

During the six months ended December 31, 2019, the following cash share transactions occurred:

	Number of shares	Fair value per share	Total fair value	Purpose
July 4, 2019	10,000	$14.00	$140,000	Option exercise
September 18, 2019	54,054	$7.40	$400,000	Private placement
October 3, 2019	23,649	$7.40	$175,000	Private placement

During the six months ended December 31, 2019, the following non-cash share transactions occurred:

Date	Number of shares	Fair value per share	Total fair value	Purpose
July 3, 2019	100,000	$17.80	$1,780,000	Acquisition of SAP (Note 5)
July 12, 2019	15,750	$17.10	$269,316	Rapid Dose equipment purchase (Note 9)
August 14, 2019	60,000	$12.20	$732,000	Debt settlement agreement (Note 5)
August 28, 2019	1,488,071	$5.70	$8,437,363	Acquisition of GSRX shares (Note 5)
November 7, 2019	400,000	$4.60	$1,840,000	Acquisition of GSRX preferred shares (Note 5)
December 2, 2019	30,938	$1.85	$57,235	Shares issued for services

On December 31, 2019, the Company’s subsidiary, GSRX, issued 946,144 common shares of its own stock to employees and consultants. These shares were measured at a fair value $24,602.

During the year ended June 30, 2019, the following non-cash share transactions occurred:

Date	Number of shares	Fair value / share	Total fair value	Purpose

Asset Acquisitions
July 20, 2018	66,464	$0.39	$255,886	SAP license rights (Note 11)
November 21, 2018	28,250	1.12	316,400	Da Grassy High Inc. license acquisition (Note 11)
January 8. 2019	17,356	1.08	187,440	Rapid Dose license (Note 11)
January 11, 2019	748,000	1.38	7,225,680	La Finca acquisition (Note 6)
February 26, 2019	10,124	1.94	106,345	Da Grassy High Inc. license acquisition (Note 11)
April 15, 2019	27,146	1.59	431,613	Equipment acquisition (Note 12)
June 18, 2019	55,389	2.04	1,129,927	Equipment acquisition (Note 12)
	952,727	$1.01	$9,653,291

F-32

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

14. SHAREHOLDERS’ EQUITY (CONTINUED)

14.2 Issued share capital (continued)

Date	Number of shares	Fair value per share	Total fair value	Purpose
Business acquisitions (Note 5)
November 30, 2018	223,525	0.84	1,877,607	Natural Ventures acquisition
August 21, 2018	65,250	0.75	342,563	Desert Zen acquisition
May 17, 2019	67,231	1.31	880,058	Kieley acquisition
	356,006	$0.87	$3,100,228

The value of these shares was discounted based on the respective release schedules of the shares issued (Note 5).

Other non-cash share transactions

July 17, 2018	1,604,008	$0.61	$9,784,446	Reverse take over (Note 5)
April 12, 2019	410,448	$1.42	$5,861,191	Debt extinguishment (Note 5)
April 1, 2019	729,187	$2.35	$17,144,062	Investment in GSRX (Note 5)

The company issued shares pursuant to consulting agreements as follows:

Date	Number of shares	Fair value per share	Total fair value
August 21, 2018	6,525	$0.75	$48,938
August 24, 2018	30,000	0.84	252,000
September 20, 2018	2,202	1.77	38,979
October 9, 2018	3,293	1.67	55,000
November 8, 2018	1,503	1.74	26,145
June 18, 2019	10,363	2.03	210,375
	53,887	$1.17	$631,437

The Company issued shares pursuant to options exercised as follows:

Date	Number of shares	Strike price	Total proceeds
October 2, 2018	5,000	$1.10	$55,000
December 14, 2018	2,750	1.00	27,500
December 20, 2018	4,000	1.00	40,000
January 23, 2019	6,500	1.00	65,000
February 19, 2019	5,000	1.10	55,000
March 6, 2019	10,000	1.00	100,000
May 8, 2019	5,000	1.10	55,000
	38,250	$1.04	$397,500

Upon exercise of options, the Company reallocated $121,437 in contributed surplus to share capital.

The Company issued shares pursuant to warrants exercised as follows:

Date	Number of shares	Strike price	Total proceeds
February 27, 2019	100,000	$2.00	$200,000
March 6, 2019	120,000	2.00	240,000
March 6, 2019	232,000	2.00	464,000
April 25, 2019	22,000	2.00	44,000
May 8, 2019	10,000	2.00	20,000
	484,000	$2.00	$968,000

F-33

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

14. SHAREHOLDERS’ EQUITY (CONTINUED)

14.2 Issued share capital (continued)

Upon exercise of warrants, the Company reallocated $58,661 in contributed surplus to share capital.

The Company completed private placements as follows:

Date	Party (if applicable)	Shares #	Price per share	Shares $	Share issuance costs	Net proceeds
December 20, 2018	Alumina Partners Ltd. (note 22)	312,500	$0.80	$250,000	$-	$250,000
January 16, 2019	Alumina Partners Ltd.	384,615	1.30	500,000	-	500,000
March 1, 2019	Non-brokered	1,500,000	1.84	2,760,000	-	2,760,000
April 15, 2019 – June 13 2019	Non-brokered	1,121,621	1.87	2,101,999	-	2,101,999
June 21, 2019	Non-brokered	108,108	1.85	200,000	-	200,000
Share issuance costs		-	-	-	(377,294)	(377,294)
		3,426,844	$1.70	$5,811,999	$(377,294)	$5,434,705

No share issuance costs were incurred.

14.3  Warrants

As of December 31, 2019, the following warrants were outstanding:

	Warrants	Exercise Price

June 30, 2018	-	$-
Acquisition of Chemesis (Note 5)	439,947	20.00
Issued	561,874	19.40
Exercised	(48,400)	20.00
June 30, 2019	953,421	$19.70
Expired	(391,541)	10.00
December 31, 2019	561,880	$19.80

Expiry date	Warrants	Exercise Price

December 4, 2020	160,000	$15.00
December 21, 2020	31,250	15.00
December 20, 2023	120,010	15.00
January 21, 2024	38,462	24.50
March 1, 2024	150,000	25.00
May 30, 2024	18,919	25.00
May 30, 2024	37,838	25.00
June 13, 2024	5,401	25.00
Balance, December 31, 2019	561,880	$19.43

At December 31, 2019, the weighted-average remaining life of the outstanding warrants was 2.04 years (June 30, 2019 – 1.85).

F-34

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

14. SHAREHOLDERS’ EQUITY (CONTINUED)

14.4 Options and share-based compensation

The Company has adopted a stock option plan whereby up to 10% of the outstanding shares of the Company as of the date of grant have been reserved for the grant and issuance to its employees, officers, directors and consultants. Under the plan, the exercise price of an option may not be set at less than the minimum price permitted by the CSE. The aggregate number of options granted to any one individual during any 12-month period may not exceed 5% of the issued shares of the Company, or 2% in the case of consultants and investor relations representatives. The stock option plan provides for full vesting of the stock options on the date of approval of the options by the appropriate regulatory authority. Stock options granted to any person engaged in investor relations activities will vest over a period of not less than 12 months with no more than 25% of the stock options vesting in any six-month period. The exercise price of any stock options granted under the plan shall be determined by the Board but may not be less than the market price of the common shares on the Exchange on the date of grant (less any discount permissible under Exchange rules). The term of any stock options granted under the plan shall be determined by the Board at the time of grant but may not exceed ten years.

During the period ended December 31, 2019, 30,000 options were issued and vested. Total share-based payments recognized for the fair value of share options granted, vested and approved by the shareholders during the six months ended December 31, 2019 was $180,003 (2018 - $2,567,302).

The fair value of the share options granted was estimated on the date of grant using the Black-Scholes Pricing Model with the following weighted average assumptions:

	Period ended December 31, 2019	Period ended December 31, 2018
Strike price	$12.20	$12.80
Risk free interest rate	1.19%	2.00%
Expected option life (years)	5.01 years	4.87 years
Expected stock price volatility	100%	110%
Dividend payments during life of option	Nil	Nil
Expected forfeiture rate	Nil	Nil

Option pricing models require the input of highly speculative assumptions, including the expected future price volatility of a company’s shares. Expected volatility has been estimated based on historical volatility. Changes in these assumptions can materially affect the fair value estimate and, therefore, existing models do not necessarily provide a reliable single measure of the fair value of the Company’s share options.

F-35

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

14. SHAREHOLDERS’ EQUITY (CONTINUED)

The following stock options issued under the employee stock option plan were outstanding:

	Options	Exercise price

June 30, 2018 and December 15, 2017	-	$-
Acquisition of Chemesis (Note 16)	65,000	7.80
Granted	685,000	12.70
Cancelled	(40,750)	10.10
Exercised	(38,250)	10.40
June 30, 2019	671,000	$12.50
Granted	30,000	12.20
Exercised	(10,000)	14.00
Cancelled	(5,000)	2.20
December 31, 2019	653,500	$12.61

At December 31, 2019, the weighted average remaining life of the outstanding options was 3.77 years (June 30, 2019 - 3.90).

		Outstanding and exercisable
Expiry date	Options	Exerciseprice	Remaining contractual life (years)
June 9, 2022	35,000	$5.00	2.95
August 18, 2022	5,000	11.00	3.14
July 22, 2023	403,500	10.00	4.06
September 27, 2023	20,000	17.40	4.25
November 6, 2023	20,000	14.00	4.36
March 12, 2024	50,000	21.30	4.70
March 25, 2024	10,000	20.90	4.74
March 29, 2024	50,000	21.60	4.75
April 26, 2021	10,000	20.40	1.82
May 23, 2024	20,000	21.10	4.90
August 14, 2024	15,000	12.20	4.92
August 30, 2024	15.000	12.20	4.67
Balance, December 31, 2019	653,500	$12.61	3.77

F-36

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

15. REVERSE TAKEOVER TRANSACTION

On July 17, 2018, the Chemesis completed a transaction with 1145411, pursuant to which the Company acquired all of the issued and outstanding shares of 1145411 in exchange for 2,340,378 common shares of the Chemesis.

As the former shareholders of 1145411 owned a majority interest in the combined entity immediately after closing, the transactions was accounted for as a reverse acquisition with 1145411 identified as the acquirer. The transaction did not constitute a business combination as the Company did not meet the definition of a business as defined under IFRS. As 1145411 was the acquirer for accounting purposes, its operations are presented as the continuing entity with those of Chemesis included from the transactions date of July 17, 2019 onward. The comparative figures for the year ended June 30, 2018 are those of 1145411 prior to the reverse acquisition.

The shares issued to 1145411 were issued on a post-consolidation basis. Concurrent with the transaction, the Company changed its name to Chemesis International Inc. and started trading on the Canadian Securities Exchange (“CSE”) under the symbol “CSI”.

The cost of the transaction in excess of the net assets of 1145411 has been reflected as an expense, being the cost of obtaining a listing of Chemesis shares on the CSE as follows:

Cost of transaction
Fair value of common shares issued	$9,784,446
Fair value of options issued	174,804
Fair value of warrants issued	533,279
$10,492,529

Fair value of consolidated Chemesis net assets
Cash	$2,492,065
Prepaid expense	24,825
Amounts receivable	1,248
Promissory notes receivable	759,413
Exploration and evaluation assets	108,881
Accounts payable and accrued liabilities	(111,996)
Net assets acquired	$3,274,436
Listing expense	$7,218,093

The fair value of the consideration paid was determined as follows:

i)	The fair value of the common shares of Chemesis was measured using the closing price on July 17, 2018, the date of the acquisition, for a total fair value of $9,784,446;

ii)	The options and warrants had fair values of $174,804 and $533,279, respectively, valued using the Black-Scholes model under the following weighted average assumptions:

	Options	Warrants
Strike price	$7.80	$20.00
Risk free interest rate	2.05%	2.05%
Expected option life (years)	1.05	1.05
Expected stock price volatility	125%	125%
Dividend payments during life of option	-	-
Expected forfeiture rate	-	-

F-37

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

16. EXPLORATION AND EVALUATION ASSETS AND PLAN OF ARRANGEMENT

Through its previously wholly owned subsidiary, Canadian Mining of Arizona Inc. (“CMAI”), the Company held mineral claims in Yavapai County, Arizona, United States.

On February 1, 2019 the Company completed plan of arrangement agreement with IMC International Mining Corp. (“IMC”) pursuant to which the Company spun out its mineral claims into IMC through a Plan of Arrangement under the Business Corporations Act. Upon completion of the Arrangement, IMC owned 100% of the mineral claims. As a result of the Arrangement, Chemesis Shareholders received one-twentieth of one IMC Common Share for every Chemesis common share held as of December 9, 2018, and own all of the outstanding IMC Common Shares, post-Arrangement.

A summary of the capitalized exploration and evaluation assets for the year ended June 30, 2019 and period ended June 30, 2018, are as follows:

Balance, June 30, 2018 and December 15, 2017	$-
Additions during the period:
Acquisition costs	108,881
Claim fees	4,438
Completion of plan of arrangement	(113,319)
Balance at June 30, 2019	$-

17. RELATED PARTY TRANSACTIONS AND BALANCES

Key management personnel are the directors and officers of the Company. Management compensation transactions for the six months ended December 31, 2019 and 2018 is summarized as follows:

	2019	2018

Management fees	$225,643	$100,179
Share-based payments	-	1,452,784
Total	$225,643	$1,552,963

As at December 31, 2019, $87,675 (June 30, 2019 - $52,949) is owed to directors and officers of the Company for unpaid fees and $543,898 for expenses paid on behalf of the Company.

During the six months ended December 31, 2019, the Company paid $72,643 (2019 - $84,191) included in management fees to the CEO and Director of the Company pursuant to CEO and Director services provided.

During the six months ended December 31, 2019, the Company paid $60,000 (2019 - $40,000) included in management fees to the CFO of the Company pursuant to CFO services provided.

During the six months ended December 31, 2019, the Company paid $75,000 (2019 - $62,500) included in management fees to a Director of the Company pursuant to Director services provided.

During the six months ended December 31, 2019, the Company paid $18,000 (2019 - $19,500) included in consulting fees to the Corporate Secretary and Director and of the Company pursuant to Corporate Secretary and Director services provided.

F-38

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

17. RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

During the year ended June 30, 2019, the Company granted 25,000 options to a previous Director of the Company measured at a fair value of $99,467 recorded within share-based payments.

During the year ended June 30, 2019, the Company granted 50,000 options to a previous Director of the Company measured at a fair value of $542,320 recorded within share-based payments.

On December 4, 2018, a Director loaned the Company $1,000,000 included within convertible debentures (Note 12). Interest expense of $46,022 was recorded during the year ended June 30, 2019 (2018 - $nil)

18. NON-CASH INVESTING AND FINANCING ACTIVITIES

See the following for non-cash note disclosures:

i)	Acquisition of SAP Global (Note 5)

ii)	Investment in GSRX (Note 5)

iii)	Shareholders’ Equity (Note 14)

iv)	Right of use asset included in lease (Note 6)

v)	Shares issued for license (Notes 10 and 14)

vi)	Statement of Changes in Shareholders’ Equity

19. COMMITMENTS

The Company holds a 5-year lease agreement in Caguas, Puerto Rico with remaining lease obligations as at December 31, 2019 of USD$705,000.

The Company holds a 2-year lease agreement in Bogota, Columbia with remaining lease obligations as at December 31, 2019 of USD$300,000.

GSRX holds various lease agreements in Puerto Rico and California with remaining lease obligations extending over the next 8 years totaling USD$2,900,000.

20. RISK MANAGEMENT

20.1 Financial risk management

The Company may be exposed to risks of varying degrees of significance which could affect its ability to achieve its strategic objectives. The main objectives of the Company’s risk management processes are to ensure that risks are properly identified and that the capital base is adequate in relation to those risks. The principal risks to which the Company is exposed are described below.

a. Capital risk

The Company manages its capital to ensure that there are adequate capital resources for the Company to maintain operations. The capital structure of the Company consists of cash and share capital.

b. Credit risk

Credit risk is the risk that a counter party will be unable to pay any amounts owed to the Company. Management’s assessment of the Company’s exposure to credit risk is low.

F-39

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

20. RISK MANAGEMENT (CONTINUED)

c. Liquidity risk

Liquidity risk is the risk that the Company is not able to meet its financial obligations as they fall due. As at December 31, 2019, the Company’s working capital of $459,836 (June 30, 2019 - $204,230) and long-term lease liabilities of $2,234,885 (June 30, 2019 - $3,342,741). The Company may seek additional financing through debt or equity offerings, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at December 31, 2019, the Company had cash of $1,343,646 (June 30, 2019 - $652,745), accounts payable and accrued liabilities of $5,504,238 (June 30, 2019 - $2,477,662) (due in 90 days), notes payable of $nil (June 30, 2019 - $838,366), derivative liability of $179,664 (June 30, 2019 - $nil), acquisition payable of $nil (June 30, 2019 - $1,308,700), and convertible debt (due on demand) of $4,941,107 (June 30, 2019 - $3,342,741).

d. Market risk

Market risk incorporates a range of risks. Movements in risk factors, such as market price risk and currency risk, affect the fair values of financial assets and liabilities. The Company does not have a practice of trading derivatives

Foreign currency risk

The Company’s foreign exchange risk arises from transactions denominated in other currencies.

20.2 Fair values

The carrying values of cash and accounts payable and accrued liabilities approximate their fair values due to their short-term to maturity.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Quoted prices in markets that are not active, or inputs that are not observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

At December 31, 2019 and June 30, 2019, cash is measured using Level 1 inputs. At December 31, 2019, the Company held $91,007 (June 30, 2019 - $14,497,777) in investments measured at Level 1 and a derivative liability $179,664 at Level 2. During the period ended December 31, 2019 and 2018, there were no transfers between Level 1 and Level 2 fair value measurements and there were no transfers in and out of Level 3 fair value measurements.

F-40

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

21. MANAGEMENT OF CAPITAL

The Company defines the capital that it manages as its cash and share capital.

The Company’s objective when managing capital is to maintain corporate and administrative functions necessary to support the Company’s operations and corporate functions; and to seek out and acquire new projects of merit.

The Company manages its capital structure in a manner that provides sufficient funding for operational and capital expenditure activities.  Funds are secured, when necessary, through debt funding or equity capital raised by means of private placements.  There can be no assurances that the Company will be able to obtain debt or equity capital in the case of working capital deficits.

The Company has a draw-down equity financing agreement of up to $25,000,000 with Alumina Partners, LLC which may be converted into shares of the Company. As of December 31, 2019, the Company has drawn down $750,000 on the equity financing arrangement. The Company is not currently subject to any externally imposed capital requirements.

On March 1, 2019 the Company entered into a $10,000,000 share subscription agreement with Global Emerging Markets (“GEM”). The agreement provides that the Company may, at any time while the agreement is in effect, deliver a draw-down notice to GEM specifying the number of common shares for which GEM will then have an obligation to subscribe up to a maximum of $10,000,000. As of December 31, 2019, the Company drawn down $778,000 on this equity financing arrangement.

22. EQUITY FUNDING FACILITIES

On August 8, 2018, the Company entered into an equity financing agreement for up to $25,000,000, with Alumina Partners, LLC, a New York-based private equity firm.

The agreement details the purchase of up to $25,000,000 of units of the Company, consisting of one common share and one common share purchase warrant, at discounts ranging from 15% to 25% of the market price of the Company’s shares, with each equity financing occurring exclusively at the option of the Company, throughout the 24-month term of the agreement. The exercise price of the warrants will be at a 50% premium over the market price of the shares at the date of any funding loaned. There are no upfront fees or interest associated with the use of this financing. As of December 31, 2019, the Company has drawn down $750,000 on the equity financing arrangement.

On March 1, 2019 the Company entered into a $10,000,000 share subscription agreement with Global Emerging Markets (“GEM”). The agreement provides that the Company may, at any time while the agreement is in effect, deliver a draw-down notice to GEM specify the number of common shares for which GEM will then have an obligation to subscribe up to a maximum of $10,000,000. As of December 31, 2019, the Company drawn down $778,000 on this equity financing arrangement.

F-41

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

23. SEGMENTED REPORTING

The Company currently has four operating segments and generates external revenues from the sale of cannabis products. The operating segments have been disclosed by geographical region as follows:

	Assets $	Revenue $	Profit (loss) $
Canada	6,510,112	-	(17,695,731)
United States	17,294,971	4,601,657	(3,111,080)
Puerto Rico	5,463,822	1,008,408	613,088
Columbia	537,928	35,226	(308,770)
	29,806,833	5,645,291	(20,502,493)

As at December 31, 2019, the assets held in Canada include $3,676,226 of goodwill (Note 5) (June 30, 2019 - $4,390,323).

24. CONTINGENT LIABILITY

A claim has been made against the Company for USD $2 million in common shares to be issued pursuant to an asset purchase agreement. The Company has retained legal counsel and estimates the range of outcomes to be $nil up to 355,000 common shares of the Company. The Company believes this claim to be without merit, and as such, no amounts were accrued as at December 31, 2019.

25. SUBSEQUENT EVENTS

On January 14, 2020, The Company granted 2,295,000 stock options to directors, officers and consultants of the Company under its share-based compensation plan. The options are exercisable at a price of $0.90 per common share, for a five-year term.

On January 23, 2020, the Company closed a private placement of 16,393,444 units of the Company (the “Units”) at price of $0.305 per Unit. Each Unit is comprised of one common share and one common share purchase warrant (each, a “Warrant”). Each Warrant is exercisable for one common share at a price of $0.405 for a period of 24 months. Of the total proceeds of $5,000,000, the Company:

i)	Received $3,274,427 in cash proceeds;

ii)	Settled $1,141,556 owed under a convertible debt held by a director of the Company and $344,275 other convertible debentures through the issuance of Units; and

iii)	Settled $239,742 in accounts payable owing to a director of the Company through the issuance of Units

The Company also settled and discharged an aggregate total indebtedness of $399,135, on the following basis:

i)	$284,444 owed under a convertible debenture repaid through the issuance of 406,348 units of the Company (the “Debt Settlement Units”), with each Debt Settlement Unit being comprised of one common share and one common share purchase warrant (the “Debt Settlement Warrants”). Each Debt Settlement Warrant is exercisable for one common share at a price of $0.70 for a period of 24 months; and

ii)	$114,691 owed to a creditor was settled through the issuance of 163,844 Debt Settlement Units.

F-42

Chemesis International Inc. Notes to the Condensed Consolidated Interim Financial Statements For the six months ended December 31, 2019 and 2018 (Unaudited - Expressed in Canadian dollars)

25. SUBSEQUENT EVENTS (CONTINUED)

In addition, on January 23, 2020, the Company completed a convertible debt settlement whereby it discharged a total indebtedness of $1,109,440 under certain convertible debentures through the issuance of 1,232,711 units of the Company (the “Debt Conversion Units”), with each Debt Conversion Unit being comprised of one common share and one common share purchase warrant (the “Debt Conversion Warrants”). Each Debt Conversion Warrant is exercisable for one common share at a price of $1.12 for a period of 24 months.

On February 3, 2020, the Company filed an injunction against the Puerto Rico Department of Health. The Puerto Rico Superior Court found the suspension of our cultivation and manufacturing licenses (the “Licenses”) to be invalid and unconstitutional and nullified such action. As a result, the Company’s Licenses have been reinstated and all licenced activities have been resumed.

On April 27, 2020, the Company and its wholly owned subsidiary, 1247262 B.C. Ltd. (“SpinCo”) have agreed to proceed with a reorganization transaction by way of a plan of arrangement under the Business Corporations Act (British Columbia) to spin out La Finca (the “Arrangement”). Upon completion of the Arrangement, La Finca will become a wholly-owned subsidiary of SpinCo and will hold a 100% interest in La Finca’s Colombian assets.

On May 4, 2020, the Company entered into an option agreement with GSRX to acquire 100% of the issued and outstanding membership interests of Project 1493, LLC (“1493”).  The option agreement is conditional upon the Company performing the following milestones within 15 months from the effective date of the agreement as set forth below:

(a)	paying $25,000 to GSRX;
(b)	Issuance of 19,981,500 common shares of the Company subject to 36-month escrow terms; and
(c)	paying a total of $2,475,000 to GSRX to be paid in installments or in a lump sum, at the election of the Company in its sole discretion,

This Agreement is binding and enforceable between the Parties and will remain in full force and effect unless and until terminated.

On April 21, 2020, the Company granted 2,250,000 restricted share rights to directors, officers, consultants and employees with shares becoming issuable in three months following the expiry of the restrictions.

F-43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Chemesis International Inc.

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Chemesis International Inc. (the “Company”), which comprise the consolidated statement of financial position as of June 30, 2019, and the consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the year ended June 30, 2019 and the related notes to the financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and the results of its operations and its cash flows for the year ended June 30, 2019 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

F-44

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of $38,082,758 during the year ended June 30, 2019 and remains dependent on receipt of additional financing and has stated that substantial doubt exists about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

“DAVIDSON & COMPANY LLP”
Vancouver, Canada	Chartered Professional Accountants

May 14, 2020

F-45

INDEPENDENT AUDITOR’S REPORT

To the Directors of 1145411 B.C. Ltd.,

Basis for Opinion

We have audited the accompanying consolidated statement of financial position of 1145411 B.C. Ltd. as of June 30, 2018, and the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the period from incorporation on December 15, 2017 to June 30, 2018. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Opinion on the Consolidated Financial Statements

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of 1145411 B.C. Ltd. as at June 30, 2018, and the results of its operations and its cash flows for the period from incorporation on December 15, 2017 to June 30, 2018 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

Without modifying our opinion, we draw attention to Note 2 in the consolidated financial statements which indicates that there are material uncertainties that cast significant doubt about the going concern assumption. The Company has no current source of revenue and is dependent upon its ability to secure new sources of financing. These conditions, along with other matters as set forth in Note 2, indicate the existence of a material uncertainty that casts significant doubt about the Company's ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

November 6, 2018

F-46

CHEMESIS INTERNATIONAL INC.

Consolidated Financial Statements

For the years ended June 30, 2019 and 2018

F-47

Chemesis International Inc. Consolidated Statements of Financial Position (Expressed in Canadian dollars)

As at	June 30, 2019	June 30, 2018

ASSETS
Current assets
Cash	$641,583	$1,030,284
Amounts receivable (Note 14)	2,392,559	-
Prepaids	99,678	50,598
Biological assets (Note 9)	1,244,938	-
Inventory (Note 10)	830,001	-
	5,208,759	1,080,882
Non-current assets
Deposits	26,743	125,656
Equipment (Note 12)	5,043,876	657,752
Leasehold improvements (Note 12)	2,013,639	1,552,595
Investment in GSRX Industries Inc. (Note 7)	14,497,777	-
Intangible assets (Note 11)	2,541,942	-
Goodwill (Note 6)	4,390,323	-
Total non-current assets	28,514,300	2,336,003

TOTAL ASSETS	$33,723,059	$3,416,885

LIABILITIES
Current
Accounts payable and accrued liabilities (Note 16)	$2,477,662	$206,642
Acquisition payable (Note 6)	1,308,700	-
Notes payable (Note 13)	838,366	-
Excise tax payable	11,162	-
Income tax payable	133,000	-
Unearned revenue	235,639	-
	5,004,529	206,642

Convertible debt (Note 14)	3,342,741	-
	8,347,270	206,642
SHAREHOLDERS' EQUITY
Share capital (Note 16)	56,954,958	3,800,000
Equity portion of convertible debt (Notes 14 and 16)	244,000	-
Contributed surplus	5,253,384	-
Accumulated other comprehensive income	569,066	38,600
Deficit	(37,904,390)	(345,163)
Equity attributable to Chemesis	25,117,018	3,493,437
Non-controlling interest	258,771	(283,194)
Total shareholders’ equity	25,375,789	3,210,243
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$33,723,059	3,416,885

Subsequent events (Note 26)

Going concern (Note 2)

Commitments (Note 19)

Contingent Liability (Note 25)

These consolidated financial statements were authorized for issue by the Board of Directors on May 12, 2020.

Approved on behalf of the Board of Directors:

“Brian Thurston”,	Director	“Aman Parmar”,	Director

The accompanying notes are an integral part of these consolidated financial statements.

F-48

Chemesis International Inc. Consolidated Statements of Loss and Comprehensive Loss (Expressed in Canadian dollars)

	For the year ended June 30, 2019	For the period from incorporation on December 15, 2017 to June 30, 2018

REVENUES	$9,311,119	$-
COST OF GOODS SOLD	(7,444,130)	-
	1,866,989	-
Unrealized gain on biological assets (Note 9)	219,996	-
Gross Profit	2,086,985	-

EXPENSES
Advertising and marketing	4,233,999	2,349
Bad debt expense	336,296	-
Consulting and payroll (Note 17)	1,964,939	139,786
Depreciation (Notes 11 and 12)	983,245	115
Foreign exchange loss	42,313	10,630
Management fees	424,473	-
Office and miscellaneous	1,223,582	22,789
Professional fees	1,540,524	11,111
Rent	773,086	202,979
Security	171,553	-
Share-based payments (Note 16 and 17)	4,539,342	-
Transfer agent and filing fees	95,400	-
Travel	1,185,037	8,794
TOTAL OPERATING EXPENSES	(16,843,501)	(398,553)

OTHER ITEMS:
Interest expense	(357,120)	-
Loss on investment in GSRX Industries Inc. (Note 7)	(2,646,285)	-
Seed research, development, and technology (Note 6)	(10,305,740)	-
Loss on debt settlement (Note 6)	(292,629)	-
Interest and other income	64,984	-
Equipment write-off (Note 12)	-	(130,034)
Listing acquisition expense (Note 5)	(7,218,093)	-
Impairment of intangible assets (Note 11)	(637,059)	-
Impairment of goodwill (Note 6)	(1,801,300)	-
Inventory write-off	-	(136,857)
	(23,193,242)	(266,891)
NET LOSS BEFORE INCOME TAXES	$(37,949,758)	$(665,444)
Current income taxes (Note 24)	(133,000)	-
NET LOSS	$(38,082,758)	$(665,444)

OTHER COMPREHENSIVE LOSS
Items that may be subsequently reclassified to loss
Cumulative translation adjustment	731,719	75,687
COMPREHENSIVE LOSS	$(37,351,039)	$(589,757)

NET LOSS ATTRIBUTABLE TO:
Chemesis International Inc.	$(37,445,908)	$(345,163)
Non-controlling interest	(636,850)	(320,281)
	(38,082,758)	(665,444)

COMPREHENSIVE LOSS ATTRIBUTABLE TO:
Chemesis International Inc.	(36,915,442)	(306,563)
Non-controlling interest	(435,597)	(283,194)
	$(37,351,039)	$(589,657)
Loss per share, basic and diluted	$(4.91)	$(0.13)

Weighted average number of common shares outstanding	7,612,345	4,680,756

The accompanying notes are an integral part of these consolidated financial statements.

F-49

Chemesis International Inc. Consolidated Statements of Changes in Shareholders’ Equity (Expressed in Canadian dollars)

	Share Capital
	Number	Amount	Equity portion of convertible debt	Contributed surplus	Accumulated other comprehensive income (loss)	Deficit	Subtotal	Non-Controlling Interest	Total Shareholders’ Equity
		$	$	$	$	$	$	$	$
Date of incorporation, December 15, 2017	-	-	-	-	-	-	-	-	-
Common shares issued for cash	4,680,756	3,800,000	-	-	-	-	3,800,000	-	3,800,000
Net loss for the year	-	-	-	-	-	(345,163)	(345,163)	(320,281)	(665,444)
Other comprehensive income	-	-	-	-	38,600	-	38,600	37,087	75,687
As at June 30, 2018	4,680,756	3,800,000	-	-	38,600	(345,163)	3,493,437	(283,194)	3,210,243

Shares issued on reverse takeover (Note 16 and 17)	1,604,008	9,784,446	-	708,083	-	-	10,492,529	-	10,492,529
Business acquisitions (Note 6 and 16)	356,006	3,100,228	-	-	-	-	3,100,228	977,562	4,077,790
Shares issued for asset acquisitions (Note 11)	952,727	9,653,291	-	-	-	-	9,653,291	-	9,653,291
Shares issued for consulting fees (Note 16)	53,887	631,437	-	-	-	-	631,437	-	631,437
Shares-for-debt (Note 6)	410,448	5,861,191	-	-	-	-	5,861,191		5,861,191
Shares issued to GSRX	729,187	17,144,062	-	-	-	-	17,144,062	-	17,144,062
Shares issued for cash:
Private placements, net (Note 16)	342,684	5,434,705	-	-	-	-	5,434,705		5,434,705
Warrants exercised (Note 16)	48,400	1,026,661	-	(58,661)	-	-	968,000	-	968,000
Options exercised (Note 16)	38,250	518,937	-	(121,437)	-	-	397,500	-	397,500
Share-based payments (Note 16)	-	-	-	4,539,342	-	-	4,539,342	-	4,539,342
Convertible debt (Note 15)	-	-	244,000	186,057	-	-	430,057	-	430,057
Spin-out of exploration and evaluation assets (Note 1 and 8)	-	-	-	-	-	(113,319)	(113,319)	-	(113,319)
Net loss	-	-	-	-	-	(37,445,908)	(37,445,908)	(636,850)	(38,082,758)
Other comprehensive income	-	-	-	-	530,466	-	530,466	201,253	731,719
As at June 30, 2019	9,216,353	56,954,958	244,000	5,253,384	569,066	(37,904,390)	25,117,018	258,771	25,375,789

The accompanying notes are an integral part of these consolidated financial statements.

F-50

Chemesis International Inc. Consolidated Statements of Cash Flows (Expressed in Canadian dollars)

	Year ended June 30, 2019	Period from incorporation on December 15, 2017 to June 30, 2018
Cash (used in) provided by:
OPERATING ACTIVITIES
Net loss for the period	$(38,082,758)	$(665,444)
Items not involving cash:
Listing expense	7,218,093	-
Gain/loss on extinguishment of debt	292,629	-
Loss on investment in GSRX	2,646,285	-
Unrealized gain on biological assets	(219,996)	-
Share-based payments	4,539,342	-
Seed research and development	10,305,740	-
Shares issued for consulting fees	631,437	-
Interest/accretion	341,360	-
Foreign exchange	754,248	11,820
Impairment of intangible asset	637,059	-
Impairment of goodwill	1,801,300	-
Depreciation	983,245	115
Equipment write-off	-	130,034
	(8,152,016)	(523,475)
Net changes in non‑cash working capital items:
Prepaids and deposits	74,658	(50,598)
Inventory	(1,868,733)	-
Notes payable	106,366	-
Unearned revenue	235,639	-
Income tax payable	133,000	-
Excise tax payable	11,162	-
Amounts receivable	(2,164,598)	-
Amounts payable	1,185,117	24,975
Net cash used in operating activities	(10,439,405)	(549,098)

INVESTING ACTIVITIES:
Deposits	-	(122,221)
Purchase of equipment and leaseholds improvements	(1,536,342)	(2,098,397)
Exploration and evaluation assets	(4,438)	-
Purchase of intangible assets	(530,885)	-
Cash received (paid) on acquisition:	-	-
Chemesis International Inc.	2,492,065	-
Acquisition of La Finca	2,348,179	-
Acquisition of Desert Zen7	(264,406)	-
Acquisition of NVPR – received	232,063	-
Acquisition of NVPR - paid	(2,992,725)	-
Net cash used in investing activities	(256,489)	(2,220,618)

FINANCING ACTIVITIES:
Proceeds from private placement, net	5,434,705	3,800,000
Proceeds from option and warrant exercise	1,365,500	-
Proceeds from convertible debt	3,500,000	-
Net cash provided by financing activities	10,300,205	3,800,000

Effect of exchange rate changes on cash	6,988	-
Net increase (decrease) in cash	(388,701)	1,030,284
Cash, beginning of period	1,030,284	-
Cash, end of period	$641,583	$1,030,284

Non-cash investing and financing activities - See Note 18

The accompanying notes are an integral part of these consolidated financial statements.

F-51

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

1. NATURE OF OPERATIONS

Chemesis International Inc. (“Chemesis” or “the Company”) was incorporated under the Business Corporations Act (British Columbia) on April 26, 2013. Chemesis’ registered records office is 1212 Austin Avenue, Coquitlam, BC, V3K 3P5 and the corporate head office is at 2710 – 200 Granville Street, Vancouver, BC V6C 1S4. The Company trades on the Canadian Securities Exchange (“CSE”) under the symbol CSI.

On July 17, 2018, Chemesis completed a transaction (“RTO”) with 1145411 BC Ltd. (“1145411”), pursuant to which Chemesis acquired all of the issued and outstanding shares of 1145411 in exchange for 4,680,756 common shares of Chemesis. As the former shareholders of 1145411 owned a majority interest in the combined entity immediately after closing, the transaction was accounted for as a reverse acquisition with 1145411 identified as the acquirer. The transaction did not constitute a business combination as the Company did not meet the definition of a business as defined under IFRS. As 1145411 was the acquirer for accounting purposes, its operations are presented as the continuing entity with those of Chemesis included from the transaction date of July 17, 2018 onward. The comparative figures are those of 1145411 prior to the reverse acquisition (Note 5).

The Company completed a share consolidation of its share capital on the basis of two existing common shares for one new common share effective July 17, 2018 and the Company completed a share consolidation of its share capital on the basis of ten existing common shares for one new common share effective December 20, 2019. All common share and per share amounts in these consolidated financial statements are retroactively presented on a post-share consolidation basis, including the number and exercise price of all share options and warrants.

On February 1, 2019, the Company and IMC International Mining Corp. (“IMC”) completed a reorganization transaction by way of a plan of arrangement (“Arrangement”) whereby, the Company undertook a reorganization and spin-out of various interests in minerals located in Yavapai County, Arizona to IMC (Note 8).

As of November 4, 2019, the Company’s manufacturing and cultivation licenses were under administrative review by the Puerto Rican Department of Health and until the review had been completed, the Company was not permitted to carry out licensed activities under the licenses apart for the purposes of preserving its inventory. On February 3, 2020, the Puerto Rico Superior Court reinstated the Company’s manufacturing and cultivation licenses. The decision, which is still under appeal, found that such suspension of the licenses was invalid and unconstitutional and nullified such action.

2. GOING CONCERN

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due. Management is aware, in making its assessment, of material uncertainties related to events or conditions that may cast significant doubt upon the Company's ability to continue as a going concern. During the year ended June 30, 2019, the Company began earning operating revenue, however, incurred a loss of $38,082,758 for the year and remains dependent upon the receipt of additional equity and/or debt financing. While management has been successful in obtaining required financing in the past, there is no assurance that additional financing will be available or be available on favourable terms. The Company’s ability to continue as a going concern is dependent upon the ability to raise financing and ultimately generate profitable operations. These consolidated financial statements do not reflect and adjustments to the carrying value of assets and liabilities and the reported amounts of expenses and statement of financial position classifications that would be necessary if the going concern assumption was not appropriate. Such adjustments could be material.

In the United States, 33 states, the District of Columbia, and four U.S. territories allow the use of medical cannabis. Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, Washington, Vermont and the District of Columbia legalized the sale and adult-use of recreational cannabis.

F-52

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

2. GOING CONCERN (CONTINUED)

At the federal level, however, cannabis currently remains a Schedule I controlled substance under the Federal Controlled Substances Act of 1970 (“Federal CSA”). Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. As such, even in those states in which marijuana is legalized under state law, the manufacture, importation, possession, use or distribution of cannabis remains illegal under U.S. federal law. This has created a dichotomy between state and federal law, whereby many states have elected to regulate and remove state-level penalties regarding a substance which is still illegal at the federal level.

There remains uncertainty about the US federal government’s position on cannabis with respect to cannabis-legal states. A change in its enforcement policies could also impact the ability of the Company to continue as a going concern.

In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but is not limited to, twelve months from the end of the reporting period.

3. BASIS OF PRESENTATION

These consolidated financial statements have been prepared on a historical cost basis. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information. The accounting policies below have been applied to all periods presented in these consolidated financial statements and are based on International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretation Committee (“IFRIC”).

These consolidated financial statements were authorized for issue by the Board of Directors on May 12, 2020.

3.1. Basis of measurement

These consolidated financial statements have been prepared on a historical cost basis except for certain financial assets that are measured at fair value. All amounts are presented in Canadian dollars unless otherwise specified.

3.2. Significant judgments, estimates and assumptions

The preparation of the Company’s consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are continually evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual results could differ from these estimates.

Critical Accounting Judgments

The assumption that the Company will be able to continue as a going concern is subject to critical judgments by management with respect to assumptions surrounding the short and long-term operating budget, expected profitability, investing and financing activities and management’s strategic planning. Should those judgments prove to be inaccurate, management’s continued use of the going concern assumption could be inappropriate.

F-53

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

3. BASIS OF PRESENTATION (CONTINUED)

Going concern

The assessment of the Company’s ongoing viability as an operating entity and determination of the related disclosures require significant judgment.

Business combinations

Judgment is used when determining whether an acquisition is a business combination or an asset acquisition. Judgment is also used in measuring the fair value of equity instruments issued as consideration for a business combination, and in allocating the fair value of consideration paid to the assets acquired and liabilities assumed.

The Company measures all assets acquired and liabilities assumed at their acquisition-date fair values. Non-controlling interests in the acqiree are measured on the basis of the non-controlling interests’ proportionate share of this equity in the acquiree’s identifiable net assets. The excess of the aggregate of the consideration transferred and the amount of any non-controlling interest in the acquiree over the net assets of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed, is recognized as goodwill as of the acquisition date.

Functional currency

Determination of an entity’s functional currency involves judgment taking into account the transactions, events, and conditions relevant to the entity. Determination of functional currency involves evaluating evidence about the primary economic environment in which the entity operations and is re-evaluated when facts and circumstances indicate that conditions have changed.

Revenues - Gross vs net

Determination of whether the Company is the agent or principal in a transaction involves judgment taking into account whether the Company accepts inventory risk, responsibility for fulfilling the purchaser and exercises price discretion. As at June 30, 2019 and for the year then ended, the Company recognized $40,295 in net revenue recognized as the agent in the transaction, and $9,270,824 in gross revenue as the principal.

Collectability of amounts receivable

The Company monitors its exposure for credit losses on its customer and related party receivable balances and the creditworthiness of the customers and related parties on an ongoing basis and records related allowances for doubtful accounts. Allowances are estimated based upon specific customer and related party balances, where a risk of default is identified, and also include a provision for non-customer specific defaults based upon historical experience and aging of accounts. As of June 30, 2019, the Company recorded an allowance for doubtful accounts of $304,163 (2018 - $nil). If circumstances related to specific customers and related parties change, estimates of the recoverability of amounts receivable could also change.

F-54

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

3. BASIS OF PRESENTATION (CONTINUED)

Critical Accounting Estimates

Financial instruments

The determination of categories of financial assets and liabilities has been identified as an accounting policy which involves judgments or assessments made by management.

The identification of convertible note component is based on interpretations of the substance of the contractual arrangement and therefore requires judgement from management. the separation of components affects the initial recognition of the convertible debenture at issuance and the subsequent recognition of interest o the liability component. The determination of fair value of the liability is also based on several assumptions, including contractual future cash flows, discount rates and the presence of any derivative financial instruments.

Biological assets

Determination of the fair value of biological assets requires the Company to make a number of estimates, including estimating the stage of growth of the cannabis up to the point of harvest, harvesting costs, selling costs, sales prices, wastage and expected yields of the cannabis plant. In determining final inventory values, the Company estimates spoiled or expired inventory in determining net realizable value.

The Company's estimates are, by their nature, subject to change and differences from the anticipated yield will be reflected in the gain or loss on biological assets in future periods.

Inventory

The Company estimates the net realizable value of inventory taking into account the most reliable evidence available at each reporting date.

Share-based payments

Share-based payments, as measured with respect to stock options granted are estimated by reference to the Black-Scholes pricing model.

Income Taxes

The determination of income tax is inherently complex and requires making certain estimates and assumptions about future events. While income tax filings are subject to audits and reassessments, the Company has adequately provided for all income tax obligations. However, changes in facts and circumstances as a result of income tax audits, reassessments, jurisprudence and any new legislation may result in an increase or decrease in our provision for income taxes.

Valuation of investment in GSRX

Management exercises judgment on the valuation of the investment in GSRX with reference to the valuation of the consideration received, and if appropriate, the valuation of the share consideration granted. Management also exercises judgment in the recoverability of the balance as at June 30, 2019, taking into account management’s future plans for the asset as well as any external and internal indicators of impairment. No impairment was noted as at June 30, 2019 and 2018.

F-55

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

3. BASIS OF PRESENTATION (CONTINUED)

Valuation of equity consideration granted

The valuation of share consideration granted involves management judgment in determining valuation of the share consideration granted. Judgment is exercised in the reliability of the fair value of consideration received.

The fair value of equity instruments are subject to the limitations of the Black-Scholes option pricing model, as well as other pricing models that incorporate market data and involves uncertainty in estimates used by management in the assumptions. Because option pricing models require inputs of highly subjective assumptions, including the volatility of share prices, changes in subjective input assumptions can materially affect the fair value estimate

Estimated useful lives, impairment considerations and amortization of tangible assets, intangible assets, and goodwill

Amortization of tangible assets and intangible assets is dependent upon estimates of useful lives based on management’s judgment.

Goodwill impairment testing requires management to make critical estimates within the impairment testing model. On an annual basis, the Company tests whether goodwill is impaired.

Impairment of tangible and intangible assets with limited lives are affected by judgments about impairment indicators and estimates used to measure impairment losses where necessary.

The recoverable value of goodwill and tangible and intangible assets is determined using discounted cash flow models, which incorporate assumptions about future events including future cash flows, growth rates and discount rates.

3.3 Basis of consolidation

These consolidated financials incorporate the financial statements of the Company and its controlled subsidiaries:

Subsidiary	Country	Ownership %
1145411 BC Ltd.	Canada	100%
Desert Zen LLC (“Desert Zen”)	USA - California	100%
10998451 Canada Inc	Canada	100%
Kieley Growth Management LLC (“Kieley”)	USA - California	60%
La Finca Interacviva Arachna Inc. SAS. (La Finca”)	Colombia	100%
Bonhomie Labs LLC (“Bonhomie”)	USA - California	100%
SAP Global Inc. (“SAP Global”)	USA - California	80%
Natural Ventures Puerto Rico (“Natural Ventures”)	USA - Puerto Rico	80%

Control exists when the parent company has the power, directly or indirectly, to govern the financial and operating policies of an entity to obtain benefits from its activities. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

F-56

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

3. BASIS OF PRESENTATION (CONTINUED)

3.3 Basis of consolidation (continued)

Where the Company’s interest is less than 100%, the interest attributable to outside shareholders is reflected in non-controlling interests. Non-controlling interests in the net assets of consolidated subsidiaries are identified separately from the Company’s equity therein. Non-controlling interests consist of the amount of those interests at the date of the original business combination and the non-controlling interests’ share of changes in equity since the date of the combination.

4. SIGNIFICANT ACCOUNTING POLICIES

4.1 Intangible assets

Intangible assets acquired individually or with a group of other assets from others (other than in a business combination) are recognized at cost, including transaction costs, and allocated to the individual assets acquired based on relative fair values and no goodwill is recognized. Cost is measured based on cash consideration paid. If consideration given is in the form of non-cash assets, liabilities incurred, or equity interests issued, measurement of cost is based on either the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and more reliably measurable. Costs of internally developing, maintaining or restoring intangible assets that are not specifically identifiable, have indeterminate lives or are inherent in a continuing business are expensed as incurred.

Intangibles with a finite useful life are amortized and those with an indefinite useful life are not amortized. The useful life is the best estimate of the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. The useful life is based on the duration of the expected use of the asset by the Company and the legal, regulatory or contractual provisions that constrain the useful life and future cash flows of the asset, including regulatory acceptance and approval, obsolescence, demand, competition and other economic factors. If an income approach is used to measure the fair value of an intangible asset, the Company considers the period of expected cash flows used to measure the fair value of the intangible asset, adjusted as appropriate for Company-specific factors discussed above, to determine the useful life for amortization purposes. If no regulatory, contractual, competitive, economic or other factors limit the useful life of the intangible to the Company, the useful life is considered indefinite.

Intangibles with a finite useful life are amortized on the straight-line method unless the pattern in which the economic benefits of the intangible asset are consumed or used up are reliably determinable. The Company evaluates the remaining useful life of intangible assets each reporting period to determine whether any revision to the remaining useful life is required. If the remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over the revised remaining useful life. Licenced rights are amortized on a straight-line basis over 1-5 years.

Intangibles with an indefinite useful life are not amortized until its useful life is determined to be no longer indefinite. If the useful life is determined to be finite, the intangible is tested for impairment and the carrying amount is amortized over the remaining useful life in accordance with intangibles subject to amortization. Indefinite-lived intangibles are tested for impairment annually and more frequently if events or circumstances indicate that it is more-likely-than-not that the asset is impaired. The Company has not recognized any intangible assets with an indefinite useful life.

F-57

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

4.2 Goodwill

Goodwill represents the excess of the consideration transferred over the Company’s interest in the fair value of the net identifiable assets, including intangible assets, and liabilities of the acquire at the date of acquisition. At the date of acquisition, goodwill is allocated to cash-generating units (CGUs) for the purpose of impairment testing. A CGU is the smallest group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. Goodwill is tested at least annually for impairment at the CGU level and is carried at cost less accumulated impairment losses.

4.3 Revenue recognition, accounts receivable and allowance for doubtful accounts

The Company's revenue consists solely of product sales and as such, the Company recognizes revenues when a contract has been entered into and performance obligations are known, the price has been determined, the goods are received by the customers and the significant risks and benefits of ownership are transferred and performance obligations have been satisfied. Revenue is measured based on the price specified, net of sales commissions expenses, trade discounts and estimated returns at the time of sale. Historical experience is used to estimate allowances for returns.

The adoption of IFRS 15 resulting in no impact to the opening accumulated deficit on July 1, 2018.

Accounts receivable consist of amounts due from customers and are recorded upon the sale of product to customers. Credit terms are extended to customers in the normal course of business and no collateral is required. The Company estimates an allowance for doubtful accounts based on historical losses, the existing economic conditions and the financial stability of its customers. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

The Company derives revenue from

•	Resale of cannabis products, oils and extracts. The Company holds certain licenses in California and Puerto Rico facilitating both retail and bulk sales of CBD and other cannabis products,

•

Sale of internally produced cannabis products, oils and extracts. The Company holds certain manufacturing and sales licenses. The Company grows cannabis to harvest and then sells using its sales licenses and storefronts.

Revenue is recognized upon transfer of control of the promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. Performance obligations are satisfied, and revenue is recognized, either over time or at a point in time.

Certain activities may give rise to deferred revenue, which are contract liabilities under IFRS15 and relate to payments received in advance of performance under contracts with customers. Contract liabilities are recognized as revenue as (or when) the Company satisfies its performance obligations under the contracts.

Resale and Sale of cannabis products, oils and extracts and Sale of internally produced cannabis products, oils and extracts

Revenue from the resale or sale of cannabis is recognized when the Company transfers control of the good to the customer upon delivery and collectability is ensured.

Unearned revenues relate to contractual amounts held by Natural Ventures in advance of point of sale and delivery by the Company.

F-58

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

4.4 Inventory

Inventory of raw materials, merchandise and devices and finished goods are valued at the lower of cost and net realizable value. Cost is determined using the weighted average method, which under the circumstances, management believes will provide for the most practical basis for the measurement of periodic income. Harvested cannabis plants are transferred from biological assets into inventory at their fair value at harvest less costs to sell which is deemed to be their cost. Any subsequent post-harvest costs are capitalized to inventory to the extent that cost is less than net realizable value. Management periodically reviews inventory for slow moving or obsolete items and considers realizability based on the Company’s marketing strategies and sales forecasts to determine if an allowance is necessary. If net realizable value is below cost, then an allowance is created to adjust the carrying amount of inventory.

4.5 Biological assets

The Company's biological assets consist of cannabis plants. All of the biological assets are presented as current assets on the statement of financial position. The Company measures biological assets at fair value less cost to sell up to the point of harvest which becomes the basis for the cost of finished goods inventories after harvest. Gains or losses arising from changes in fair value less cost to sell are included in the results of operations of the related period.

4.6 Impairment of tangible and intangible assets

At the end of each reporting period, the Company’s assets are reviewed to determine whether there is any indication that those assets may be impaired. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any. The recoverable amount is the higher of fair value less costs to sell and value in use. Fair value is determined as the amount that would be obtained from the sale of the asset in an arm’s length transaction between knowledgeable and willing parties. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the impairment loss is recognized in profit or loss for the period. For an asset that does not generate largely independent cash flows, the recoverable amount is determined for the cash generating unit to which the asset belongs.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but to an amount that does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

F-59

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

4.7 Equipment and leasehold improvements

Equipment items are carried at cost less accumulated depreciation and accumulated impairment losses. In the year of acquisition, depreciation is recorded at one-half the normal rate. Depreciation is recognized using the declining balance method at the following annual rates:

Equipment	Declining-Balance	10%
Vehicles	Declining-Balance	10%
Leasehold Improvements	Declining-Balance	20%

Equipment that is withdrawn from use or has no reasonable prospect of being recovered through use or sale, are regularly identified and written off.

The assets' residual values, depreciation methods and useful lives are reviewed, and adjusted if appropriate, at each reporting date.

Subsequent expenditure relating to an item of equipment is capitalized when it is probable that future economic benefits from the use of the assets will be increased. All other subsequent expenditure is recognized as repairs and maintenance expense.

Subsequent expenditure relating to an item of equipment is capitalized when it is probable that future economic benefits from the use of the assets will be increased. All other subsequent expenditure is recognized as repairs and maintenance expense.

4.8 Provisions

Liabilities are recognized when the Company has a present obligation (legal or constructive) that has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation. A provision is a liability of uncertain timing or amount.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects the current market assessments of the time value of money and the risk specific to the obligation. The increase in the provision due to the passage of time is recognized as a financing expense.

4.9 Income taxes

Tax expense recognized in profit or loss comprises the sum of deferred tax and current tax not recognized in other comprehensive income or directly in equity.

Current tax assets and liabilities comprise those obligations to, or claims from, fiscal authorities relating to the current or prior reporting periods, that are unpaid at the reporting date. Current tax is payable on taxable profit which differs from profit or loss in the consolidated financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

F-60

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

4.9 Income taxes (continued)

Deferred taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. Deferred tax is not provided on the initial recognition of goodwill or on the initial recognition of an asset or liability unless the related transaction is a business combination or affects taxable profit or accounting profit. Deferred tax liabilities on temporary differences associated with shares in subsidiaries and joint ventures is not provided for if reversal of these temporary differences can be controlled by the Company and it is probable that reversal will not occur in the foreseeable future.

Deferred tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are likely to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in profit or loss in the period that includes the substantive enactment date. Deferred tax assets are recognized for all temporary differences, carry-forward of unused tax credits and unused tax losses to the extent that it is probable that future taxable profits will be available against which they can be utilized.

Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realization, provided they are enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and liabilities are offset only when the Company has a right and intention to offset current tax assets and liabilities from the same taxation authority and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same entity or different entities which intend to settle current tax assets and liabilities on a net basis or simultaneously in each future period in which significant amounts of deferred tax assets or liabilities are expected to be recovered or settled.

Changes in deferred tax assets or liabilities are recognized as a component of income or expense in profit or loss, except where they relate to items that are recognized in other comprehensive income or directly in equity, in which case the related deferred tax is also recognized in other comprehensive income or equity, respectively.

4.10 Share capital

The Company records proceeds from share issuances net of issue costs and any tax effects in shareholders’ equity. Common shares issued for consideration other than cash are valued based on their market value at the date the shares were granted. Common shares held by the Company are classified as treasury stock and recorded as a reduction to shareholders’ equity.

The Company has adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component. The Company considers the fair value of common shares issued in private placements to be the more easily measurable component of unit offerings and the common shares are valued at their fair value, as determined by the closing quoted bid price on the announcement date. The balance, if any, is allocated to any attached warrants or other features. Any fair value attributed to warrants is recorded as contributed surplus.

F-61

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

4.11 Share-based payments

Share-based payment arrangements in which the Company receives goods or services as consideration for its own equity instruments are accounted for as equity-settled transactions and, when determinable, are recorded at the value of the goods and services received. If the value of the goods and services received is not determinable, then the fair value of the share-based payment is used.

The Company uses a fair value-based method (Black-Scholes Option Pricing Model) for all share options granted to directors, employees and certain non-employees. For directors and employees, the fair value of the share options is measured at the date of grant. For grants to non-employees where the fair value of the goods or services is not determinable, the fair value of the share options is measured on the date the services are received.

The fair value of share-based payments is charged either to profit or loss or exploration and evaluation properties, with the offsetting credit to contributed surplus. For directors, employees and consultants, the share options are recognized over the vesting period based on the best available estimate of the number of share options expected to vest. If options vest immediately, the expense is recognized when the options are issued. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from previous estimates. Any cumulative adjustment prior to vesting is recognized in the current period. No adjustment is made to any expense recognized in prior periods where vested. For non-employees, the share options are recognized over the related service period. When share options are exercised, the amounts previously recognized in contributed surplus are transferred to share capital.

In the event share options are forfeited prior to vesting, the associated fair value recorded to date is reversed. The fair value of any vested share options that expire remain in contributed surplus.

4.12 Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount.

4.13 Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing net income (loss) (the numerator) by the weighted average number of outstanding common shares for the period (denominator). In computing diluted earnings per share, an adjustment is made for the dilutive effect of outstanding share options, warrants and other convertible instruments.

In the periods when the Company reports a net loss, the effect of potential issuances of shares under share options and other convertible instruments is anti-dilutive. Therefore, basic and diluted loss per share are the same. When diluted earnings per share is calculated, only those share options and other convertible instruments with exercise prices below the average trading price of the Company’s common shares for the period will be dilutive.

F-62

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

4.14 Financial instruments - recognition and measurement

The following is the Company’s new accounting policy for financial instruments under IFRS 9:

(i) Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.

The Company completed a detailed assessment of its financial assets and liabilities as at July 1, 2018. The following table shows the original classification under IAS 39 and the new classification under IFRS 9:

Financial assets/liabilities	Original classification IAS 39	New classification IFRS 9
Cash	FVTPL	FVTPL
Amounts receivable	Loans and receivables	Amortized cost
Promissory notes receivable	Loans and receivables	Amortized cost
Investment in GSRX	N/A	FVTPL
Bank indebtedness	N/A	FVTPL
Accounts payable	Other financial liabilities	Amortized cost
Acquisition payable	N/A	Amortized cost
Convertible debt	Other financial liabilities	Amortized cost

The Company did not restate prior periods as it recognized the effects of retrospective application to shareholders’ equity at the beginning of the 2019 annual reporting period, which also includes the date of initial application. The adoption of IFRS 9 resulted in no impact to the opening accumulated deficit nor to the opening balance of accumulated other comprehensive income on July 1, 2018.

(ii) Measurement

Financial assets and liabilities at amortized cost.

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the consolidated statements of loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the consolidated statements of loss in the period in which they arise.

F-63

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

4.14 Financial instruments - recognition and measurement (continued)

(iii) Impairment of financial assets at amortized cost.

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve month expected credit losses. The Company shall recognize in the consolidated statements of loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

(iv) Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are generally recognized in the consolidated statements of loss.

(v) Compound financial instruments

Compound financial instruments issued by the Company comprise convertible debentures that can be converted to share capital at the option of the holder, and the number of shares to be issued does not vary with changes in their fair value.

The liability component of a compound financial instrument is recognized initially at the fair value of a similar liability that does not have an equity conversion option. The equity component is recognized initially as the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts. Share Purchase Warrants issued in conjunction with a convertible debt are allocated a proportion value of the equity component and included within contributed surplus.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component of a compound financial instrument is not re-measured subsequent to initial recognition except on conversion or expiry.

4.15 Share issuance costs

Share issuance costs, which include commissions, facilitation payments, professional fees and regulatory fees, are charged directly to share capital. Share issue costs incurred from the issuance of flow-through shares are charged directly to share capital and expense in proportion to the value of the Company’s shares at time of issue.

4.16 Comprehensive income (loss)

Total comprehensive income comprises all components of profit or loss and other comprehensive income. Other comprehensive income includes items such as gains and losses on re-measuring FCTOCI financial assets and the effective portion of gains and losses on hedging instruments in a cash flow hedge.

F-64

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

4.17 Foreign currency translation

Functional currency

Items included in the consolidated financial statements of the Company’s subsidiaries are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The functional currency of the parent company is the Canadian dollar. All of the Company’s subsidiaries have the US dollar as the functional currency, except for La Finca, which uses the Colombian peso.

Transactions and balances

Foreign currency transactions are translated into the relevant functional currency using the exchange rate prevailing at the date of the transaction. Foreign currency gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the statement of loss.

Subsidiaries

The results and financial position of the Company’s subsidiaries that have a functional currency different from the Company’s presentation currency are translated into the presentation currency as follows:

•	Assets and liabilities are translated at the closing rate at the reporting date;
•	Income and expenses are translated at average exchange rates for the period;
•	Equity is translated using historical rates; and
•	All resulting exchange differences are recognised in other comprehensive income as foreign currency translation adjustments.

On consolidation, exchange differences arising from the translation of the net investment in foreign entities are taken to other comprehensive income (loss). When a foreign operation is sold, such exchange differences are recognised in the statement of loss as part of the gain or loss on sale.

4.18 Business combinations

Acquisitions of subsidiaries and businesses are accounted for using the acquisition method. The Company measures goodwill as the fair value of the consideration transferred less the recognized amount of the identifiable assets and liabilities assumed, all measured at the acquisition date. Transactions costs, other than those associated with the issue of equity instruments, incurred in connection with a business combination are expensed as incurred.

4.19 Research and development

Research costs are expensed as incurred. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically, and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development or use or sell the asset. Other development expenditures are expensed as incurred.

F-65

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

4.20 Changes in significant accounting policies

Accounting standard anticipated to be effective

Certain new standards, interpretations and amendments to existing standards have been issued by the IASB or International Financial Reporting Interpretations Committee (“IFRIC”) that are mandatory for accounting periods beginning after January 1, 2018, or later periods. New standards and updates, which are not applicable or are not consequential to the Company, have been excluded from the list below.

IFRS 16 Leases, specifies how an entity will recognize, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. Lessors continue to classify leases as operating or finance, with IFRS 16’s approach to lessor accounting substantially unchanged from its predecessor, IAS 17 Leases. IFRS 16 is effective the Company’s annual period beginning July 1, 2019. The Company notes that certain office leases meet the criteria for recognition as a capital lease asset and corresponding lease liability. As such, the Company expects total assets and liabilities to increase on adoption of IFRS 16.

IFRIC 23 Uncertainty over income tax treatments - clarifies the application of recognition and measurement requirement in IAS 12, Income Taxes, when there is uncertainty over income tax treatments. It specifically addresses whether an entity considers each tax treatment independently or collectively, the assumptions an entity makes about the examination of tax treatments by taxation authorities, how an entity determines taxable profit (tax loss), tax bases, unused tax credits and tax rates, and how an entity considers changes in facts and circumstances. IFRIC 23 is effective for the Company’s annual period beginning July 1, 2019 retrospectively and does not anticipate that the adoption will have a significant impact on the Company’s consolidated financial statements.

Accounting standards adopted during the year

IFRS 9 Financial Instruments, The Company adopted all of the requirements of IFRS 9 Financial Instruments (“IFRS 9”) as of July 1, 2018. IFRS 9 replaces IAS 39 Financial Instruments: Recognition and Measurement (“IAS 39”). IFRS 9 utilizes a revised model for recognition and measurement of financial instruments and a single, forward-looking “expected loss” impairment model. Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward in IFRS 9, so the Company’s accounting policy with respect to financial liabilities is unchanged. As a result of the adoption of IFRS 9, management has changed its accounting policy for financial assets retrospectively, for assets that continued to be recognized at the date of initial application. The change did not impact the carrying value of any financial assets or financial liabilities on the transition date.

F-66

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

4. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

4.20 Changes in significant accounting policies (continued)

Accounting standards adopted during the year (continued)

IFRS 15 Revenue from Contracts with Customers, The Company adopted the requirements of IFRS 15 as of April 1, 2018. This new standard establishes a comprehensive framework for the recognition, measurement and disclosure of revenue replacing IAS 11 Construction Contracts, IAS 18 Revenue, IFRIC 13 Customer Loyalty Programmes, IFRIC 15 Agreements for the Construction of Real Estate, IFRIC 18 Transfers of Assets from Customers, and SIC-31 Revenue — Barter Transactions Involving Advertising Services.

The main features introduced by this new standard compared with predecessor IFRSs are as follows:

1.	Identify the contract with the customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contracts; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Guidance is provided on topics such as the point in which revenue is recognized, accounting for variable consideration, costs of fulfilling and obtaining a contract and various related matters. New disclosures about revenue are also introduced. The adoption of this standard on July 1, 2018 did not have a significant impact on the Company’s condensed consolidated interim financial statements.

5. REVERSE TAKEOVER TRANSACTION

On July 17, 2018, the Chemesis completed a transaction with 1145411, pursuant to which the Company acquired all of the issued and outstanding shares of 1145411 in exchange for 4,680,756 common shares of the Chemesis.

As the former shareholders of 1145411 owned a majority interest in the combined entity immediately after closing, the transactions was accounted for as a reverse acquisition with 1145411 identified as the acquirer. The transaction did not constitute a business combination as the Company did not meet the definition of a business as defined under IFRS. As 1145411 was the acquirer for accounting purposes, its operations are presented as the continuing entity with those of Chemesis included from the transactions date of July 17, 2019 onward. The comparative figures for the year ended June 30, 2018 are those of 1145411 prior to the reverse acquisition.

The shares issued to 1145411 were issued on a post-consolidation basis. Concurrent with the transaction, the Company changed its name to Chemesis International Inc. and started trading on the Canadian Securities Exchange (“CSE”) under the symbol “CSI”.

F-67

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

5. REVERSE TAKEOVER TRANSACTION (CONTINUED)

The cost of the transaction in excess of the net assets of 1145411 has been reflected as an expense, being the cost of obtaining a listing of Chemesis shares on the CSE as follows:

Cost of transaction
Fair value of 1,604,008 common shares issued	$9,784,446
Fair value of 65,000 options issued	174,804
Fair value of 439,947 warrants issued	533,279
$10,492,529

Fair value of consolidated Chemesis net assets
Cash	$2,492,065
Prepaid expense	24,825
Amounts receivable	1,248
Promissory notes receivable	759,413
Exploration and evaluation assets	108,881
Accounts payable and accrued liabilities	(111,996)
Net assets acquired	$3,274,436
Listing expense	$7,218,093

The fair value of the consideration paid was determined as follows:

i)

The fair value of the 1,604,008 common shares of Chemesis was measured using the closing price of $6.10 per common share on July 17, 2018, the date of the acquisition, for a total fair value of $9,784,446;

ii)	The 65,000 options and 439,947 warrants had fair values of $174,804 and $533,279, respectively, valued using the Black-Scholes model under the following weighted average assumptions:

	Options	Warrants
Strike price	$7.80	$20.00
Risk free interest rate	2.05%	2.05%
Expected option life (years)	1.05	1.05
Expected stock price volatility	125%	125%
Dividend payments during life of option	-	-
Expected forfeiture rate	-	-

6. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE

During the year ended June 30, 2019, goodwill arose over the acquisition of Natural Ventures, Desert Zen, and Kieley Growth due to the benefit of expected revenue growth in North American and Latin America markets and future market developments. These benefits were not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets. None of the goodwill arising on these acquisitions are expected to be deductible for tax purposes. All acquisitions were dealt with at arm’s length at the time of transaction. The fair value of assets and liabilities as at acquisition date are within the measurement period, as such, these values may change.

F-68

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

6. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

The Company’s goodwill arose on acquisitions and are summarized as follows for the year ended June 30, 2019 and period ended June 30, 2018:

	Desert Zen	Natural Ventures	Kieley Growth	Total
	United States	Puerto Rico	United States
Cost
Balance, June 30, 2018 and December 15, 2017	$-	$-	$-	$-
Additions	374,830	3,557,713	2,259,080	6,191,623
Balance, June 30, 2019	$374,830	$3,557,713	$2,259,080	$6,191,623

Accumulated impairment
Balance, June 30, 2018 and December 15, 2017	$-	$-	$-	$-
Additions	-	1,801,300	-	1,801,300
Balance, June 30, 2019	$-	$1,801,300	-	$1,801,300

Balance, June 30, 2018 and December 15, 2017	$-	$-	$-	$-
Balance, June 30 ,2019	$374,830	$1,756,413	$2,259,080	$4,390,323

Impairment of goodwill and intangible assets

On an annual basis, the Company assesses the Company’s CGUs for indicators of impairment or when facts or circumstances suggest the carrying amount may exceed its recoverable amount. Goodwill is tested for impairment annually. For the purpose of impairment testing, goodwill is allocated to the Company’s CGU to which it relates.

The Company performed its annual impairment test and estimated the recoverable amount of the above-noted CGU based on fair value less costs of disposal (“FVLCOD”), which was determined using a capitalized cash flow methodology and categorized within level 3 of the fair market value hierarchy.

The key assumptions used in the calculation of the recoverable amount include forecast next twelve months:

a) Revenues;

b) normalized operating expenses;

c) income taxes; and

d) capital expenditures.

Capitalized cash flows are determined with reference to undiscounted risk adjusted cash flows, and discount rates in the range of 28% to 32% based on the individual characteristics of the Company’s CGU, the risk-free rate of return and other economic and operating factors.

The result is that the carrying amount of goodwill and intangible assets exceeded the recoverable amount and as a result, the Company recognized the following impairment charges:

a) Intangible assets of $637,059; and

b) Goodwill of $1,801,300.

F-69

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

6. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

Desert Zen

On August 21, 2018, the Company acquired 100% of the shares of Desert Zen for $262,782 (USD$200,000) cash paid upon closing, as well as 65,250 common shares of the Company with a fair value of $342,563 escrowed over 36 months using the Discount for Lack of Marketability (“DLOM”) model which compares nonmarketable security relative to its value on a fully marketable basis with discount rates of between 18% and 35%. This transaction was accounted for as a business combination, as such the Company used the acquisition method of accounting. The consideration paid in excess of the net assets of the acquired business was $374,830 and is recognized in goodwill as follows:

Consideration
Cash	$264,406
Common shares	342,563
Total consideration	606,969

Fair value of net assets acquired
Accounts receivable	$36,348
License (Note 11)	230,000
Total assets	$266,348
Current liabilities	(34,209)
Net assets acquired	$232,139
Goodwill	$374,830

Natural Ventures

On November 30, 2018, the Company acquired 80% of Natural Ventures for cash payment of $3,724,280 (USD$2,800,000), and 223,525 common shares of the Company with a fair value of $1,877,607 escrowed over 36 months using DLOM model resulting in discount rates of between 18% and 35%. This transaction was accounted for as a business combination, as such the Company used the acquisition method of accounting. The consideration paid in excess of the net assets of the acquired business was $3,557,713 and is recognized as goodwill as follows:

Consideration
Cash	$3,724,280
Common shares	1,877,607
Total consideration	$5,601,887

Fair value of net assets acquired
Cash	$232,063
Accounts receivable	195,758
Equipment (Note 12)	566,508
Leasehold improvements (Note 12)	611,409
Licenses (Note 11)	1,662,625
Total assets	$3,268,363
Current liabilities	(713,145)
Net assets acquired	$2,555,218
Less NCI portion of Net Assets	(511,044)
Fair value of net assets acquired	2,044,174
Goodwill	$3,557,713

F-70

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

6. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

During the year ended June 30, 2018, Chemesis entered into a memorandum of understanding (the “MOU”) with Natural Ventures. In connection with the MOU, the Company had loaned $731,555 (US$550,000) as at June 30, 2018 which has been included in the cash consideration on acquisition.

Impairment

During the year ended June 30, 2019, management noted certain indicators of impairment on the Company’s US - Puerto Rico CGU. As such, management carried out impairment tests under IAS 36, and determined there to be an impairment of $1,801,300 to the US - Puerto Rico CGU. The recoverable values of the CGU of $4,234,866 was determined in accordance with Level 3 of the fair value hierarchy based on a value in use calculation which used discount rates of 28%.

La Finca

On January 11, 2019, the Company acquired 100% of La Finca, a hemp and CBD cultivation company located in Colombia. The Company assumed a promissory note of $5,500,000 and issued of 748,000 common shares with a fair value of $7,225,680 escrowed over 36 months. This transaction was accounted for as an asset acquisition. The consideration paid in excess of the net assets of the acquired assets was $10,305,740 as follows:

Consideration
Acquisition payable	$5,500,000
Common shares	7,225,680
Total consideration	12,725,680

Fair value of Net assets acquired
Cash	$2,348,179
Accounts receivable	3,113
Fixed assets (Note 12)	66,395
Licenses (Note 11)	100,000
Total assets	$2,517,687
Current liabilities	(97,747)
Net assets acquired	$2,419,940
Seed research, development and technology	10,305,740
Total received	$12,725,680

The principal and interest of the acquisition payable were due January 11, 2024, accrued compounding interest of 5% per year, and had a fair value at acquisition of $5,500,000. La Finca holds various licenses that allow it to legally operate Cannabis business in the U.S. territory of Puerto Rico. On April 12, 2019, the Company settled the principal and accrued interest of the promissory note through the issuance of 410,448 common shares valued at $20.40 per share for total fair value of $5,861,191, valued in accordance with IFRIC 19, where equity instruments granted in a shares-for-debt transaction are considered to be the value of the consideration, rather than the consideration received. A loss on debt settlement of $262,629 was incurred. A continuity of the loan is as follows:

La Finca acquisition payable
Balance, January 11, 2019	$5,500,000
Interest expense	68,562
Balance, April 12, 2019	$5,568,562
Fair value of shares issued (Note 16)	5,861,191
Loss on debt settlement	$292,629

F-71

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

6. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

Kieley Growth Management

On May 24, 2019, the Company acquired a 60% interest in Kieley, a company with dispensary operations in California, United States. The Company acquired a non-interest-bearing promissory note of $1,346,800 (USD $1,000,000) due on May 24, 2020 and issued 67,231 common shares with a fair value of $880,058 as consideration for 60% of Kieley’s common shares. This transaction was accounted for as a business combination, as such the Company used the acquisition method of accounting. The consideration paid in excess of the net assets of the acquired business was $2,259,080 and is recognized as goodwill:

Consideration
Acquisition payable	$1,346,800
Common shares	880,058
Notes payable	732,000
Total consideration	$2,958,858

Fair value of Net assets acquired
Fixed assets (Note 12)	891,143
Licenses (Note 11)	404,040
Total assets	$1,295,183
Current liabilities	(128,887)
Net assets acquired	$1,166,296
Less NCI portion of net assets	(466,518)
Fair value of net assets acquired	699,778
Goodwill	$2,259,080

As part of the above acquisition, the Company acquired a note payable. The note payable was non-interest bearing and had no terms of repayment. Subsequent to June 30, 2019, the Company settled the $732,000 note payable through the issuance of 60,000 common shares.

A continuity of acquisition payable is as follows:

Balance, June 30, 2018 and December 15, 2017	$-
Additions, May 24, 2019	1,346,800
Foreign exchange gain	(38,100)
Balance, June 30, 2019	$1,308,700

F-72

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

6. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

Bonhomie

During the year ended June 30, 2018, the Company acquired 100% of the issued and outstanding shares of Bonhomie for $100. At the time, Bonhomie held a 51% controlling interest in SAP Global.

At the date of the Company’s acquisition of Bonhomie, the net assets were acquired in exchange for the Company settling the liabilities related to the assets acquired. Accordingly, at the date of the Company’s acquisition of Bonhomie, SAP Global was considered to have net identifiable assets of $nil.

Fair value of net assets acquired
Equipment	$365,472
Leasehold Improvements	208,556
Total assets	$574,028
Current liabilities	(574,028)
Net assets acquired	$-

On July 19, 2018, the Company increased its ownership in SAP Global from 51% to 80% for no additional consideration.

7. INVESTMENT IN GSRX INDUSTRIES INC. (“GSRX”)

GSRX Industries Inc.

On April 1, 2019 the Company entered into an agreement to acquire 19.9% equity stake in GSRX, a company which owns and operates cannabis dispensaries. Pursuant to the terms of the acquisition, GSRX Industries Inc. issued 11,666,998 common shares to Chemesis. GSRX has also granted a pre-emptive right to maintain such ownership percentage. In exchange, the Company issued 729,187 common shares, which are subject to hold periods of up to 36 months. At the time of acquisition, the Company had no board members or management on the Board of Directors of GSRX.

Balance, June 30, 2018	$-
Share exchange	17,144,062
Unrealized loss on investment in GSRX	(2,646,285)
Balance, June 30, 2019	$14,497,777

On August 29, 2019, the Company acquired 42,634,124 common shares of GSRX in exchange for 1,488,071 common shares of the Company for a total fair value of $8,437,363. Immediately after the transaction the Company held a 66.29% common share interest and in GSRX. On November 7, 2019, the Company acquired a 100% of the preferred shares in exchange for 400,000 common shares of the Company. The acquisition of GSRX will be accounted for as a business combination.

F-73

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

6. INVESTMENT IN GSRX INDUSTRIES INC. (“GSRX”) (CONTINUED)

GSRX Industries Inc. (continued)

Acquisition of GSRX on August 29, 2019 is as follows:

Cost of transaction
Initial investment of 729,187 common shares	$4,189,550
Investment of 1,488,071 common shares of the Company	8,437,363
Total consideration	$12,626,913

Fair value of Net assets acquired
Cash	$2,061,494
Accounts receivable	29,079
Prepaid expenses	267,836
Inventory	619,936
Deposits	1,457,310
Equipment	455,234
Land	467,131
Buildings	1,286,402
Leasehold improvements	814,956
Right of use asset	2,959,466
Patent application costs	2,586,842
Construction in progress	1,212,598
Marketable securities	93,151
Investment in Chemesis	5,906,418
Total assets	$20,217,853

Current liabilities	$1,143,535
Lease liabilities	2,959,467
Total liabilities	$4,103,002

Net assets acquired	16,114,851
Less: NCI portion	$(5,432,316)
Company’s share of net assets acquired	10,682,535
Goodwill	$1,944,378

At acquisition, GSRX held 729,187 common shares of the Company with a fair value of $5,906,418. The Company’s investment in GSRX consists of 11,666,998 GSRX shares with a fair value of $4,189,550 as of August 29, 2019. The final issuance on August 29, 2019 of 1,488,071 common shares with a fair value of $8,437,363, which are to be released in equal tranches every six months, starting six months from grant date. The fair value of the 1,488,071 common shares was determined using a DLOM model, which discounts time-released common shares at rates between 20%-35%. In connection with the issuance of 1,488,071 common shares, a finder’s fee of $99,450 was paid.

F-74

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

5. GOODWILL, ACQUISITIONS AND ACQUISITIONS PAYABLE (CONTINUED)

GSRX Industries Inc. (continued)

On November 7, 2019, the Company issued 400,000 common shares with a fair value of $1,840,000 to acquire all of the preferred shares of GSRX.

Measurement period

The fair values of assets and liabilities as at acquisition date are still within the measurement period as defined in IFRS 3. As such, these values are subject to change.

8. EXPLORATION AND EVALUATION ASSETS AND PLAN OF ARRANGEMENT

Through its previously wholly owned subsidiary, Canadian Mining of Arizona Inc. (“CMAI”), the Company held mineral claims in Yavapai County, Arizona, United States.

On February 1, 2019 the Company completed plan of arrangement agreement with IMC International Mining Corp. (“IMC”) pursuant to which the Company spun out its mineral claims into IMC through a Plan of Arrangement under the Business Corporations Act. Upon completion of the Arrangement, IMC owned 100% of the mineral claims. As a result of the Arrangement, Chemesis Shareholders received one-two hundredth of one IMC Common Share for every one Chemesis common share held as of December 9, 2018, and own all of the outstanding IMC Common Shares, post-Arrangement.

A summary of the capitalized exploration and evaluation assets for the year ended June 30, 2019 and period ended June 30, 2018, are as follows:

Balance, June 30, 2018 and December 15, 2017	$-
Additions during the period:
Acquisition costs	108,881
Claim fees	4,438
Completion of plan of arrangement	(113,319)
Balance at June 30, 2019	$-

9. BIOLOGICAL ASSETS

Biological assets consist of cannabis plants and are summarized as at June 30 as follows:

	2019	2018

Biological assets, beginning	$-	$-
Allocated direct costs	1,038,732	-
Net increase in fair value less costs to sell due to biological transformation	219,996	-
Effects of foreign exchange rates	(13,790)	-
Biological assets, end	$1,244,938	$-

Biological assets are valued in accordance with IAS 41 and are presented at their fair values less costs to sell up to the point of harvest. The Company’s biological assets are primarily cannabis clones, mother plants and flowering plants, and because there is no actively traded commodity market for plants or dried product, the valuation of these biological assets is obtained using valuation techniques where the inputs are based upon unobservable market data (Level 3).

F-75

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

9. BIOLOGICAL ASSETS (CONTINUED)

The significant assumptions used in determining the fair value of biological assets include:

Unobservable inputs	Amounts	Sensitivity
Estimated selling price of dry cannabis - varies by strain and is obtained through listed selling prices or estimated selling prices if historical results are not available.	$81.25 per dry ounce (2018 - $nil).	A slight increase in the estimated selling price per strain would result in a significant increase in fair value, and vice versa.

Estimated yield per plant - varies by strain and is obtained through historical growing results (6 month trailing average) or grower estimate if historical results are not available.	3.5oz per flowering cannabis plant (2018 – nil).	A slight increase in the estimated yield per plant would result in a significant increase in fair value, and vice versa.

Stage of cannabis plant within its life cycle.	12 - 15 weeks (2018 – nil weeks)	A slight increase in the estimated stage in the life cycle would result in a slight increase in fair value, and vice versa.

Selling costs - are estimated based on the salaries paid to marketing and inventory personnel.	$nil/oz (2018 - $nil)	A slight decrease in the estimated selling costs would result in a slight increase in fair value, and vice versa.

The Company estimates the average grow cycle of plants up to the point of harvest is approximately thirteen weeks.

The Company's estimates are, by their nature, subject to change and differences from the anticipated yield will be reflected the gain or loss on biological assets in future periods.

10. INVENTORY

As at June 30, 2019, the Company’s inventory balance consists of raw and finished goods. During the year ended June 30, 2019, the Company expensed $7,207,949 (2018 - $nil) of inventory included within cost of goods sold.

Included in inventory at June 30, 2019 was $nil (2018 - $nil) in fair value of biological assets. The Company realized $nil fair value biological asset adjustments through cost of goods sold during the year ended June 30, 2019 (2018 - $nil).

As at June 30, the Company’s inventory comprised the following:

	2019	2018

Raw materials and supplies	$428,770	$-
Finished goods	401,231	-
Total	$830,001	$-

F-76

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

11. INTANGIBLE ASSETS

Cost	License Rights
Balance, June 30, 2018 and December 15, 2017	$-
Additions	3,793,620
Impairment	(637,059)
Balance, June 30, 2019	$3,156,561
Accumulated amortization
Balance, June 30, 2018 and December 15, 2017	$-
Additions	614,619
Balance, June 30, 2019	$614,619
Net, June 30, 2018 and December 15, 2017	$-
Net, June 30, 2019	$2,541,942

The Company’s license rights are summarized as follows:

SAP Brand rights

On July 20, 2018, the Company issued 66,464 common shares measured at a fair value of $5.50 per common share for a fair value of $255,886 pursuant to an acquisition of licensed rights from SAP. Further, the Company paid $110,000 cash. Such rights include the brand name, trade name, and trademarks together with all of the patents, patent applications, and inventions. These licenses are amortized over the estimated useful life of 5 years.

Rapid Dose Therapeutics Inc. (“RDT”)

On October 12, 2018, the Company acquired the license rights from RDT, a Canadian bio-technology company which provides proprietary drug delivery technologies. RDT’s QuickStrip is an oral fast-dissolving drug delivery system. Under the terms of the agreement, the Company received rights to produce, distribute, and sell QuickStrip products, with rights for cannabis markets in California. Total consideration was $318,010, paid by $130,570 in cash and 17,356 common shares with a fair value per share of $10.80 for a total share fair value of $187,440. This license is amortized over the estimated useful life of 5 years.

Da Grassy High Inc.

On November 14, 2018, Chemesis entered a multi-year licensing deal with Da Grassy High Inc., Kevin Smith and Jason Mewes (“Jay and Silent Bob”) for the development and promotion of cannabis products in the US. The Company paid an initial fee of USD$50,000 on signing and three payments of USD$25,000 on each of the three-month anniversaries of signing. In addition, the Company issued common shares worth USD$400,000 on signing and USD$150,000 in stock on each annual anniversary. Additional payments for up to a total of USD$600,000 in stock may be payable on the date certain states in the USA legalize marijuana. All shares are based on the 5-day volume-weighted average prices on the date the shares become payable. The Company will owe a 12% royalty on sales related to the Jay and Silent Bob brand with a minimum royalty of USD$120,000 each year of the license term. As of June 30, 2019, the Company has paid a cash total of $214,315 and issued shares valued at $422,745 capitalized as intangible assets. The agreement was terminated during the year, and as such an impairment charge to intangible assets of $637,059 was charged during the year (2018 - $nil).

Kieley Growth Management License

On May 24, 2019, the Company acquired a 60% interest in Kieley, who held a Type-6 Cannabis Processing License as issued by the California Department of Health. This license had a value of $404,040 and is amortized over one year.

F-77

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

11. INTANGIBLE ASSETS (CONTINUED)

Natural Ventures License

On November 30, 2018, the Company acquired Natural Ventures which holds a cultivation license and a cannabis manufacturing license. These licenses had a fair value of $1,662,625 and have a useful life of one year.

Desert Zen License

On August 21, 2018, the Company acquired Desert Zen, which holds licenses issued by the California Department of Health. The licenses had a fair value of $230,000 on acquisition and are amortized over one year.

La Finca License

The Company holds a research and development license in Colombia with a fair value of $100,000. This license has a useful life of one year.

12. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

	Machinery and Equipment	Leasehold improvements	Total
Cost
Balance, December 15, 2017	$-	$-	$-
Additions	787,905	1,552,595	2,340,500
Write-down	(130,034)	-	(130,034)
Balance, June 30, 2018	$657,871	$1,552,595	$2,210,466
Additions	4,621,929	657,982	5,279,911
Effects of changes in foreign exchange	(7,191)	(56,926)	(64,117)
Balance, June 30, 2019	$5,272,609	$2,153,651	$7,426,260
Depreciation
Balance, December 15, 2017	$-	$-	$-
Additions	119	-	119
Balance, June 30, 2018	$119	$-	$119
Additions	228,614	140,012	368,626
Balance, June 30, 2019	$228,733	$140,012	$368,745
Net December 15, 2017	$-	$-	$-
June 30, 2018	$657,752	$1,552,595	$2,210,347
June 30, 2019	$5,043,876	$2,013,639	$7,057,515

During the year ended June 30, 2019, the Company issued 27,146 common shares with a fair value of $15.90 per share for a total fair value of $431,613 in exchange for equipment.

On June 19, 2019, the Company issued 55,389 common shares with a fair value of $20.40 per share for total fair value of $1,129,927 for equipment which was in transit as at June 30, 2019. This is included in equipment additions. No amortization was taken on these as this equipment was not in use as of June 30, 2019.

During the year ended June 30, 2018, the Company wrote-off equipment totalling $130,034 due to a change in regulations resulting in the equipment no longer usable in operations.

F-78

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

13. NOTES PAYABLE

As at June 30, 2019, the Company:

i)	Held a note payable with a balance of $106,366 (USD $81,238) as at June 30, 2019 (2018 - $nil) due to an arm’s length party and has a maturity date of June 2020. This loan has an interest rate of 8% per annum, and is repayable in monthly blended payments of USD $6,788; and

ii)	As part of the acquisition of Kieley Growth (Note 6), the Company acquired a note payable, which was non-interest bearing and had no terms of repayment. Subsequent to June 30, 2019, the Company settled the $732,000 note payable through the issuance of 60,000 common shares (Note 26) .

The notes are note secured against the capital or assets of the Company.

14. CONVERTIBLE DEBT

During the year ended June 30, 2019, the Company completed two tranches of convertible debt financing for total gross proceeds of $3,500,000. The first tranche of $2,000,000 closed on December 4, 2018 and the final tranche of $1,500,000 closed on December 20, 2018. The convertible debentures bear interest at a rate of 8% per year and mature two years from the closing date. The convertible debentures are unsecured and are convertible, at the option of the holder, into common shares of the Company at a price of $12.50 per common share.

The Company has the right to repay and cancel the convertible debentures at any time prior to the maturity date at a price equal to 105% of the principal amount of the convertible debentures then outstanding plus accrued and unpaid interest thereon. In addition, the Company has the right to compel the conversion of the convertible debentures in the event that the daily volume weighted average trading price of the common shares exceeds $25.00 per common share for 10 consecutive trading days.

In addition, the Company granted one common share purchase warrant for each common share underlying the convertible debentures for a total of 280,000 warrants. Each warrant is exercisable into one common share at an exercise price of $15.00 for a period of 24 months.

The convertible debentures are accounted for as compound financial instruments, consisting of a debt instrument, an equity conversion feature and warrant. The debt instrument was fair valued using a discount rate of 15% and are carried at amortized cost. The excess of the proceeds over the value assigned to the debt instrument was proportionately allocated to the equity component of the convertible debentures and the warrant. The following table summarizes the Company’s convertible debentures:

Balance, June 30, 2018 and December 15, 2017	$-
Proceeds on issuance of convertible debt	3,500,000
Allocation to equity component	(244,000)
Allocation to warrant component	(186,057)
Interest accrual	272,798
Balance, June 30, 2019	$3,342,741

Equity component of convertible debt
Balance, June 30, 2018 and December 15, 2017	$-
Balance, June 30, 2019	$244,000

F-79

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

15. AMOUNTS RECEIVABLE

Amounts receivable as at June 30, 2019 and 2018 consist of:

	June 30, 2019	June 30, 2018

Trade receivable	$2,378,904	$-
GST	13,655	-
Balance at June 30, 2019	$2,392,559	$-

16. SHAREHOLDERS’ EQUITY

16.1 Authorized share capital

Unlimited number of common shares with no par value.

Effective July 17, 2018, the Company completed a share consolidation of its share capital on the basis of two existing common shares for one new common share. Effective December 20, 2019, the Company completed a share consolidation of its share capital on the basis of ten existing common shares for one new common share. All common share and per share amounts in these consolidated financial statements are retroactively presented on a post-share consolidation basis, including the number and exercise price of all share options and warrants.

16.2 Issued share capital

Shares issued and outstanding as at June 30, 2019 are 9,216,353 common shares. As at June 30, 2019, the Company had 40,339 common shares in escrow, to be released September 18, 2019.

During the period ended June 30, 2018, the Company issued common shares for cash proceeds of $3,800,000.

During the year ended June 30, 2019, the following non-cash share transactions occurred:

Date	Number of shares	Fair value per share	Total fair value	Purpose

Asset Acquisitions
July 20, 2018	66,464	$3.90	$255,886	SAP license rights (Note 11)
November 21, 2018	28,250	11.20	316,400	Da Grassy High Inc. license acquisition (Note 11)
January 8. 2019	17,356	10.80	187,440	Rapid Dose license (Note 11)
January 11, 2019	748,000	13.80	7,225,680	La Finca acquisition (Note 6)
February 26, 2019	10,124	19.40	106,345	Da Grassy High Inc. license acquisition (Note 11)
April 15, 2019	27,146	15.90	431,613	Equipment acquisition (Note 12)
June 18, 2019	55,389	20.40	1,129,927	Equipment acquisition (Note 12)
	952,729	$10.10	$9,653,291

F-80

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

16. SHAREHOLDERS’ EQUITY (CONTINUED)

16.2 Issued share capital (continued)

Date	Number of shares	Fair value per share	Total fair value	Purpose
Business acquisitions (Note 6)
November 30, 2018	223,525	8.40	1,877,607	Natural Ventures acquisition
August 21, 2018	65,250	7.50	342,563	Desert Zen acquisition
May 17, 2019	67,231	13.10	880,058	Kieley acquisition
	356,006	$8.70	$3,100,228

The value of these shares was discounted based on the respective release schedules of the shares issued (Note 6).

Other non-cash share transactions

July 17, 2018	1,604,008	$6.10	$9,784,446	Reverse take over (Note 5)
April 12, 2019	410,448	$14.20	$5,861,191	Debt extinguishment (Note 6)
April 1, 2019	729,187	$23.50	$17,144,062	Investment in GSRX (Note 7)

The company issued shares pursuant to consulting agreements as follows:

Date	Number of shares	Fair value per share	Total fair value
August 21, 2018	6,525	$7.50	$48,938
August 24, 2018	30,000	8.40	252,000
September 20, 2018	2,202	17.70	38,979
October 9, 2018	3,293	16.70	55,000
November 8, 2018	1,503	17.40	26,145
June 18, 2019	10,363	20.30	210,375
	53,887	$11.70	$631,437

The Company issued shares pursuant to options exercised as follows:

Date	Number of shares	Strike price	Total proceeds
October 2, 2018	5,000	$11.00	$55,000
December 14, 2018	2,750	10.00	27,500
December 20, 2018	4,000	10.00	40,000
January 23, 2019	6,500	10.00	65,000
February 19, 2019	5,000	11.00	55,000
March 6, 2019	10,000	10.00	100,000
May 8, 2019	5,000	11.00	55,000
	38,250	$10.40	$397,500

Upon exercise of options, the Company reallocated $121,437 in contributed surplus to share capital.

F-81

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

16. SHAREHOLDERS’ EQUITY (CONTINUED)

16.2 Issued share capital (continued)

The Company issued shares pursuant to warrants exercised as follows:

Date	Number of shares	Strike price	Total proceeds
February 27, 2019	10,000	$20.00	$200,000
March 6, 2019	12,000	20.00	240,000
March 6, 2019	23,200	20.00	464,000
April 25, 2019	2,200	20.00	44,000
May 8, 2019	1,000	20.00	20,000
	48,400	$20.00	$968,000

Upon exercise of warrants, the Company reallocated $58,661 in contributed surplus to share capital.

The Company completed private placements as follows:

Date	Party (if applicable)	Shares #	Price per share	Shares $	Share issuance costs	Net proceeds
December 20, 2018	Alumina Partners Ltd. (note 21)	31,250	$8.00	$250,000	$-	$250,000
January 16, 2019	Alumina Partners Ltd.	38,462	13.00	500,000	-	500,000
March 1, 2019	Non-brokered	150,000	18.40	2,760,000	-	2,760,000
April 15, 2019 – June 13 2019	Non-brokered	112,162	18.70	2,101,999	-	2,101,999
June 21, 2019	Non-brokered	10,811	18.50	200,000	-	200,000
Share issuance costs		-	-	-	(377,294)	(377,294)
		342,684	$17.00	$5,811,999	$(377,294)	$5,434,705

F-82

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

16. SHAREHOLDERS’ EQUITY (CONTINUED)

16.3 Warrants

In connection with the convertible debt agreements entered into during the year ended June 30, 2019, the Company issued one common share purchase warrant (“Warrants”) for each common share underlying the Convertible Debentures for a total of 280,000 warrants. Each Warrant will be exercisable into one Common Share at an exercise price of $15.00 for a period of 24 months.

As of June 30, 2019, the following warrants were outstanding:

	Warrants	Exercise Price
June 30, 2018 and December 15, 2017	-	$-
Acquisition of Chemesis (Note 5)	439,947	20.00
Issued	561,874	19.40
Exercised	(48,400)	20.00
June 30, 2019	953,421	$19.70

Expiry date	Warrants	Exercise Price

August 4, 2019	391,547	$20.00
December 4, 2020	160,000	15.00
December 21, 2020	120,000	15.00
January 21, 2024	38,462	24.50
March 1, 2024	150,000	25.00
December 20, 2023	31,250	15.00
May 30, 2024	37,838	25.00
May 30, 2024	18,919	25.00
June 13, 2024	5,405	25.00
Balance, June 30, 2019	953,421	$19.70

At June 30, 2019, the weighted-average remaining life of the outstanding warrants was 1.85 years (2018 – nil). There were no warrants outstanding as at June 30, 2018.

16.4 Options and share-based compensation

The Company has adopted a stock option plan whereby up to 10% of the outstanding shares of the Company as of the date of grant have been reserved for the grant and issuance to its employees, officers, directors and consultants. Under the plan, the exercise price of an option may not be set at less than the minimum price permitted by the CSE. The aggregate number of options granted to any one individual during any 12-month period may not exceed 5% of the issued shares of the Company, or 2% in the case of consultants and investor relations representatives. The stock option plan provides for full vesting of the stock options on the date of approval of the options by the appropriate regulatory authority. Stock options granted to any person engaged in investor relations activities will vest over a period of not less than 12 months with no more than 25% of the stock options vesting in any three-month period. The exercise price of any stock options granted under the plan shall be determined by the Board but may not be less than the market price of the common shares on the Exchange on the date of grant (less any discount permissible under Exchange rules). The term of any stock options granted under the plan shall be determined by the Board at the time of grant but may not exceed ten years.

During the year ended June 30, 2019, 685,000 options were issued (2018 – nil). Total share-based payments recognized for the fair value of share options granted, vested and approved by the shareholders during the year ended June 30, 2019 was $4,539,342 (2018 - $nil).

F-83

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

16. SHAREHOLDERS’ EQUITY (CONTINUED)

16.4 Options and share-based compensation (continued)

The fair value of the share options granted was estimated on the date of grant using the Black-Scholes Pricing Model with the following weighted average assumptions:

	Year ended June 30, 2019	Period from incorporation to June 30, 2018
Strike price	$12.80	-
Risk free interest rate	2.00%	-
Expected option life (years)	4.87 years	-
Expected stock price volatility	110%	-
Dividend payments during life of option	Nil	-
Expected forfeiture rate	Nil	-

Option pricing models require the input of highly speculative assumptions, including the expected future price volatility of a company’s shares. Expected volatility has been estimated based on historical volatility. Changes in these assumptions can materially affect the fair value estimate and, therefore, existing models do not necessarily provide a reliable single measure of the fair value of the Company’s share options.

The following stock options issued under the employee stock option plan were outstanding:

	Options	Exercise price
June 30, 2018 and December 15, 2017	-	-
Acquisition of Chemesis (Note 5)	65,000	7.80
Granted	685,000	12.70
Cancelled	(40,750)	10.10
Exercised	(38,250)	10.40
June 30, 2019	671,000	12.50
June 30, 2019 – exercisable	651,000	12.40

At June 30, 2019, the weighted average remaining life of the outstanding options was 3.90 years (2018 - nil).

		Outstanding and exercisable
Expiry date	Options	Exercise price	Remaining contractual life (years)
September 18, 2019	5,000	$10.00	0.22
June 9, 2022	35,000	5.00	2.95
August 18, 2022	12,500	11.00	3.14
July 22, 2023	428,500	10.00	4.06
September 27, 2023	20,000	17.40	4.25
November 6, 2023	30,000	14.00	4.36
March 12, 2024	50,000	21.30	4.70
March 25, 2024	10,000	20.90	4.74
March 29, 2024	50,000	21.60	4.75
April 26 2021	10,000	20.40	1.82
May 23 2024	20,000	21.10	4.90
Balance, June 30, 2019	671,000	$12.50	3.90

F-84

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

17. RELATED PARTY TRANSACTIONS AND BALANCES

Key management personnel are the directors and officers of the Company. Management compensation transactions for the year ended June 30, 2019 and period ended June 30, 2018 is summarized as follows:

	June 30, 2019	`	June 30, 2018

Management fees	$424,473		$-
Share-based payments	2,032,955		-
Total	$2,457,428		$-

As at June 30, 2019, $52,949 (2018 - $nil) is owed to directors and officers of the Company for unpaid fees.

During the year ended June 30, 2019, the Company paid $164,472 (2018 - $nil) included in management fees to the CEO and Director of the Company pursuant to CEO and Director services provided. The Company also granted 50,000 options measured at a fair value of $238,721 recorded within share-based payments.

During the year ended June 30, 2019, the Company paid $22,500 (2018 - $nil) included in management fees to the previous CFO of the Company pursuant to CFO services provided. The Company also granted 25,000 options measured at a fair value of $99,467 recorded within share-based payments.

During the year ended June 30, 2019, the Company paid $137,500 (2018 - $nil) included in management fees to a Director of the Company pursuant to Director services provided. The Company also granted 70,000 options measured at a fair value of $278,508 recorded within share-based payments.

During the year ended June 30, 2019, the Company paid $37,500 (2018 - $nil) included in consulting fees to the Corporate Secretary and Director and of the Company pursuant to Corporate Secretary and Director services provided. The Company also granted 50,000 options measured at a fair value of value of $198,934 recorded within share-based payments.

During the year ended June 30, 2019, the Company paid $100,000 (2018 - $nil) included in management fees to the current CFO of the Company pursuant to CFO services provided. The Company also granted 20,000 options measured at a fair value of $345,698 recorded within share-based payments.

During the year ended June 30, 2019, the Company granted 25,000 options to a previous Director of the Company measured at a fair value of $99,467 recorded within share-based payments.

During the year ended June 30, 2019, the Company granted 50,000 options to a previous Director of the Company measured at a fair value of $542,320 recorded within share-based payments.

On December 4, 2018, a Director loaned the Company $1,000,000 included within convertible debentures (Note 13). Interest expense of $46,022 was recorded during the year ended June 30, 2019 (2018 - $nil)

F-85

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

18. NON-CASH INVESTING AND FINANCING ACTIVITIES

Non-cash investing and financing activities are as follows:

	Year ended June 30, 2019	Period from incorporation to June 30, 2018

INVESTING ACTIVITIES:
Shares issued to purchase equipment	$431,613	$-
Shares issued for equipment in transit	$1,129,927	$-
Shares issued for licenses	$866,071	$-

FINANCING ACTIVITIES:
Spin out of exploration and evaluation assets (Note 8)	$113,319	$-

See also the following for further non-cash note disclosures:

i)	Listing expense (Note 5)
ii)	Acquisition of SAP Global (Note 6)
iii)	Acquisition of Bonhomie (Note 6)
iv)	Acquisition of Kieley (Note 6)
v)	Acquisition of Desert Zen (Note 6)
vi)	Shares for debt (Note 6)
vii)	Investment in GSRX (Note 7)

19. COMMITMENTS

On November 1, 2017, SAP Global entered into a 36-month lease agreement to rent commercial space for the Company’s production facility in Cathedral City, California, USA. The remaining lease obligation at June 30, 2019 is approximately $526,000.

The Company holds a 5-year lease agreement in Caguas, Puerto Rico with remaining lease obligations as at June 30, 2019 of $1,250,000.

The Company holds a 2-year lease agreement in Bogota, Columbia with remaining lease obligations as at June 30, 2019 of $479,000.

F-86

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

20. RISK MANAGEMENT

20.1 Financial risk management

The Company may be exposed to risks of varying degrees of significance which could affect its ability to achieve its strategic objectives. The main objectives of the Company’s risk management processes are to ensure that risks are properly identified and that the capital base is adequate in relation to those risks. The principal risks to which the Company is exposed are described below.

a. Capital risk

The Company manages its capital to ensure that there are adequate capital resources for the Company to maintain operations. The capital structure of the Company consists of cash and share capital.

b. Credit risk

Credit risk is the risk that a counter party will be unable to pay any amounts owed to the Company. Management’s assessment of the Company’s exposure to credit risk is low.

c. Liquidity risk

Liquidity risk is the risk that the Company is not able to meet its financial obligations as they fall due. As at June 30, 2019, the Company’s working capital is $204,230 (2018 - $874,240) and it has a long-term convertible debenture of $3,342,741 (2018 - $nil). The Company may seek additional financing through debt or equity offerings, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at June 30, 2019, the Company had cash of $641,583 (2018 - $1,030,284), accounts payable and accrued liabilities of $2,477,662 (2018 - $206,642) (due in 90 days), notes payable of $838,366 (2018 - $nil), excise tax payable of $11,162 (2018 - $nil) (due in 90 days), acquisition payable of $1,308,700 (2018 - $nil), and convertible debt (due in two years) of $3,342,741 (2018 - $nil).

d. Market risk

Market risk incorporates a range of risks. Movements in risk factors, such as market price risk and currency risk, affect the fair values of financial assets and liabilities. The Company does not have a practice of trading derivatives

Foreign currency risk

The Company’s foreign exchange risk arises from transactions denominated in other currencies.

20.2 Fair values

The carrying values of cash and accounts payable and accrued liabilities approximate their fair values due to their short-term to maturity.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Quoted prices in markets that are not active, or inputs that are not observable, either directly or indirectly, for substantially the full term of the asset or liability.

F-87

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

20. RISK MANAGEMENT (CONTINUED)

20.2 Fair values (continued)

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

At June 30, 2019 and June 30, 2018, cash is measured using Level 1 inputs. At June 30, 2019, the Company held $14,497,777 (June 30, 2018 - $nil) in investments measured at Level 1. During the year ended June 30, 2019 and 2017, there were no transfers between Level 1 and Level 2 fair value measurements and there were no transfers in and out of Level 3 fair value measurements.

21. MANAGEMENT OF CAPITAL

The Company defines the capital that it manages as its cash and share capital.

The Company’s objective when managing capital is to maintain corporate and administrative functions necessary to support the Company’s operations and corporate functions; and to seek out and acquire new projects of merit.

The Company manages its capital structure in a manner that provides sufficient funding for operational and capital expenditure activities. Funds are secured, when necessary, through debt funding or equity capital raised by means of private placements. There can be no assurances that the Company will be able to obtain debt or equity capital in the case of working capital deficits.

The Company has a draw-down equity financing agreement of up to $25,000,000 with Alumina Partners, LLC which may be converted into shares of the Company. As of June 30, 2019, the Company has drawn down $750,000 on the equity financing arrangement. The Company is not currently subject to any externally imposed capital requirements.

On March 1, 2019 the Company entered into a $10,000,000 share subscription agreement with Global Emerging Markets (“GEM”). The agreement provides that the Company may, at any time while the agreement is in effect, deliver a draw-down notice to GEM specifying the number of common shares for which GEM will then have an obligation to subscribe up to a maximum of $10,000,000. As of June 30, 2019, the Company drawn down $778,000 on this equity financing arrangement.

22. EQUITY FUNDING FACILITIES

On August 8, 2018, the Company entered into an equity financing agreement for up to $25,000,000, with Alumina Partners, LLC, a New York-based private equity firm.

The agreement details the purchase of up to $25,000,000 of units of the Company, consisting of one common share and one common share purchase warrant, at discounts ranging from 15% to 25% of the market price of the Company’s shares, with each equity financing occurring exclusively at the option of the Company, throughout the 24-month term of the agreement. The exercise price of the warrants will be at a 50% premium over the market price of the shares at the date of any funding loaned. There are no upfront fees or interest associated with the use of this financing. As of June 30, 2019, the Company has drawn down $750,000 on the equity financing arrangement.

F-88

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

22. EQUITY FUNDING FACILITIES (CONTINUED)

On March 1, 2019 the Company entered into a $10,000,000 share subscription agreement with Global Emerging Markets (“GEM”). The agreement provides that the Company may, at any time while the agreement is in effect, deliver a draw-down notice to GEM specify the number of common shares for which GEM will then have an obligation to subscribe up to a maximum of $10,000,000. As of June 30, 2019, the Company drawn down $778,000 on this equity financing arrangement.

23. SEGMENTED REPORTING

The Company currently has four operating segments and generates external revenues from the sale of cannabis products. The operating segments have been disclosed by geographical region as follows:

	Assets $	Revenue $	Profit (loss) $
Canada - Corporate	24,989,600	-	(34,511,271)
United States - California	7,096,288	7,161,025	(2,712,968)
United States - Puerto Rico	1,546,325	2,150,094	(657,446)
Colombia	90,846	-	(201,073)
	33,723,059	9,311,119	(38,082,758)

As at June 30, 2019, the assets held in Canada include $4,390,323 of goodwill (Note 6) (2018 - $nil).

24. INCOME TAXES

A reconciliation of income taxes at statutory rates is as follows:

	June30, 2019 $	June 30, 2018 $
Net loss for the year	(38,082,758)	(665,444)
Expected tax recovery at a combined federal and provincial rate of 26.0% (2017 - 26.0%)	(9,901,000)	(173,000)
Change in statutory, foreign tax, foreign exchange rates and other	122,000	-
Permanent differences	4,853,000	-
Share issue costs	(55,000)	-
Adjustment to prior years provision versus statutory tax returns and expiry of non-capital losses	(1,340,000)
Changes in unrecognized deductible temporary differences	6,454,000	173,000
Total income tax expense	$133,000	$-

Current income taxes	133,000	-
Deferred income taxes	-	-
Total income tax expense	133,000	-

As at June 30, 2019, the Company had $133,000 (2018 - $nil) of U.S. income taxes payable.

F-89

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

24. INCOME TAXES (CONTINUED)

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of the product for US tax purposes. Although proper deductions for cost of goods sold are generally allowed to determine gross income, the scope of such items has been the subject of debate, and deductions for significant costs may not be permitted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses. Thus, the operations of the Company's US subsidiaries may be subject to United States federal tax, without the benefit of certain deductions or credits.

Significant components of the Company’s deferred income tax assets and liabilities are as follows:

	June 30, 2019 $	June 30, 2018 $
Deferred tax assets (liabilities)	$	-
Share issue costs	305,000	-
Investment in GSRX	357,000	-
Debt with accretion	54,000	-
Leasehold improvements	39,000	-
Allowable capital losses	$40,000	-
Non-capital losses available for future period	5,832,000	173,000
	6,627,000	173,000
Unrecognized deferred tax assets	(6,627,000)	(173,000)
Net deferred tax assets	-	-

The significant components of the Company’s temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

	June 30, 2019 $	Expiry date range	June 30, 2018 $	Expiry date range
Temporary differences
Equipment	1,112,000	No expiry date	-	No expiry date
Share issue costs	317,000	2018 to 2037	-	2017 to 2036
Investment in GSRX	2,646,000	No expiry date	-	No expiry date
Leasehold improvements	138,000	2040 to 2043	-	2037 to 2040
Allowable capital losses	146,000	No expiry date	-	No expiry date
Non-capital losses available for future periods	26,031,000	2026 to indefinite	665,000	2038

The following losses are available for utilization in future years:

	June 30, 2019	Expiry date range	June 30, 2018	Expiry date range
Net operating losses
Canada	18,419,000	2037 to 2039	665,000	2038
USA - California	2,413,000	2038 to indefinite	-	-
USA - Puerto Rico	4,944,000	2026 to 2029	-	-
Columbia	254,000	2029 to 2031	-	-

Tax attributes are subject to review, and potential adjustment, by tax authorities.

F-90

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

25. CONTINGENT LIABILITY

A claim has been made against the Company for USD $2 million in common shares to be issued pursuant to an asset purchase agreement. The Company has retained legal counsel and estimates the range of outcomes to be $nil up to 35,500 common shares of the Company. The Company believes this claim to be without merit, and as such, no amounts were accrued as at June 30, 2019.

26. SUBSEQUENT EVENTS

Subsequent to June 30, 2019:

a)	On August 14, 2019, the Company settled a $732,000 note payable through the issuance of 60,000 common shares.

b)	On August 28, 2019, the acquired 42,634,124 common shares of GSRX through the issuance of 1,488,071 common shares (Note 7).

c)

On September 9, 2019, Natural Ventures entered into an acquisition agreement to operate three dispensaries in Puerto Rico for total payments of USD $1,200,000, due in monthly installments of USD $50,000. The agreement is subject to the Company successfully transferring the licenses into its name. This requires approval from the Puerto Rico Department of Health, and as such, the acquisition of the licenses is subject to this being completed.

d)

On September 9, 2019, the Company completed a convertible debt financing for total gross proceeds of USD$1,100,000. The convertible debentures bear interest at a rate of 8% per year and matures two years from the closing date. The convertible debentures are unsecured and are convertible, at the option of the holder, into common shares of the Company at a price of $12.50 per unit. Each unit consists of one common share and one warrant, which is exercisable into one common share at an exercise price of $15.00 for a period of 24 months. $91,994 was allocated to the equity component of convertible debentures.

The 2019 Debentures carry a derivative liability whereby the number of shares is fixed to the US dollar.

The Company has the right to repay and cancel convertible debentures at any time prior to the maturity date at a price equal to 105% of the principal amount of the convertible debentures then outstanding plus accrued and unpaid interest thereon. In addition, the Company has the right to compel the conversion of the convertible debentures in the event that the daily volume weighted average trading price of the common shares exceeds $25.00 per common share for 10 consecutive trading days. The debentures contain a derivative liability whereby the number of shares is fixed to the US dollar. The Company does not remeasure this liability due to its immaterial effect on the consolidated financial statements.

e)

On January 14, 2020, The Company granted 2,295,000 stock options to directors, officers and consultants of the Company under its share-based compensation plan. The options are exercisable at a price of $0.90 per common share, for a five-year term.

F-91

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

26. SUBSEQUENT EVENTS (CONTINUED)

f)

On January 23, 2020, the Company closed a private placement of 16,393,444 units of the Company (the “Units”) at price of $0.305 per Unit. Each Unit is comprised of one common share and one common share purchase warrant (each, a “Warrant”). Each Warrant is exercisable for one common share at a price of $0.405 for a period of 24 months. Of the total proceeds of $5,000,000, the Company:

i)	Received $3,274,427 in cash proceeds;
ii)	Settled $1,141,556 owed under a convertible debt held by a director of the Company and $344,275 other convertible debentures through the issuance of Units; and
iii)	Settled $239,742 in accounts payable owing to a director of the Company through the issuance of Units

The Company also settled and discharged an aggregate total indebtedness of $399,135, on the following basis:

i)

$284,444 owed under a convertible debenture repaid through the issuance of 406,348 units of the Company (the “Debt Settlement Units”), with each Debt Settlement Unit being comprised of one common share and one common share purchase warrant (the “Debt Settlement Warrants”). Each Debt Settlement Warrant is exercisable for one common share at a price of $0.70 for a period of 24 months; and

ii)	$114,691 owed to a creditor was settled through the issuance of 163,844 Debt Settlement Units.

In addition, the Company completed a convertible debt settlement whereby it discharged a total indebtedness of $1,109,440 under certain convertible debentures through the issuance of 1,232,711 units of the Company (the “Debt Conversion Units”), with each Debt Conversion Unit being comprised of one common share and one common share purchase warrant (the “Debt Conversion Warrants”). Each Debt Conversion Warrant is exercisable for one common share at a price of $1.12 for a period of 24 months.

g)

On February 3, 2020, the Company filed an injunction against the Puerto Rico Department of Health. The Puerto Rico Superior Court found the suspension of our cultivation and manufacturing licenses (the “Licenses”) to be invalid and unconstitutional and nullified such action. As a result, the Company’s Licenses have been reinstated and all licenced activities have been resumed.

h)

On April 27, 2020, the Company and its wholly owned subsidiary, 1247262 B.C. Ltd. (“SpinCo”) have agreed to proceed with a reorganization transaction by way of a plan of arrangement under the Business Corporations Act (British Columbia) to spin out La Finca (the “Arrangement”). Upon completion of the Arrangement, La Finca will become a wholly-owned subsidiary of SpinCo and will hold a 100% interest in La Finca’s Colombian assets.

i)

On May 4, 2020, the Company entered into an option agreement with GSRX to acquire 100% of the issued and outstanding membership interests of Project 1493, LLC (“1493”). The option agreement is conditional upon the Company performing the following milestones within 15 months from the effective date of the agreement as set forth below:

i)	paying $25,000 to GSRX;
ii)	Issuance of 19,981,500 common shares of the Company subject to 36-month escrow terms; and
iii)	paying a total of $2,475,000 to GSRX to be paid in installments or in a lump sum, at the election of the Company in its sole discretion.

This Agreement is binding and enforceable between the Parties and will remain in full force and effect unless and until terminated.

F-92

Chemesis International Inc. Notes to the Consolidated Financial Statements For the years ended June 30, 2019 and 2018 (Expressed in Canadian dollars)

26. SUBSEQUENT EVENTS (CONTINUED)

Subsequent to June 30, 2019, the Company had the following share issuances:

Date	Number of shares	Fair value per share	Total fair value	Purpose
July 3, 2019	100,000	17.80	$1,780,000	SAP Global license rights (Note 11)
July 4, 2019	10,000	18.40	$184,000	Option exercise
July 12, 2019	15,750	17.10	$269,316	Rapid Dose license (Note 11)
August 14, 2019	60,000	12.20	$732,000	Debt settlement agreement (Note 6)
August 28, 2019	1,488,071	5.70	$8,437,363	The Company acquired GSRX (Note 7)
September 18, 2019	54,054	7.40	$400,000	Private placement
October 3, 2019	23,649	7.40	$175,000	Private placement
November 7, 2019	400,000	4.60	$1,840,000	Acquisition of GSRX preferred shares
December 2, 2019	30,938	1.85	$57,235	Shares issued for services

On April 21, 2020, the Company granted 2,250,000 restricted share rights to directors, officers, consultants and employees with shares becoming issuable in three months following the expiry of the restrictions.

F-93

PART III – EXHIBITS

Exhibit No.	Description

EX1A-2.1†	Notice of Articles of Chemesis International Inc.

EX1A-2.2†	Certificate of Incorporation of Canadian Zeolite Corp.

EX1A-2.3†	Certificate of Change of Name from Canadian Zeolite Corp. to Canadian Mining Company Ltd., dated February 8, 2016

EX1A-2.4†	Certificate of Change of Name from Canadian Mining Company Ltd. to Canadian Mining Corp., dated March 20, 2017

EX1A-2.5†	Certificate of Change of Name from Canadian Mining Corp. to Chemesis International Inc., dated July 16, 2018

EX1A-2.6†	Charter of Chemesis International Inc.

EX1A-4.1†	Form of Subscription Agreement

EX1A-4.2†	Form of Common Share Purchase Warrant

EX1A-4.3†	Form of Debenture Certificate

EX1A-4.4†	Form of Stock Option Agreement

EX1A-4.5*	Form of Restricted Share Agreement

EX1A-6.1†	2019 Equity Incentive Plan of Chemesis International Inc., dated May 2, 2019

EX1A-6.2†	Resolutions of the Board of Directors of Chemesis International Inc., dated January 13, 2020, Approving the Grant of Incentive Stock Options to Certain Directors, Officers, and Consultants

EX1A-6.3†	Supply Agreement, dated February 28, 2019, by and between Project 1493, LLC and Natural Ventures PR, LLC

EX1A-6.4†+	Managed Strip Services Agreement, dated October 11, 2018, by and between Chemesis International Inc. and RDT Therapeutics Inc.

EX1A-6.5†	Broker Dealer Agreement, dated April 7, 2020, by and between Chemesis International Inc. and Dalmore Group, LLC

EX1A-6.6†	Arrangement Agreement, dated April 26, 2020, by and between Chemesis International Inc. and 1247262 B.C. Ltd.

EX1A-6.7†+	Option Agreement, dated May 7, 2020, by and between Chemesis International Inc., Natural Ventures PR, LLC and GSRX Industries Inc.

EX1A-6.8†	Amended and Restated Loan Agreement, dated May 6, 2020, by and between Chemesis International Inc. and Andalucia 511, LLC

EX1A-6.9†	Executive Employment Agreement, dated April 1, 2020, by and between Chemesis International Inc. and Josh Rosenberg

EX1A-6.10†	Amendment to Executive Employment Agreement, dated April __, 2020, by and between Chemesis International Inc., Natural Ventures PR, LLC, and Edgar Montero

EX1A-6.11†	Amendment to Executive Employment Agreement, dated April __, 2020, by and between Chemesis International Inc. and Aman Parmar

EX1A-6.12†	Management Services Contract, dated September 9, 2019, by and between Caribbean Green, LLC and Natural Ventures, LLC

EX1A-6.13†	Asset Purchase Agreement, dated September 9, 2019, by and between Caribbean Green, LLC, Natural Ventures, LLC, Edgar Montero Gortarez, and Chemesis International Inc.

EX1A-6.14†	Executive Employment Agreement, dated July 2, 2019, by and between Chemesis International Inc. and Aman Parmar

EX1A-6.15†	Executive Employment Agreement, dated July 2, 2019, by and between Chemesis International Inc., Natural Ventures PR, LLC, and Edgar Montero

EX1A-6.16†	Consulting Agreement, dated September 1, 2018, by and between Chemesis International Inc. and Eli Dusenbury

EX1A-6.17†	Consulting Agreement, dated September 1, 2018, by and between Chemesis International Inc. and Brian Thurston

EX1A-6.18†+

Stock Purchase Agreement, dated May 29, 2018, by and between Canadian Mining Corp., Natural Ventures PR, LLC, Green Isle Capital LLC, Santiago R. Albanese, Kenneth S. Krans, Christopher Foster, Ricky Castro, Prime Ventures LLC, Tim Roegge, and Southern Consultants LLC

EX1A-6.19†+

Amendment to Stock Purchase Agreement, dated December 6, 2018, by and between Canadian Mining Corp., Natural Ventures PR, LLC, Green Isle Capital LLC, Santiago R. Albanese, Kenneth S. Krans, Christopher Foster, Ricky Castro, Prime Ventures LLC, Tim Roegge, and Southern Consultants LLC+

EX1A-6.20*	Reverse Merger Agreement, dated July 17, 2018, by and between Chemesis International Inc. and 1145411 B.C. Ltd.

EX1A-10.1†	Power of Attorney (included on signature page)

EX1A-11.1†	Consent of Davidson & Company LLP and De Visser Gray LLP

EX1A-12.1†	Opinion of Cassels Brock & Blackwell LLP

EX1A-14.1†	Appointment of Agent for Service of Process

____________________

† Filed herewith.

# Previously filed.

+ Schedules to these agreements are omitted and may be provided supplementally upon request.

* To be Filed by Amendment.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on May 18, 2020.

Chemesis International Inc.

By:	/s/ Edgar Montero
Name: Edgar Montero
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edgar Montero and Eli Dusenbury, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Edgar Montero	Date: May 18, 2020
Name: Edgar Montero Title: Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Eli Dusenbury	Date: May 18, 2020
Name: Eli Dusenbury Title: Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Aman Parmar	Date: May 18, 2020
Name: Aman Parmar Title: President and Chair of the Board of Directors

/s/ Brian Thurston	Date: May 18, 2020
Name: Brian Thurston Title: Director and Secretary

/s/ Mike Aujla	Date: May 18, 2020
Name: Mike Aujla Title: Director and Chair of the Audit Committee

/s/ Josh Rosenberg	Date: May 18, 2020
Name: Josh Rosenberg Title: Director

67